UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
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Cognizant Technology Solutions Corporation

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2020
Proxy
Statement
& Notice of
Annual Meeting

Proxy Guide

Frequently Requested Information

Auditor Fees	59
Board Refreshment	6
CEO Compensation Assessment	40
Clawback Policy	47
Compensation by NEO	39
Compensation Consultant	32
Compensation Mix	29
Death Benefits	57
Director Attendance	10
Director Biographies	10
Director Compensation	26
Director Diversity	6
Director Independence	6
Director Skills	8
Pay for Performance	30
Peer Group	32
Perquisites	46
Proxy Access	7
Related Person Transactions	27
Retirement Policy	46
Risk Oversight	20
Severance Benefits	48
Shareholder Engagement	18
Share Ownership	25
Shareholder Proposal Deadlines for 2021	61
Sustainability
Governance	21
Human Capital	22
Communities	24

Why are we sending you these materials?

On behalf of our board of directors, we are making these materials available to you (beginning on April 22, 2020) in connection with Cognizant’s solicitation of proxies for our 2020 annual meeting of shareholders to be held via live webcast on June 2, 2020.

What do we need from you?

Please read these materials and submit your vote and proxy using the Internet, by telephone or, if you received your materials by mail, you can also complete and return your proxy by mail.

April 22, 2020 To Our Shareholders

The last year has been one of transition and transformation at Cognizant. Brian Humphries joined the company as CEO on April 1, 2019, and a number of other new executives have been added since then. Management and the board have worked diligently to refine the company’s strategy and focus and make the changes and investments needed to reposition the company for accelerated growth and leadership in today’s advanced digital technologies.

Strategy and Execution

Joining the company after the disappointing first quarter of 2019, Brian wasted no time in launching a transformation office to look for ways to get the company back on track from both a revenue growth and margin perspective. He and the management team, working closely with the board, set about refining the company’s strategy and developing the 2020 Fit for Growth Plan, both of which were reviewed by the board in detail at its annual strategy session held in September 2019.

The company’s strategy has at its core two key strategic objectives: (i) protecting and optimizing Cognizant’s traditional business while scaling the business internationally where we believe there is significant growth potential; and (ii) winning across the four digital battlegrounds of artificial intelligence (AI) and analytics, digital engineering, cloud and Internet of Things (IoT) that are needed by clients to become fully digital businesses. See page 8. To achieve those strategic objectives, the 2020 Fit for Growth Plan involves, among other things, streamlining the company’s operating model and eliminating costs to fund investments in sales, branding, talent and automation to fuel future growth. The board has actively monitored the many changes being undertaken and the progress in executing the plan. In late 2019 that involved significant decisions like headcount reductions and the exit from certain content-related work as we seek to free up funds for reinvestment and refocus the company’s efforts and investments on its key strategic objectives.

In February 2020, the board spent a week at Cognizant’s facilities in India, home to two-thirds of its associates. India is the delivery engine for many of the company’s services worldwide. Since the world began to be impacted by the COVID-19 pandemic in early 2020, the board has received frequent updates on the impact to Cognizant’s employees, operations and clients and reviewed with management the various measures being undertaken to protect people’s health and maintain continuity of service for clients.

Shareholder Engagement

In the fall of 2019, the board engaged in our most extensive shareholder outreach program to date. The chairs of our compensation and governance committees and I met with shareholders holding an aggregate of over 30% of our outstanding shares. We received shareholder feedback on a number of topics, including company strategy, executive compensation, board composition and refreshment and our sustainability efforts. Among other things, this feedback informed decisions with respect to our 2020 executive compensation design. See page 18.

Executive Compensation

In parallel with the refinement of our strategy, the compensation committee undertook a reevaluation of the company’s executive compensation program with the goal of ensuring that it was well aligned with the refined strategy as well as market practices and shareholder preferences. For 2020, significant changes in the program have been implemented, including a greater emphasis on revenue growth and, for the performance-based equity compensation, the inclusion of a relative total shareholder return metric and a shift to a 3-year performance period. See pages 34 to 38.

Board Composition

Since last year’s annual meeting, we have welcomed three highly qualified female directors who expand the cognitive diversity of our board and, among other things, bring deep expertise in finance, technology, large professional services organizations and India-based businesses: Sandra S. Wijnberg, the former CFO of Marsh & McLennan; Vinita Bali, the former CEO of India-based Britannia Industries; and Archana Deskus, the current CIO of Intel. See pages 4 to 15. These additions were the result of our skills-based board refreshment process whereby we seek to ensure that our board composition aligns with the company’s needs and strategy. See pages 6 to 9.

During the same period, three long-serving directors who made great contributions to the board and the company retired: Francisco D’Souza, a co-founder of the company and its highly successful CEO from 2007 until 2019; John Klein, a director since 1998 and my predecessor as chairman of the board from 2003 until 2018; and Jonathan Chadwick, the former CFO and COO of VMware. We are grateful to these directors for their many years of service.

__________________

On behalf of my fellow board members, we welcome you to attend the 2020 annual meeting of shareholders and thank you for your continued support.

Sincerely,

MICHAEL PATSALOS-FOX
Chairman of the Board of Directors

2020 PROXY STATEMENT       1

Notice of 2020 Annual Meeting

How to Attend
Date	Tuesday, June 2, 2020
Time	Online check-in begins: 9:15 a.m. Eastern Time Meeting begins: 9:30 a.m. Eastern Time
Place	Via live webcast – please visit www.virtualshare holdermeeting. com/CTSH2020
As in 2019, the 2020 annual meeting will be a virtual meeting of shareholders conducted via a live webcast that provides shareholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that a virtual meeting provides expanded shareholder access and participation and improved communications. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the annual meeting and access the list of shareholders, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. Online check-in will begin at 9:15 a.m. Eastern Time.

How to Vote
Your vote is very important. You may vote using any of the following methods.
Use the Internet Vote over the Internet at www.proxyvote.com.
Call Vote by telephone by calling +1-800-690-6903.
Mail Your Proxy Card Vote by signing, dating and returning the proxy card.

You are invited to participate in Cognizant’s 2020 annual meeting. If you were a shareholder at the close of business on April 6, 2020, you are entitled to vote at the annual meeting. The agenda for the meeting and the board’s recommendation with respect to each agenda item are set out below. Even if you plan to attend, we encourage you to submit your vote as soon as possible through one of the methods below.

MATTHEW W. FRIEDRICH
Secretary

Agenda
Recommendation
1	Elect the following eleven directors to serve until the 2021 annual meeting of shareholders:		FOR each director nominee. See page 10 ►
	Zein Abdalla Vinita Bali Maureen Breakiron-Evans Archana Deskus John M. Dineen John N. Fox, Jr.	Brian Humphries Leo S. Mackay, Jr. Michael Patsalos-Fox Joseph M. Velli Sandra S. Wijnberg
2	Approve, on an advisory (non-binding) basis, the compensation of the company’s named executive officers.		FOR this proposal. See page 33 ►
3	Ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020.		FOR this proposal. See page 58 ►
4	Consider a shareholder proposal requesting that the board of directors take action as necessary to permit shareholder action by written consent (if properly presented).		AGAINST this proposal. See page 60 ►

Q&A

Who can vote at the annual meeting?
Shareholders as of our record date, April 6, 2020.
How many shares are entitled to vote?
541,055,494 shares of common stock.
May I change my vote?
Yes, by delivering a new proxy with a later date, revoking your proxy, or voting at the annual meeting.
How many votes do I get? One vote on each proposal for each share you held as of April 6, 2020. Where can I find more information? See “Additional Information” on page 62.

2       COGNIZANT

About Cognizant

Who We Are

Cognizant is one of the world’s leading professional services companies, helping clients become data-enabled and data-driven in the digital era. Our industry-based, consultative approach helps companies evolve into modern businesses. By leading clients in leveraging technologies essential to modern enterprises, such as artificial intelligence (AI) and analytics, digital engineering, cloud and Internet of Things (IoT), we enable new business and operating models that unlock new value in markets around the world. Cognizant’s unwavering focus on our clients is led by our over 290,000 associates, who deliver services and solutions tailored to specific industries and the unique needs of the organizations we serve.

OUR PURPOSE	We engineer modern businesses to improve everyday life

OUR VISION	To become the pre-eminent technology services partner to the Global 2000 C-Suite

The Value We Create

Our Operating Results
REVENUE[1] (in billions)	DILUTED EARNINGS PER SHARE[1]

OPERATING MARGIN[1]	CASH FLOW[1] (in billions)

[1]	Constant currency revenue growth (“CC”), adjusted operating margin, adjusted diluted earnings per share and free cash flow are not measurements of financial performance prepared in accordance with GAAP. See “Non-GAAP Financial Measures” on page 66 for more information and, where applicable, reconciliations to the most directly comparable GAAP financial measures.
Our Capital Deployment

CAPITAL RETURN
(in millions)

$6.3 billion
returned to our shareholders through share repurchases and dividends in 2017, 2018 and 2019

ACQUISITIONS
(in millions)
$2.1 billion
invested in acquisitions in 2017, 2018 and 2019

2020 PROXY STATEMENT       3

Corporate Governance

Key	Committees
	A	Audit Committee	C	Compensation Committee
	F	Finance Committee	G	Governance Committee
	CHAIR	Committee Chair	+	Audit Committee Financial Expert

4       COGNIZANT

Key Qualifications
Public Company Leadership	Security	Public Company Governance
Technology and Consulting Services	Regulated Industries	International Business Development
Talent Management	Operations Management	Finance, Accounting and Risk Management

2020 PROXY STATEMENT       5

Board Composition and Refreshment

Determine Desired Director Qualifications

In order to build an independent board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders, our board seeks out an overall mix of directors with:

RELEVANT SKILLS AND EXPERIENCE	… for a Fortune 200 public company, a global professional services and technology company and the company’s strategy See pages 8 and 9.
DIRECTOR DIVERSITY
… including as to race, gender, age, national origin and cultural background
●Our board has committed to include women and persons with ethnically or racially diverse backgrounds in each pool of candidates from which we select new director nominees (known as the “Rooney Rule” ) to aid development of a pipeline of potential director candidates for our board.
●The board evaluates the effectiveness of its director diversity efforts through its annual self-evaluation process and on an ongoing basis through its director candidate search processes led by the Governance Committee.

DIRECTOR INDEPENDENCE
… and avoiding conflicts of interest
●Our board considers other positions a director or a director candidate has held or holds (including other board memberships) and any potential conflicts of interest to ensure the continued independence of the board and its committees.
●There are no family relationships among any of our directors, executive officers and key employees.
●Our board determines independence in accordance with the rules of The Nasdaq Stock Market LLC (“Nasdaq”).
Board Member Independence. Each of our director nominees, other than our current CEO, Mr. Humphries, as well as each of the individuals who retired as a director since our 2019 annual meeting (other than our former CEO, Francisco D’Souza), has been determined by the board to be an “independent director” under the rules of Nasdaq, which require that, in the opinion of the board, such person not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Committee Member Independence. The board has determined that all of the members of the Audit Committee, Compensation Committee and Governance Committee are independent as defined under Nasdaq rules and, where applicable, also satisfy the committee-specific requirements set forth on pages 16 and 17.

ATTENTION AND FOCUS
… by each director in light of other obligations
Our corporate governance guidelines provide that directors are:
●Required to offer to resign from the board following a material change in job responsibilities (other than retirement)
●Limited to service on no more than four other public company boards (two if the director is a public company CEO)

BALANCE OF TENURES	… between knowledge of the company and fresh perspectives and insights

Identify Candidates

GOVERNANCE COMMITTEE SEARCH
●The Governance Committee develops criteria for any search process, including any specific desired skills, experiences, characteristics or qualifications
●A subset of directors may be tasked by the committee with leading a search process
●The committee typically engages an independent director search firm

Recent Director Appointments

The three director nominees appointed to the board since the 2019 annual meeting (Vinita Bali, Archana Deskus and Sandra Wijnberg) were each identified and evaluated through a director search process overseen by the Governance Committee and undertaken with the assistance of an independent director search firm.

SHAREHOLDER RECOMMENDATIONS
Shareholders may recommend candidates to the Governance Committee by sending to the company’s secretary:
●The name(s) of the proposed director candidates
●Appropriate biographical information and background materials
●A statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the company’s common stock for at least one year

INTERNAL RECOMMENDATIONS Independent directors, management and others may recommend potential candidates

6     COGNIZANT

Board Recommends Director Nominees

GOVERNANCE COMMITTEE RECOMMENDATION PROCESS
Discuss, assess and interview candidates

Evaluate candidates based on desired characteristics and skills

Recommend nominees to the board

BOARD NOMINATION PROCESS
Interview, discuss and assess nominees recommended by the Governance Committee

Analyze independence

Appoint directors to the board

Recommend nominees for shareholder vote at next annual meeting

Process is substantially the same for any shareholder-proposed candidates

Annual Shareholder Vote

SHAREHOLDERS VOTE ON NOMINEES AT ANNUAL MEETING
All directors are elected annually and subject to a majority voting standard
Majority Voting Standard
Our by-laws provide that the voting standard for the election of directors in uncontested elections is a majority of votes cast. Any director who does not receive a majority of the votes cast for his or her election must tender an irrevocable resignation that will become effective upon acceptance by the board. The Governance Committee will recommend to the board whether to accept the director’s resignation within 90 days following the certification of the shareholder vote. The board will promptly disclose whether it has accepted or rejected the director’s resignation, and the reasons for its decision, in a Current Report on Form 8-K. The Governance Committee and the board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our corporate governance guidelines contain additional specifics regarding our director resignation policy. See “Helpful Resources” on page 69.

Annual Board Self-Evaluation

EVALUATION OF BOARD AND COMMITTEE EFFECTIVENESS
In 2019, the board and each of its committees undertook a self-evaluation process with the assistance of a third party that conducted a series of interviews with each of our directors and certain members of management to gather input on individual director’s contributions, the effectiveness of the board and committee compositions and structure and the communication and reporting processes between management and the board. The third party reported its findings to the board, and provided feedback to individual directors and members of management.

Feedback from the 2019 board self-evaluation has driven several changes in board operations in 2020, including:

●The format and timing of board agendas and materials; and
●The format and content of the director onboarding process.

Shareholder Nominees
PROXY ACCESS
3% for 3 years		One or more shareholders holding at least 3% of the company’s common stock for at least 3 years may submit director nominees for inclusion in the company’s proxy statement.

25%	of the board	Shareholder-submitted nominees may be submitted via proxy access for up to 25% of the board or 2 directors, whichever is greater.
Shareholder-submitted proxy access nominees that satisfy the requirements in the company’s by-laws are included in the company’s proxy statement. See “Director Nominees Via Proxy Access” on page 61.

2020 PROXY STATEMENT       7

Director Skills to Support Our Strategy

Our board continually evaluates its composition and collective expertise based on the company's needs as a large, publicly-traded company and the company's strategy. For example, in recent years we added directors that enhanced the board's collective expertise in the following areas: **international business development**, as we increased our focus on growth in markets outside of the United States and sought to maintain a strong connection to India, where two-thirds of our employees and our primary delivery capabilities are located (Vinita Bali, Archana Deskus, John Dineen, Brian Humphries, Joseph Velli and Sandra Wijnberg); **technology and consulting**, as the greatest growth opportunities in our industry are in various digital technologies (Archana Deskus, Brian Humphries, Joseph Velli and Sandra Wijnberg); **talent management**, as our employee base continues to grow and we manage a shift in the skills needed of our employees to the digital market opportunity (Sandra Wijnberg); **security**, which presents new challenges in a digital world (Archana Deskus); and certain **regulated industries**, such as financial services and healthcare, which are our two largest business segments (John Dineen, Joseph Velli and Sandra Wijnberg).

Our Strategy

Protect and Optimize Core Portfolio

We have a substantial and profitable traditional IT services practice that helps fund our investments in digital and, with our intimate knowledge of clients' legacy IT environments and the established relationships and trust we have with existing clients, provides us a key advantage that we can leverage to be their trusted partner in digital.

Areas of Focus

- **Tooling and Automation**
- **Delivery Optimization**
- **Efficiency**
- **Protection of Renewals**
- **Strengthening Industry Mix**
- **Scaling International Footprint**

Win in Four Digital Battlegrounds

Artificial intelligence (AI) and analytics enable clients to make the leap from systems of record to systems of insight and engagement, enabling improved productivity, reduced costs and moments of magic for consumers.

Digital engineering is about helping our clients compete effectively by becoming software-driven enterprises, replacing traditional application development with digital engineering to build leading-edge, consumer-grade software and infuse software into their products, services and customer experiences.

Cloud is widely used by our clients today, with an estimated 50% of applications and services already running in cloud environments. This is expected to rise to 80% in the next few years, so helping our clients with cloud migration and the entire spectrum of cloud management is a key area of focus.

The adoption of **Internet of Things (IoT)**, enabled by 5G, is sparking an explosion of distributed computing and is an opportunity to help our clients instrument everything for constant insight, whether it is understanding and predicting equipment performance, getting visibility into operations, monitoring facilities and spaces or making critical business decisions based on contextualized data.

Connecting Strategy and Key Qualifications

For the reasons set out under each of the key qualifications to the right, all of such qualifications are important to our historic core business given the nature of that business and our being a large, complex global organization and a U.S. public company.

As we look to optimize that business, extend it to new geographies and manage our increasing employee base, and as our customers in our key segments of financial services and healthcare continue to face increasingly complex regulations, the **talent management**, **regulated industries**, **operations management** and **international business development** qualifications will continue to be highly relevant.

It is critical that our board has a depth of expertise in technology and other relevant areas to help guide our business as we compete in the digital battlegrounds that represent the most significant future growth opportunities for our business. In particular: **technology and consulting services**, which is a core expertise for our business; **talent management**, as many of the digital areas require different skills and expertise than our historic business; **security**, the importance of which has never been greater and presents new challenges in a digital world; and **regulated industries**, many of which have their own unique requirements as digital technologies are implemented.

8       COGNIZANT

Key Qualifications

PUBLIC COMPANY LEADERSHIP

Directors who have served in a CEO, president or senior executive business role directing strategy and management at a large publicly-traded company or significant business unit of such a company bring valuable practical experience and understanding to the boardroom that is highly relevant to a large, global organization such as Cognizant. This includes experience addressing the challenges of large-scale operations and experience identifying and developing leadership qualities for the management team that takes on such challenges.

TECHNOLOGY AND CONSULTING SERVICES

As a global professional services organization focused on providing technology and consulting services to many of the world’s leading companies, we benefit from having a number of directors who have extensive experience in senior leadership roles at companies in the technology and consulting fields.

TALENT MANAGEMENT

As a global professional services organization, our people are our most important asset and the successful development and retention of our professionals is critical to our success. As such, we benefit from having directors with a deep understanding of the dynamics of a people-based business obtained from experience as a senior leader in a large, international professional services organization.

SECURITY

Our business is critically dependent on our ability to maintain the confidentiality of sensitive business and personal data of our clients and our clients’ customers, in addition to our own such data. Having directors with expertise in information security is important to our business and our risk management strategy.

REGULATED INDUSTRIES

We are highly dependent on customers concentrated in certain regulated industries such as financial services and healthcare. Directors with particular knowledge of these industries are beneficial to the board’s understanding of the unique challenges faced by clients in these industries and oversight of the company’s strategy and regulatory compliance.

OPERATIONS MANAGEMENT

As we pursue continued growth and increased profitability for our business, having directors who have experience serving as a chief operating officer or similar position with operational oversight of a large organization provides valuable administrative and operational insights at the board level.

PUBLIC COMPANY GOVERNANCE

We believe that having directors who currently serve on the boards of other U.S.-listed public companies is important to Cognizant maintaining good corporate governance practices as such directors are able to provide insight into current U.S. public company board practices, including with respect to board management, relations between the board and senior management, board refreshment, management succession planning, risk management and executive compensation.

INTERNATIONAL BUSINESS DEVELOPMENT

We are continually focused on growing our business, including through acquisitions and geographic expansion. Directors who have experience overseeing corporate strategy and development or managing large non-U.S. organizations provide valuable insight into the challenges and risks, as well as the means of successfully overcoming such challenges and risks, with respect to acquiring and integrating other companies and undertaking continued international expansion of our business.

FINANCE, ACCOUNTING AND RISK MANAGEMENT

As a large, publicly-traded company with a global footprint, we benefit from directors with financial accounting and reporting, regulatory compliance and risk management experience derived from serving in roles such as CFO, head of internal audit or chief risk officer of a large, global, publicly-traded company or as an audit partner at a public accounting firm.

In many instances other directors not appearing under a particular category may also have a significant level of experience in the area, as may be evident from their biographies, but were not included above due to this presentation’s focus on only those directors with the most significant levels of experience and expertise in the respective areas.

2020 PROXY STATEMENT       9

Director Nominees

PROPOSAL 1

Election of Directors

   The board unanimously recommends a vote FOR all the director nominees listed.

WHAT ARE YOU VOTING ON?

At the annual meeting, eleven directors are to be elected to hold office until the 2021 annual meeting and until their successors have been duly elected and qualified. All nominees are current directors. All nominees except Vinita Bali, Archana Deskus and Sandra Wijnberg were elected by shareholders at the 2019 annual meeting. Ms. Bali, Ms. Deskus and Ms. Wijnberg were each identified through an independent director search firm engaged to assist the Governance Committee in identifying and evaluating director candidates.

In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the board or the board may elect to reduce its size. The board has no reason to believe that the nominees named herein will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

DIRECTOR ATTENDANCE
There were eleven meetings of the board in 2019. Each director standing for election at the annual meeting attended at least 95% of the aggregate of (i) all meetings of the board held during the period in which he or she served as a director and (ii) the total number of meetings held by the committees on which he or she served during the period, if applicable, except for Ms. Wijnberg. Ms. Wijnberg attended 67% of the aggregate of all meetings of the board and committees on which she served during 2019. Ms. Wijnberg joined the board in July 2019 and had a conflict with one of the two previously scheduled quarterly in-person committee and board meetings during her tenure, reducing her overall level of attendance. The board was aware of the conflict prior to her being appointed to the board and took this into account in appointing her to the board. We anticipate her attendance to be higher in future years as she will be involved in the scheduling process going forward.

Weighted Average Attendance of Director Nominees at 2019 Meetings
98%		98%		91%
B	Board of Directors	A	Audit Committee	F	Finance Committee

		100%		97%
		G	Governance Committee	C	Compensation Committee

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of shareholders. For the 2019 annual meeting, Mr. Humphries acted as chairman and all of the other 10 then-current directors attended by teleconference.

Zein Abdalla Former President of PepsiCo
Director Since 2015 Age 61 Independent	Committees	Birthplace Sudan

Key Qualifications

Decades of experience leading and shaping large scale operations across the world at PepsiCo (PEP), a Fortune 50, Nasdaq-listed multinational food, snack and beverage company, through various senior executive roles, most recently as President.
Extensive global operations management experience having served as CEO of PepsiCo Europe and as a manager to several international business lines prior to that, including as General Manager of PepsiCo’s European Beverage Business and Franchise VP for Pakistan and the Gulf Region.
Serves on the board of The TJX Companies (TJX), a retailer of apparel and home fashions (since 2012).
Global strategic insight having led and shaped large scale operations across the world throughout his career at PepsiCo in his roles as President and as a senior executive responsible for Europe and the Gulf Region.

Career Highlights

●President of PepsiCo, Inc. (PEP), a multinational food, snack and beverage company (2012 – 2014)
●Executive positions with PepsiCo Europe Region
–Chief Executive Officer (2009 – 2012)
–President (2006 – 2009)
–Various senior positions with PepsiCo (1995 – 2006)

Current Public Company Boards

●The TJX Companies, Inc. (TJX), a retailer of apparel and home fashions (since 2012)

Select Other Positions

●Board member of Mastercard Foundation (since 2017)
●Board member of Kuwait Food Company K.S.C.P. (since 2017)
●Member of the Imperial College Business School Advisory Board (since 2016)
●Board Advisor, Mars, Incorporated (since 2016)

Education ●B.S., Imperial College, London University

Key	Committees
	A	Audit Committee	C	Compensation Committee
	F	Finance Committee	G	Governance Committee
	CHAIR	Committee Chair	+	Audit Committee Financial Expert

10     COGNIZANT

Vinita Bali		Maureen Breakiron-Evans
Former CEO and Managing Director of Britannia Industries and Former VP, Coca-Cola		Former CFO of Towers Perrin
Director Since 2020 Age 64 Independent	Birthplace India	Director Since 2009 Age 65 Independent	Committees	Birthplace USA

Key Qualifications

Experience directing and shaping strategy for international, publicly-listed corporations, including as CEO of India-based Britannia Industries, listed on the National Stock Exchange and Bombay Stock Exchange in India, and as VP and Head, Corporate Strategy of Coca-Cola (KO).
Global operations management experience having led key divisions around the globe for Coca-Cola and Cadbury Schweppes, including as President, Andean Division for Coca-Cola and as a board member for Cadbury’s Nigeria and South Africa operations.
Serves on the boards of Bunge (BG), an agribusiness and food company (since 2018), and Smith & Nephew (SNN), a global portfolio medical technology business (since 2014).
Extensive experience leading large multinational corporations gained through her tenure as CEO of India-based Britannia Industries and through over two decades serving in senior business and marketing roles around the globe for Coca-Cola and Cadbury Schweppes.

Key Qualifications

Insight into the particular financial and operational challenges of a business like Cognizant where talent is a key asset gained through her role as CFO of Towers Perrin, a global professional services company.
Expertise in information security matters across diverse industries, having overseen the information security function in her roles as EVP and CFO of Inovant (part of Visa (V)) and as VP of Control and Services and President of Transamerica Business Technologies, part of Transamerica, a financial services company.
Expertise in both the healthcare and financial services sectors, having served as VP and General Auditor for CIGNA (CI), a health insurance services company, and in senior leadership roles at Inovant and Transamerica, along with board service at several banks: Ally Financial (ALLY), Federal Home Loan Bank of Pittsburgh and ING Direct.
Serves on the boards of Ally Financial, an internet bank (since 2015), and Cubic (CUB), a provider of systems and services to transportation and defense markets worldwide (since 2017).
Accounting and auditing experience across diverse industries gained through her roles as CFO of Towers Perrin, VP and General Auditor of CIGNA, EVP and CFO of Inovant and as a partner at Arthur Andersen.

Career Highlights

●Chief Executive Officer and Managing Director, Britannia Industries, an India-based food company (2005 – 2014)
●Managing Principal and Head of Business Strategy Practice, USA, The Zyman Group (2003 – 2005)
●Executive-level business and marketing leadership roles at The Coca-Cola Company (KO), based in the United States and Chile (1994 – 2003)
–Vice President and Head, Corporate Strategy
–President, Andean Division
–Worldwide Marketing Director
●Senior marketing roles at Cadbury Schweppes Plc across a number of geographies, including South Africa, Nigeria, India and the U.K. (1990 - 1994)

Current Public Company Boards

●Bunge Ltd. (BG), an agribusiness and food company (since 2018)
●Smith & Nephew Plc (SNN), a global portfolio medical technology business (since 2014)
●Syngene International Ltd., a research and manufacturing company listed on the National Stock Exchange (“NSE”) and Bombay Stock Exchange (“BSE”) in India (since 2017)
●CRISIL Ltd., a global analytical company providing ratings, research and risk and policy advisory services listed on the NSE and BSE (since 2014)

Select Other Positions

●Member of the Board of Governors of the Indian Institute of Management (Bangalore)

Career Highlights

●Chief Financial Officer of Towers Perrin, a global professional services company (2007 – 2008)
●Vice President and General Auditor of CIGNA Corporation (CI), a health insurance services company (2005 – 2006)
●Executive Vice President and Chief Financial Officer of Inovant, LLC, the captive technology development and transaction processing company of Visa, Inc. (V) (2001 – 2004)
●Various executive positions with Transamerica Corp., a financial services company (1994 – 1999)
●16 years in public accounting, ultimately as a partner at Arthur Andersen LLP through 1994

Current Public Company Boards

●Ally Financial Inc. (ALLY), an Internet bank (since 2015)
●Cubic Corporation (CUB), a provider of systems and services to transportation and defense markets worldwide (since 2017)

Select Past Director Positions

●Federal Home Loan Bank of Pittsburgh, a private government-sponsored enterprise (2011 – 2014)
●Heartland Payment Systems, Inc., a provider of payment processing services (2012 – 2016)
●ING Direct, an Internet bank (2007 – 2008)

Education ●B.A., University of Delhi, India ●M.B.A., Jamnalal Bajaj Institute of Management Studies in India	Education ●B.B.A., Stetson University ●M.B.A., Harvard Business School ●M.L.A., Stanford University	Certifications ●CPA in Florida ●Carnegie Mellon University NACD certificate in cybersecurity

Key Qualifications
Public Company Leadership	Security	Public Company Governance
Technology and Consulting Services	Regulated Industries	International Business Development
Talent Management	Operations Management	Finance, Accounting and Risk Management

2020 PROXY STATEMENT     11

Archana Deskus		John M. Dineen
Chief Information Officer of Intel		Former President and CEO of GE Healthcare
Director Since 2020 Age 54 Independent	Birthplace USA	Director Since 2017 Age 57 Independent	Committees	Birthplace USA

Key Qualifications

Extensive experience as a senior leader of large, global technology companies gained through her CIO roles at companies including Intel (INTC), Hewlett-Packard Enterprise (HPE), Baker Hughes, Ingersoll Rand (IR), Timex and North American HVAC (part of Carrier Corporation (CARR)).
Broad expertise across diverse industries in the information security space gained through her CIO roles at global companies in the technology, industrials, energy and consumer products industries, including Intel, Hewlett-Packard Enterprise, Baker Hughes, Ingersoll Rand, Timex and North America HVAC.
Serves on the board of East West Bancorp (EWBC), the holding company for East West Bank, the largest independent bank in Southern California (since 2019).
Extensive experience setting and leading technology strategy for large, global companies as CIO for Intel, Hewlett-Packard Enterprise, Baker Hughes, Ingersoll Rand, Timex and North America HVAC.

Key Qualifications

Broad-based experience managing several key business divisions of General Electric (GE), at the time a Fortune 20, NYSE-listed, global digital industrial company. Most recently, he was President and CEO of London-based GE Healthcare, a then $18 billion annual revenue enterprise with over 50,000 employees around the world. He was previously CEO of GE Transportation and President of GE Plastics.
Expertise in the healthcare sector, having served as President and CEO of GE Healthcare, a leading provider of medical imaging, diagnostics and other health information technology.
Diverse operating experience in healthcare, several other key industries and various geographies we serve from his background in operating executive roles at General Electric, including as President and CEO of GE Healthcare, CEO of GE Transportation and President of GE Plastics.
Serves on the board of Syneos Health (SYNH), a biopharmaceutical solutions organization (since 2018).
Valuable global expansion insight from having helped strengthen General Electric’s international reach during his 28 years in leadership roles in several GE industries around the world, including as President and CEO of London-based GE Healthcare and several international management roles based in Asia and Europe.

Career Highlights

●Senior Vice President, Chief Information Officer, Intel Corporation (INTC), a technology company (since January 2020)
●Senior Vice President, Chief Information Officer, Hewlett-Packard Enterprise Company (HPE), an information technology company (2017 – 2020)
●Vice President, Chief Information Officer, Baker Hughes Incorporated, an oilfield services company acquired by General Electric in 2017 (2013 – 2017)
●Vice President, Chief Information Officer, Ingersoll Rand Inc. (IR), an industrial manufacturing company (2011 – 2012)
●Vice President, Chief Information Officer, Timex Group USA, Inc., a watch manufacturing company (2006 – 2011)
●Vice President, Chief Information Officer, North America HVAC, Carrier Corporation (CARR), a heating, air-conditioning and refrigeration solutions company (2003 – 2006)

Current Public Company Boards

●East West Bancorp, Inc. (EWBC), the holding company for East West Bank, the largest independent bank in Southern California (since 2019)
–Also on the board of East West Bank

Select Other Past Positions

●Customer advisory board member for IBM Global Technology Services (2016 - 2017)
●Board member for the Junior Achievement of Southeast Texas (2014 - 2017)
●Advisory board member for the Data Science Institute of the University of Houston (2018 - 2020)

Career Highlights

●Operating Advisor of Clayton, Dubilier & Rice LLC, an investment firm (since 2015)
●Executive positions with General Electric Company (GE), a global digital industrial company
–President and Chief Executive Officer, GE Healthcare (2008 – 2014)
–Chief Executive Officer, GE Transportation (2005 – 2008)
–Other leadership positions (1986 – 2005)

Current Public Company Boards

●Syneos Health, Inc. (SYNH), a biopharmaceutical solutions organization (since 2018)

Select Past Director Positions

●Merrimack Pharmaceuticals, Inc. (MACK), a pharmaceutical company specializing in the development of drugs for the treatment of cancer (2015 – 2019)

Education ●B.S., Boston University. ●M.B.A., Rensselaer Polytechnic Institute	Education ●B.S., University of Vermont

Key	Committees
	A	Audit Committee	C	Compensation Committee
	F	Finance Committee	G	Governance Committee
	CHAIR	Committee Chair	+	Audit Committee Financial Expert

12     COGNIZANT

John N. Fox, Jr.			Brian Humphries
Former Vice Chairman of Deloitte & Touche and Global Director, Strategic Clients of Deloitte Consulting			CEO of Cognizant
Director Since 2007 Age 77 Independent	Committees	Birthplace USA	Director Since 2019 Age 46	Birthplace Ireland

Key Qualifications

Over 30 years of experience serving clients as a senior executive of Deloitte Consulting, a global consulting firm, most recently as Vice Chairman of Deloitte & Touche and Global Director, Strategic Clients of Deloitte Consulting.
Insight into the challenges of talent management across a large professional services organization gained from his many years as a senior leader at Deloitte.
Insight into the cybersecurity space from having served for over a decade as a director of OneSpan (OSPN) (formerly VASCO Data Security International), a cybersecurity firm providing authentication, antifraud and e-signature services.
Serves on the board of OneSpan (OSPN) (since 2005).
Valuable global management expertise, having served as Global Director, Strategic Clients of Deloitte Consulting.

Key Qualifications

Extensive senior leadership experience at public companies in the technology sector, having served as CEO, Vodafone Business, for Vodafone Group (VOD), one of the world’s largest telecommunications companies, and in various senior roles for leading technology companies Dell Technologies (DELL) and Hewlett-Packard (HPQ).
Leadership positions at some of the world’s most well-known, international technology companies, including CEO, Vodafone Business, President and COO, Infrastructure Solutions Group and President, Global Enterprise Solutions at Dell and SVP, Emerging Markets and SVP, Strategy and Corporate Development at Hewlett-Packard.
Operations management experience from having served as CEO of Vodafone Business and as President and COO, Infrastructure Solutions Group for Dell.
Significant experience managing global enterprises through his executive leadership roles with Vodafone Group and Dell, where he oversaw key business divisions with geographically diverse operations, such as Vodafone Business and Dell’s Infrastructure Solutions Group and Global Enterprise Solutions, and experience developing business in emerging markets through his roles with Dell and Hewlett-Packard, including as VP and General Manager, EMEA Enterprise Solutions for Dell, and SVP, Emerging Markets for Hewlett-Packard.

Career Highlights

●Vice Chairman of Deloitte & Touche LLP, a global professional services firm, and Global Director, Strategic Clients of Deloitte Consulting (1998 – 2003)
●Member of Deloitte Touche Tohmatsu Board of Directors and the board’s Governance (Executive) Committee (1998 – 2003)
●Various senior positions with Deloitte Consulting (1968 – 2003)

Current Public Company Boards

●OneSpan Inc. (OSPN) (formerly VASCO Data Security International, Inc.), a cybersecurity firm providing authentication, antifraud and e-signature services (since 2005)

Select Other Positions

●Emeritus Trustee for Steppenwolf Theatre Company
●Trustee for Wabash College

Career Highlights

●Chief Executive Officer, Cognizant (since 2019)
●Chief Executive Officer, Vodafone Business (2017 – 2019) for Vodafone Group plc (VOD), one of the world’s largest telecommunications companies
–Vodafone Business encompassed business-to-business fixed and mobile customers
–Also led Vodafone’s Internet of Things (IoT) business, Cloud & Security and Carrier Services
●Executive positions at Dell Technologies Inc. (DELL), a leading technology company
–President and Chief Operating Officer, Infrastructure Solutions Group (2016 – 2017)
–President, Global Enterprise Solutions (2014 – 2016)
–Vice President and General Manager, EMEA Enterprise Solutions (2013 – 2014)
●Senior positions at Hewlett-Packard (now HP Inc.) (HPQ), a leading technology company
–Senior Vice President, Emerging Markets (2011 – 2013)
–Senior Vice President, Strategy and Corporate Development (2008 – 2011)
●Various senior finance, investor relations and internal audit positions at technology companies Compaq Computer Corporation and Digital Equipment Corporation

Education ●B.A., Wabash College ●M.B.A., University of Michigan	Education ●B.A., University of Ulster, Northern Ireland

Key Qualifications
Public Company Leadership	Security	Public Company Governance
Technology and Consulting Services	Regulated Industries	International Business Development
Talent Management	Operations Management	Finance, Accounting and Risk Management

2020 PROXY STATEMENT     13

Leo S. Mackay, Jr.			Michael Patsalos-Fox			Chairman
SVP, Ethics and Enterprise Assurance of Lockheed Martin			Former CEO of Stroz Friedberg and Former Chairman, the Americas of McKinsey & Company
Director Since 2012 Age 58 Independent	Committees	Birthplace USA	Director Since 2012 Age 67 Independent	Committees	Birthplace Cyprus

Key Qualifications

Technology consulting experience specific to the healthcare industry, having served as COO of ACS State Healthcare (now part of Conduent), an information technology and business process outsourcing (“IT/BPO”) services company in the healthcare space.
Over a decade of experience in the security sector as a senior executive for Lockheed Martin (LMT), a global security and aerospace company, where he currently serves as SVP, Ethics and Enterprise Assurance.
Expertise in the government contracting space, having served in several leadership roles at Lockheed Martin, as well as expertise in the healthcare sector, having served as COO for ACS State Healthcare.
Operating experience from having served as Deputy Secretary and COO of the U.S. Department of Veterans Affairs and President of Integrated Coast Guard Systems, a joint venture between global security and aerospace companies Lockheed Martin and Northrop Grumman (NOC).
Auditing and compliance expertise acquired through his role as Chief Audit Executive for Lockheed Martin and his other senior roles at Lockheed Martin relating to internal audit, ethics and enterprise assurance.

Key Qualifications

Decades of experience counseling clients in the technology and consulting space gained from his 32-year tenure with McKinsey & Company, a global management consulting company, where he served in various senior roles, most recently as Chairman, the Americas.
Perspective on managing a global professional services business from his decades of experience in senior leadership at McKinsey & Company.
Expertise and insight in the cybersecurity space from his experience as CEO of Stroz Friedberg, a global investigation and cybersecurity firm.
Extensive experience developing a technology consulting business from his tenure at McKinsey & Company, during which time he led the European Telecoms practice and the firm’s new business growth opportunities around data, analytics and software, among his many senior leadership roles.

Career Highlights

●Executive positions at Lockheed Martin Corporation (LMT), a global security and aerospace company
–Senior Vice President, Ethics and Enterprise Assurance (since 2018)
–Senior Vice President, Internal Audit, Ethics and Sustainability (2016 – 2018)
–Vice President, Ethics and Sustainability (2011 – 2016)
–Vice President, Corporate Business Development and various other positions (2007 – 2011)
●President, Integrated Coast Guard Systems LLC, a joint venture between Lockheed Martin and Northrop Grumman Corporation (NOC) (2005 – 2007)
–Vice President and General Manager, Coast Guard Systems, Lockheed Martin’s entity in the joint venture
●Chief Operations Officer of ACS State Healthcare LLC (now part of Conduent), an IT/BPO services company in the healthcare space (2003 – 2005)
●Deputy Secretary and Chief Operating Officer of the United States Department of Veterans Affairs (2001 – 2003)
●Various positions with Bell Helicopter, a helicopter and tiltrotor craft manufacturer (1997 – 2001)

Select Other Positions

●Director of Lockheed Martin Ventures
●Director of USAA Federal Savings Bank

Select Past Director Positions

●Chairman of the Board of Visitors of the Graduate School of Public Affairs at the University of Maryland
●Center for a New American Security

Career Highlights

●Chairman and Chief Executive Officer of Vidyo, a cloud-based video conferencing services company (2017 – 2019)
●Chief Executive Officer of Stroz Friedberg, a global investigation and cybersecurity firm (2013 – 2017)
●Senior Partner and various other positions with McKinsey & Company, a global management consulting company (1981 – 2013)
–Board of Directors (1998 – 2010)
–Chairman, the Americas (2003 – 2009)
–Member of the Operating Committee
–Managing Partner of the New York and New Jersey offices, North American Corporate Finance and Strategy practice and European Telecoms practice
–Leader of new business growth opportunities around data, analytics and software

Select Other Positions

●Chairman of the Board of MIO Partners, Inc., an investment subsidiary of McKinsey & Company

Education ●B.S., United States Naval Academy ●M.P.P., Harvard University ●Ph.D., Harvard University	Education ●B.S., University of Sydney ●M.B.A., International Institute for Management Development, Lausanne, Switzerland

Key	Committees
	A	Audit Committee	C	Compensation Committee
	F	Finance Committee	G	Governance Committee
	CHAIR	Committee Chair	+	Audit Committee Financial Expert

14     COGNIZANT

Joseph M. Velli			Sandra S. Wijnberg
Former Senior EVP of The Bank of New York			Former Partner, Aquiline Holdings
Director Since 2017 Age 62 Independent	Committees	Birthplace USA	Director Since 2019 Age 63 Independent	Committees	Birthplace USA

Key Qualifications

Significant experience in creating, building and leading large-scale technology, processing and software platform businesses as a Senior EVP for The Bank of New York (now BNY Mellon) (BK), a Fortune 200, NYSE-listed financial services institution, and as CEO of Convergex Group, a provider of software platforms and technology-enabled brokerage services.
Experience in creating, building and leading large-scale technology, processing and software platform businesses as a Senior EVP for The Bank of New York and as CEO of Convergex Group.
Expertise in the financial services industry gained through his decades of senior leadership experience with The Bank of New York.
Operating experience specific to the financial services industry, having led several key business lines for The Bank of New York, including heading Global Issuer Services, Global Liquidity Services, Pension and 401(k) Services, Consumer and Retail Banking, Correspondent Clearing and Securities Services.
Serves on the board of Paychex (PAYX), a provider of payroll, human resource and benefits outsourcing services (since 2007).
Expertise managing large, global enterprises gained through his senior leadership roles at The Bank of New York.

Key Qualifications

A wealth of experience managing a technology and consulting company gained through her role as CFO of Marsh & McLennan Companies (MMC), a global professional services company.
Experience running a large, global professional services business from her role as CFO at Marsh & McLennan Companies.
Expertise in the insurance and investment management sectors, having served as CFO of Marsh & McLennan Companies, and expertise with registered investment company regulations, having served in executive and advisory capacities for Aquiline Holdings, a registered investment advisory firm.
Serves on the boards of T. Rowe Price Group (TROW), a global asset management firm (since 2016), and Automatic Data Processing (ADP), a provider of human resources management software and services (since 2016).
Expertise managing large, global enterprises gained through her roles as CFO of Marsh & McLennan Companies and interim CFO of YUM! Brands, a global operator and franchisor of quick service restaurants.
Finance, accounting and risk management expertise having served as CFO of Marsh & McLennan Companies, a leading professional services firm in the areas of risk, strategy and people, and interim CFO of YUM! Brands.

Career Highlights

●Advisory Council Member of Lovell Minnick Partners, LLC, a private equity firm (since 2016)
●Chairman and CEO of Convergex Group, LLC, a provider of software platforms and technology-enabled brokerage services (2006 – 2013)
●Executive positions with The Bank of New York (now BNY Mellon) (BK), a Fortune 200, NYSE-listed financial services institution
–Senior Executive Vice President and member of the Senior Policy Committee (1998 – 2006)
–Executive Vice President (1992 – 1998)
–Other leadership positions (1984 – 1992)

Current Public Company Boards

●Computershare Limited, a global provider of corporate trust, stock transfer, employee share plan and mortgage servicing services listed on the Australian Securities Exchange (since 2014)
●Paychex, Inc. (PAYX), a provider of payroll, human resource and benefits outsourcing services (since 2007)

Select Past Director Positions

●E*Trade Financial Corporation

Career Highlights

●Deputy Head of Mission, Jerusalem, Office of the Quartet, recruited by the U.S. Department of State to advance the Quartet’s Palestinian economic development mandate (2014 – 2016)
●Executive and advisory roles with Aquiline Holdings, LLC, a registered investment advisory firm
–Executive Advisor (2015 – 2019)
–Partner, Chief Administrative Officer (2007 – 2014)
●Senior Vice President and Chief Financial Officer of Marsh & McLennan Companies, Inc. (MMC), a global professional services company (2000 – 2006)
●Executive-level finance roles in the food and beverages industry
–Senior Vice President, Treasurer and ultimately interim Chief Financial Officer of Yum! Brands, Inc., a global operator and franchisor of quick service restaurants (1997 – 1999)
–Chief Financial Officer, KFC Corporation at PepsiCo, Inc. (PEP) (1996 – 1997)
–Vice President and Assistant Treasurer, PepsiCo, Inc. (1994 – 1996)

Current Public Company Boards

●T. Rowe Price Group, Inc. (TROW), a global asset management firm (since 2016)
●Automatic Data Processing, Inc. (ADP), a provider of human resources management software and services (since 2016)

Select Past Director Positions

●Tyco International, Inc. (now Johnson Controls International plc) (2003 – 2016)
●Tyco Electronics Ltd. (now TE Connectivity Ltd.) (2007 – 2009)

Education ●B.A., William Paterson University ●M.B.A., Fairleigh Dickinson University	Education ●B.A., University of California, Los Angeles ●M.B.A., University of Southern California, Marshall School of Business

Key Qualifications
Public Company Leadership	Security	Public Company Governance
Technology and Consulting Services	Regulated Industries	International Business Development
Talent Management	Operations Management	Finance, Accounting and Risk Management

2020 PROXY STATEMENT     15

Committees of the Board

Audit Committee Number of meetings in 2019: 9 Weighted average 2019 attendance of director nominees: 98%	Chair	Other Members

Key Responsibilities

In 2019

Oversight of:

●The contents and integrity of the company’s financial information reported to the public and the adequacy of the company’s internal controls
●The appointment, qualifications, independence and performance of the company’s independent registered public accounting firm
●The performance of the company’s internal audit and ethics and compliance functions
●The review and evaluation of the company’s enterprise risk management program
●The review and evaluation of the company’s management of third party and contractual risks

2020 changes

✚Added responsibilities of assisting the board with respect to the review and evaluation of the company’s management of security (including cybersecurity) and data privacy risks (moved from Governance Committee)
✚Added responsibility of reviewing and evaluating the company’s tax planning and strategy (moved from Finance Committee)

Notable Recent Activities

●Oversight of our U.S. Foreign Corrupt Practices Act matter, which we resolved with the U.S. Department of Justice and U.S. Securities and Exchange Commission (“SEC”) in February 2019

Additional Independence Requirements

All members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq rules, which require that Audit Committee members:

●May not accept any direct or indirect consulting, advisory or other compensatory fee from the company, except for their compensation for board service; and
●May not be affiliated with the company.

Audit Committee Financial Experts

The board has determined that each of Ms. Breakiron-Evans and Ms. Wijnberg is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act.

Finance and Strategy Committee Number of meetings in 2019: 5 Weighted average 2019 attendance of director nominees: 91%	Chair	Other Members

Key Responsibilities

In 2019

Oversight of certain financial and operations matters, including:

●Operating margins
●Capital structure and allocation
●Dividend policies and stock repurchase programs
●Talent supply chain
●Business continuity planning
●Scalability of corporate processes and systems
●Assisting the board with respect to M&A program strategy and execution
●Tax strategy and planning
●Treasury matters, including hedging strategies

2020 changes

✚Added responsibility of assisting the board with respect to the development of the company’s corporate plans, strategies and objectives
−Tax strategy and planning responsibility moved to the Audit Committee

Notable Recent Activities

●Oversight of M&A program, with $695 million in capital deployed for acquisitions in 2019 (see page 3)
●Oversight of capital allocation program, with $2.2 billion in share repurchases undertaken in 2019 (see page 3) and an increase in the company’s quarterly dividend implemented in Q1 2020

16     COGNIZANT

Management Development and Compensation Committee Number of meetings in 2019: 11 Weighted average 2019 attendance of director nominees: 97%	Chair	Other Members

Key Responsibilities

In 2019 and 2020

Oversight of:

●The evaluation and compensation of the CEO and other executive officers
●Director compensation recommendations to the board
●Incentive compensation arrangements (including an annual review of whether any such compensation arrangements are reasonably likely to have a material adverse effect on the company)
●Equity-based compensation plans
●Employment and severance agreements and other arrangements with executive officers
●The company’s management development program for senior executives
●Assessment of shareholder “Say-on-Pay” and “Say-on-Pay” frequency votes
●The company’s stock ownership guidelines and clawback policy

Notable Recent Activities

●Undertook a detailed review of our executive compensation program and approved the changes for 2020 described in pages 35 to 38
●Revised peer group for 2020
●Developed and recommended to the board the new retirement policy adopted by the board in March 2020 (see page 46)
●Annual management development review undertaken with external leadership consultancy

Additional Independence Requirements

All members of the Compensation Committee satisfy the Nasdaq requirements for service on a compensation committee, which provide that the board must affirmatively determine the independence of each member after considering:

●All sources of compensation of the director, including any consulting, advisory or other compensation paid by the company; and
●Whether the Compensation Committee member is affiliated with the company.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2019, Messrs. Fox, Mackay, Patsalos-Fox and Velli and Mr. John Klein, who served on our board through March 1, 2020, served on the Compensation Committee. No member of the Compensation Committee was or is a current or former officer or employee of the company or any of its subsidiaries.

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of Cognizant’s board or Compensation Committee.

Nominating, Governance and Public Affairs Committee Number of meetings in 2019: 5 Weighted average 2019 attendance of director nominees: 100%	Chair	Other Members

Key Responsibilities

In 2019

Oversight of:

●Nominations to the board and board committees, including evaluation of any shareholder nominees
●Director independence recommendations to the board
●The company’s corporate governance structure and practices, including its corporate governance guidelines
●Succession planning for the CEO and other senior executives
●Public affairs and corporate responsibility matters, including environmental, social and governance matters

●Certain enterprise risks:
−Security (including cybersecurity) risks
−Data privacy risks
−Geo-political and immigration risks
−Legal and regulatory risks
−Intellectual property risks
●Annual board self-evaluation process

2020 changes

−Oversight of security (including cybersecurity) and data privacy risks moved to the Audit Committee

Notable Recent Activities

●Led CEO succession planning to recruit and hire our current CEO, Mr. Humphries, who was hired in late 2018 and joined Cognizant on April 1, 2019
●Recruited three new female directors since the 2019 annual meeting (Vinita Bali, Archana Deskus and Sandra Wijnberg)
●Recommended new political activity policy to the board following shareholder political spend proposal that received majority support (see page 19) and approved the 2019 political spend disclosures and 2020 U.S. political contributions budget
●Oversaw 2019 board and committee self-evaluation process (see page 7)

Each of the board’s four standing committees — the Audit Committee, Finance and Strategy Committee (“Finance Committee”), Management Development and Compensation Committee (“Compensation Committee”) and Nominating, Governance and Public Affairs Committee (“Governance Committee”) — operates under a charter that has been approved by the board and is available on the company’s website. See “Helpful Resources” on page 69.

2020 PROXY STATEMENT     17

Beyond the Boardroom

Shareholder Engagement

Our board values the input of our shareholders. It receives quarterly or more frequent updates on shareholder communications and is directly involved in responding to communications where appropriate.

Fall 2019 Engagement

In the fall of 2019, we commenced a formal governance-focused shareholder engagement process to solicit the input of shareholders on a more proactive basis.

Outreach 17 OF TOP 25 HOLDERS (~41% of shares outstanding)	Meetings 14 OF TOP 25 HOLDERS (~31% of shares outstanding)

Attendance One or more of the following:	Topics Discussed At each meeting, notable topics discussed included:
Also in attendance was a representative from each of the company’s legal and investor relations functions. Format 30 minutes – 1 hour; telephonic

Business Strategy
focused on the shift to digital that is changing the industry in which we operate and our strategy in that environment (see page 8), as well as our new CEO, our transformation office and our 2020 Fit for Growth Plan

Executive Compensation
focused on (i) the historic alignment between our executive compensation structure and our short- and long-term strategic goals and (ii) soliciting input from shareholders on our current structure and potential changes being considered for 2020 to ensure continued alignment going forward (see “Compensation” starting on page 28)

Board Composition and Refreshment
focused on our board composition and our board refreshment process, including our efforts to ensure that the board continues to have the right skills, expertise and diversity of thought and experiences to fulfill its strategic and oversight responsibilities going forward (see pages 6 to 9)

Sustainability focused on the company’s human capital management and our efforts to support the communities in which we operate through our corporate foundations and philanthropy (see page 21)

Feedback
INTEGRATED INTO 2020 PLANNING

We solicited feedback from our shareholders during these meetings. Much of the feedback we received related to the structure of our executive compensation program. We took this feedback into account in the design of our 2020 executive compensation program, which incorporates a number of the suggested changes.

Shareholder Feedback on Compensation Program	Changes We Made in 2020
Compensation design needs to align with strategy

For both of our performance-based compensation components (annual cash incentive (“ACI”) and performance stock units (“PSUs”)), we increased the weighting of revenue as compared to adjusted income from operations (in the ACI) and adjusted diluted earnings per share (in the PSUs) to reflect our strategic emphasis on revenue growth. See pages 35 and 38.

A PSU performance measurement period covering three years is market standard and preferable	We changed our PSU design to include a performance measurement period covering three years instead of two. See page 38.
Adding a total shareholder return (“TSR”) metric would help align management and shareholder interests, and relative TSR is preferable to absolute TSR

We adopted a PSU design for all our executive officers that includes a relative TSR metric (25% weighting) in addition to revenue (50% weighting) and adjusted diluted earnings per share (25% weighting). We did not utilize absolute TSR as we did for the PSUs awarded our current CEO upon his joining the company in 2019. See page 38.

18     COGNIZANT

Employee Engagement

1-on-1 Meetings
At our quarterly in-person board meetings, our directors engage in 1-on-1 meetings, typically over breakfast or lunch, with members of management and high performing employees to better understand our day-to-day operations and challenges.

Travel to India
As 2/3rds of our employees and the core of our delivery operations are located in India, our board travels to India every other year to meet with employees, tour facilities and engage in a more in-depth review of our people and operations in India.

Keeping Up-to-Date with Trends and Legal Developments

●	The company maintains a subscription for board members to the National Association of Corporate Directors (“NACD”), a recognized authority focused on advancing board leadership and establishing leading boardroom practices. Our board members frequently attend programs sponsored by the NACD as well as events and summits sponsored by various universities, accounting firms, law firms and other governance firms, and speak on various topics at these events.
●	Certain of our board members are actively involved in shaping policy around public company governance. For example, Ms. Breakiron-Evans, the chair of our Audit Committee, sits on the NACD Audit Committee Chairs Advisory Board, a group of Fortune 500 audit committee chairs that meets with Public Company Accounting Oversight Board (“PCAOB “) members, the SEC Chief Accountant and the head of the Center for Audit Quality.
●	Our board members receive periodic updates on corporate governance and executive compensation developments, accounting standards changes and various legal and other topics from internal and external counsel, our independent accounting firm and third-party advisors.

Responses to 2019 Shareholder Proposals

The following sets out the shareholder proposals received for the 2019 annual meeting of shareholders (both of which were advisory to our board), the for / against vote split indicating the level of shareholder support and the actions taken by our board with respect to the matter voted upon.

PROPOSAL 1

Political Spend Policies and Disclosure
Proposal requested increased company disclosure regarding:

●political contributions made with corporate funds;
●the policies and contributions around the making of such contributions; and
●the amounts and recipients of such contributions through semi-annual reports.

53.6% For
46.4% Against

New Policy and Disclosures Adopted
Our board adopted a new political activity policy that sets out guidelines for the making and disclosing of political contributions (including those to trade associations) and the oversight of all political activity by the company. Under the policy, the Governance Committee is responsible for:

●overseeing the company’s public affairs and public policy initiatives;
●reviewing on an annual basis the company’s policies, activities and expenditures with respect to political contributions (including to trade associations and other tax-exempt and similar organizations that may engage in political activity); and
●setting and approving any changes to the company’s annual political contribution budget.

The committee also approves the company’s political spend report that is posted to the company’s website semi-annually. Information regarding the policy and the company’s political spend reports can be found on our public policy webpage. See “Helpful Resources” on page 69.

PROPOSAL 2

Separate Chairman and CEO
Proposal requested that our board adopt a policy, and amend our governing documents as necessary, to require that the chairman of the board, whenever possible, be an independent member of the board.

35.8% For
64.2% Against

No Action
Our board continues to believe that it is in the best interests of shareholders that flexibility be maintained with respect to this matter. Our board’s commitment to independence is evidenced through its historic practice of having an independent board chair for the past 16 years and the company’s corporate governance guidelines already providing for a lead independent director were our board to ever appoint a non-independent board chair.

2020 PROXY STATEMENT     19

Risk Oversight

OBJECTIVE Maintain an effective risk oversight process to enable the board to monitor, evaluate and take action with respect to the company’s most important business risks.
HOW WE GET THERE
Management reporting of key enterprise risks to the board and its committees on a regular basis and distribution of oversight among the board and its committees to ensure appropriate time and attention is devoted to each risk.

Management

Management is responsible for the day-to-day management of enterprise risks, including through management of the company’s enterprise risk management (“ERM”) program. As part of the ERM program and committee oversight responsibilities under the committee charters, management provides regular updates to the board and relevant committees.

Board

The board has primary responsibility for overseeing risk management and exercises its oversight both directly and through its committees. The board is directly responsible for certain risks and addresses other risks referred to it by its committees. The board believes that its role in the oversight of the company’s risks complements our current board leadership structure, with a strong independent chair, as well as our committee structure, as it allows our four standing board committees to play an active role in the oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

Board Oversight of COVID-19 Impact and Company Responses

As the COVID-19 pandemic has developed, the board has received frequent updates on the impact to the company’s employees, operations and clients and reviewed with management the various measures being taken to protect people’s health and maintain continuity of service for clients. This board oversight has included a number of board meetings from mid-March 2020 through the filing of this proxy statement.

[1]	The risks listed include those formally monitored at a board or committee level as part of the company’s ERM program or pursuant to our committee charters. The risks listed do not represent an exhaustive list of all enterprise risks that we face or that are considered and addressed from time to time by the board and its committees. For more information on risks that affect our business, please see our most recent Annual Report on Form 10-K and other filings we make with the SEC.
Significant Enterprise Risks[1]	2020 Oversight

Organizational culture and change management	B
Corporate plans, strategies and objectives (joint with F)
Security (including cybersecurity) (joint with A)

Accounting and internal controls	A
Third party and contractual risks
Compliance and ethics program
Security (including cybersecurity) (joint with B)
Data privacy
Tax planning and strategy

Leadership pipeline Compensation policies and practices	C

Corporate plans, strategies and objectives (joint with B)	F
Operating margin / profitability
Capital structure and allocation
Dividend policies and stock repurchase programs
Talent supply chain
Business continuity planning
Scalability of corporate processes and systems
Treasury matters, including hedging strategies

Succession planning	G
Geo-political and immigration
Legal and regulatory
Intellectual property
Sustainability

Key	B	Board	A	Audit Committee	C	Compensation Committee	F	Finance Committee	G	Governance Committee

20     COGNIZANT

Sustainability

We are committed to fostering a sustainable future for our company and the communities we serve. Our sustainability initiatives are focused on the following areas:
Running a Responsible Business
●Good Corporate Governance
Supporting Our People
●Talent Development ●Training and Education ●Diversity and Inclusion ●Employee Wellness
Supporting Our Communities
●Corporate Foundations ●Volunteering ●Corporate Philanthropy

“The Cognizant community brings together our employees, clients, prospects, business partners, and investors, along with the institutions and individuals in the countries and cities in which we live and work. We are committed to fostering a sustainable future for our company and the communities we serve. That includes valuing and challenging our talented associates, driving greater diversity and inclusion throughout the organization, acting with integrity at all times, supporting STEM education, skills training, and community welfare initiatives, and protecting and preserving the environment.”

-Brian Humphries, Performing and Leading with Purpose (August 27, 2019)

Running a Responsible Business

Good Corporate Governance

Running a responsible business starts with our board and our management setting a cultural “tone at the top.”

BOARD AND MANAGEMENT OVERSIGHT

Our board takes an active role in oversight of our ethics and compliance, risk management and sustainability initiatives, and our management promotes and monitors implementation of such initiatives and provides regular progress reports to the board. Each of the board’s committees is involved and regularly reports to the board. See “Risk Oversight” on page 20.

ETHICS AND COMPLIANCE

Our commitment to customers, employees, shareholders and society is to act with integrity at all times. This guides everything we do — the way we serve our clients and the work we do to help them build better businesses. We believe it is critical to maintain the highest ethical standards. Our code of ethics applies to all of our directors, officers and employees and promotes the following cultural values:

Transparency	Collaboration	Passion
Customer Focus	Empowerment	Integrity

Our code of ethics is available on our website. See “Helpful Resources” on page 69. We post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of our code of ethics. In order to foster a culture of ethics and compliance, we conduct annual trainings for employees on regulatory compliance topics such as global data privacy and anti-bribery. We also make a compliance hotline available to our employees. The hotline is serviced by a third party provider that is available by phone or online 24 hours a day, 7 days a week to help ensure any compliance concerns can be reported and addressed in a timely and appropriate manner.

KEY GOVERNANCE PRACTICES
Shareholder Rights and Engagement	Board of Directors
Annual director elections / no classified board Proxy access Shareholder right to call a special meeting Annual vote to ratify selection of independent registered public accounting firm No poison pill
Majority of independent directors (10 of 11)
Separate chairman and CEO positions since 2003
Annual board and committee self-assessments
Directors limited to service on no more than four other public company boards (two if the director is a public company CEO)
Majority voting in director elections
Regular executive sessions of independent directors
A director who experiences a material change in job responsibilities (other than retirement) is required to offer to resign
Annual review of skills, expertise, diversity and other characteristics of individual board members as part of overall analysis of board composition

2020 PROXY STATEMENT       21

Supporting Our People

Talent Development

As a professional services company, our continued success depends on our ability to attract, develop and retain top talent. The board is actively involved in overseeing our talent management and development as an integral part of its oversight of our business and strategy. Our focus on talent management and development stretches from the board level to our over 290,000 associates through programs overseen by management and reported on to the board and its committees that are designed to identify, train and grow future leaders.

Board	Management
EXECUTIVE OFFICERS
● Compensation Committee oversees the evaluation process and management development program for senior executives. ● Governance Committee oversees CEO and senior executive succession planning.	● CEO, CFO and Chief People Officer, as appropriate, participate in and assist the Compensation Committee in executive officer evaluations.

SENIOR LEADERSHIP
● Board annually reviews senior leadership (~100 top senior leaders), including hiring, diversity, development and succession planning.
● Board periodically discusses the top 50 leaders and oversees management’s strategies for and progress in building a robust and diverse leadership pipeline, including hiring, development and movement of senior talent (AVP+, top ~1,000 leaders).

● Executive Committee (consisting of our CEO’s direct reports) meets monthly, reviews VP+ leadership (top ~500 leaders) and oversees global leadership development strategies and approach for managing senior talent (AVP+, top ~1,000 leaders).
● General Manager Acceleration Program (”GMAP”) for ~100 top senior leaders partners with top business schools to provide assessment, feedback, coaching and formal executive development initiatives.

LEADERSHIP PIPELINE AND PROFESSIONALS
● Board receives updates on a broad range of topics, including hiring, development and retention of critical and top talent and, more generally, utilization and diversity.
● Board sets tone and mandate on the importance of talent management and development.

● Executive Committee includes talent management and development as an agenda item at its monthly meetings, which includes deep dives on talent of the director level and above, managed and unmanaged attrition, areas of talent for investment, performance management and meritocracy, diversity and inclusion and driving high performing teams.
● Annual enterprise talent review of ~4,000 top professionals in the leadership pipeline.
● Talent development and skilling opportunities in technical, functional and leadership areas at all levels.

SPOTLIGHT ON LEADERSHIP IN THE DIGITAL AGE Cognizant + MIT Study

In a first ever thought leadership piece of its kind, Cognizant, in conjunction with MIT Sloan Management Review, released a study on leadership in the digital age, “The New Leadership Playbook for the Digital Age: Reimagining What It Takes to Lead”. The study is based on a survey of 4,394 global executives from over 120 countries, 27 executive interviews, and focus group exchanges with next-generation global emerging leaders. Unveiled during the World Economic Forum, The New Leadership Playbook uncovers three categories of existing leadership behaviors, profiles the four distinct mindsets that will help shape leadership in the digital economy and provides recommendations for a new leadership playbook.

22     COGNIZANT

Training and Education

SKILLING TO KEEP PACE WITH THE DIGITAL ERA AND TO WIN IN FOUR DIGITAL BATTLEGROUNDS	Learning and development is integral to our 2020 Fit for Growth Plan. We prioritize skilling and retraining our workforce to remain competitive in the digital age. Since 2017, our associates have spent a total of 39 million hours on learning, including in key areas such as artificial intelligence (AI) and analytics, digital engineering, cloud and Internet of Things (IoT). We plan to hire or reskill approximately 25,000 people in 2020.

DEVELOPING LEADERSHIP SKILLS	We offer targeted development programs in key priority areas intended to advance leadership capabilities in our associates. In 2019 we invested in leadership development for over 6,400 associates at senior manager level or above to strengthen and accelerate our leadership pipeline. Several programs for digital leadership were rolled out in the last couple of years for our senior leaders covering close to 1,000 leaders. In 2019 we also launched GMAP for approximately 100 top senior leaders as noted under “Talent Development” on page 22. To support our leaders in winning the war for talent in the digital age, we rolled out a talent summit for our global delivery leadership team and their business partners in the human resources department.

Diversity and Inclusion

At Cognizant, we believe diversity and inclusion are at the heart of our ability to execute successfully and consistently over the long term. We continue to drive diversity and inclusion throughout our organization to unlock the insights, imagination and innovation of our associates and reflect the diversity of our clients and communities. We have global diversity and inclusion training and other programs in every geography where our employees are located, fostering inclusivity throughout our organization and culture. In recognition of our efforts, we are proud to have been named to Forbes’ list of The Best Employers for Diversity for 2019.

With a sharpened focus on accelerating gender diversity globally in our leadership pipeline, in 2020 Cognizant pledged to put 1,000 high performing women in leadership roles through Propel by the end of 2021.

One of the ways we are elevating the experience of work for women is through our global Women Empowered (“WE”) program. WE is committed to developing more women leaders at all levels of our company, providing career growth and leadership development opportunities, and building a community of women across all industries in business and technology. For example, our women’s global leadership development program, Propel, is designed to help shape and mobilize the careers of women in leadership roles across our organization. In 2018, as part of WE, Cognizant publicly pledged to employ at least 100,000 women around the world by 2020. This milestone was reached in the early fall of 2019, with 100,000 women in 48 countries.

We strive to provide our diverse talent with the support and tools needed to thrive through affinity groups in our organization. Cognizant EMBRACE focuses on providing a positive, supportive environment for lesbian, gay, bisexual, transgender and other (“LGBT+”) colleagues to be their authentic selves at work and creating a strong community among LGBT+ associates and allies, including by connecting with our clients’ LGBT+ networks to strengthen our client relationships. Cognizant’s African American & Latino Group fosters the success of its members through programming and initiatives that promote career development, mentoring, recruitment, retention and community building. Cognizant Veterans Network is committed to hiring and helping to prepare transitioning service members, veterans and military spouses for new jobs. We participate in national and local partnerships, job fairs, career conferences and sponsorships, and have an internal network of military employees and veterans. Cognizant Unite works to bring together people with disabilities and elevates the dialogue amongst the disabled and caregivers.

Employee Wellness

We respect our associates’ work-life balance and are committed to helping associates’ families think about their future.

Select Wellness Benefits
Paid Parental Leave	Back-Up Child Care
Adoption and Surrogacy Program	Flexible Work Arrangements
Counseling and Relationship Support	Work-life Balance Services

2020 PROXY STATEMENT     23

Supporting Our Communities

At Cognizant, we know that our success depends on delivering value to all of our stakeholders. Contributing to the progress and prosperity of communities across the globe through our corporate foundations and philanthropy and the volunteering of our associates, we are working to improve lives by supporting education, workforce, and health and well-being programs in many of the communities in which we do business.

Corporate Foundations

UNITED STATES
Cognizant U.S. Foundation has awarded $30 million to organizations working to educate and train the next generation of workers.

In 2018, we launched Cognizant U.S. Foundation with an initial $100 million grant to support STEM (science, technology, education and math) education and technical skills training to help communities thrive in today’s digital economy. The foundation has awarded $30 million to date to organizations working to educate and train the next generation of workers in communities across the United States. Through research, partnerships, workforce and education efforts, the foundation’s investments to date are designed to impact the lives of 30,000 people in more than 30 cities.

Please visit the foundation’s website at www.cognizantusfoundation.org for more information.

INDIA

Cognizant Foundation has partnered with over 270 not-for-profit organizations and designed and implemented over 380 projects aimed at access to quality education and healthcare and improved livelihood.

Cognizant Foundation, launched in 2005, focuses on fulfilling the education, healthcare and livelihood needs of the under-privileged in India. Since its inception, the foundation has partnered with over 270 not-for-profit organizations and designed and implemented over 380 projects aimed at access to quality education and healthcare and improved livelihood. It has impacted over 3.5 million lives across India.

●Education. The foundation focuses on enabling access to quality education for students from under-served communities through scholarships for higher education, digital learning and STEM and vocational-technical education.
●Healthcare. The foundation enables access to quality healthcare for the under-privileged, with a focus on preventing avoidable blindness and promoting the health of women and children.
●Livelihood. The foundation’s initiatives in livelihood empower and enable disadvantaged youth, women and persons with disabilities for gainful employment through short-term skills training programs.

Please visit the foundation’s website at www.cognizantfoundation.org for more information.

Corporate Philanthropy

The company makes additional grants through initiatives that support STEM education and technology that better the world. For example, through our Making the Future program launched in 2011, Cognizant has underwritten a variety of programs as part of the Clinton Global Initiative commitment to train and place over 1,000 “Maker Corps” members who design and implement summer Maker education programming across all 50 states, has sponsored FIRST Robotics STEM Equity Community Innovation Grants to support K-12 robotics programs, and has provided college scholarships for students interested in pursuing STEM careers. Additionally, in October 2019, we announced a $5 million grant to fund research aimed at increasing the level of sophistication of algorithms and automation that can help eliminate objectionable content on the Internet.

COVID-19 Response

In April 2020, we announced an initial $10 million philanthropic commitment to support communities around the world in addressing the immediate and long-term impacts of the COVID-19 pandemic. Under this commitment, Cognizant and its U.S. and India-based foundations will provide critical resources to strengthen public health systems, education and workforce institutions, and the economic outlook of communities worldwide.

Volunteering

In 2019, over 73,000 of our associates across 27 countries contributed over 600,000 volunteer hours.

Launched in 2007, the Cognizant Outreach program provides an official and integrated platform for Cognizant associates to volunteer, leveraging their passion and varied professional skills to enhance the quality of education, conserve and protect the environment, participate in community welfare initiatives and deliver pro bono consulting services through their volunteering efforts. For example, Cognizant Outreach has partnered with over 200 schools in India to improve learning and infrastructural conditions, where volunteers act as adjunct faculty for approximately 100 classroom sessions every week. Since 2012, the Cognizant Outreach Scholarship program in India has supported the education of over 2,100 students based on merit, 72% of whom were women. Over 90% of the program participants are first-time graduates in their families, and most have now secured careers at companies, including Cognizant. Globally, Cognizant Outreach volunteers have conducted initiatives to help youth become STEM-confident and support environmental conservation initiatives, several paralympic sports, employability training and livelihood opportunities for people with disabilities and economically disadvantaged communities to improve quality of life.

24     COGNIZANT

Share Ownership

Common Stock and Total Stock-Based Holdings Table

The following table sets forth the Cognizant stock-based holdings of our directors, named executive officers for fiscal 2019 (“NEOs”), and directors and executive officers as a group as of March 31, 2020, as well as the stock-based holdings of beneficial owners of more than 5% of our common stock as of December 31, 2019. Unless otherwise indicated, the address for the individuals below is our address. Each of our directors and NEOs owns less than 1% of the total outstanding shares of our common stock.

	Common Stock
Directors	Stock	Options	Total
Zein Abdalla	6,231	11,294	20,961
Vinita Bali	-	-	868
Maureen Breakiron-Evans	3,063	21,764	54,380
Archana Deskus	-	-	880
John M. Dineen	-	1,827	11,525
John N. Fox, Jr.	34,924	21,764	67,746
Leo S. Mackay, Jr.	18,267	7,797	34,006
Michael Patsalos-Fox	44,367	33,324	86,705
Joseph M. Velli	6,643	-	10,079
Sandra S. Wijnberg	-	-	2,827
Total	113,495	97,770	289,977

	Common Stock
Named Executive Officers	Stock	Options	Total
Brian Humphries	28,581	-	337,525
Francisco D’Souza	150,772	-	150,772
Karen McLoughlin	69,585	-	237,266
Malcolm Frank	32,924	-	188,890
DK Sinha	62,740	-	153,958
Santosh Thomas	105,422	-	157,198
Total	450,024	-	1,225,609

Current Directors and Executive Officers	Common Stock		Total
	Stock	Options
As a group (20 people)	503,314	97,770	1,670,323

5% Beneficial Owners	Common Stock	% Outstanding
BlackRock, Inc.	50,881,436	9.3%
The Vanguard Group	42,816,261	7.8%

Common Stock. This column shows beneficial ownership of our common stock as calculated under SEC rules. Except to the extent noted below, each person included in the table has sole voting and investment power over the shares reported. None of the shares is pledged as security by the named person, although standard brokerage accounts may include non-negotiable provisions regarding set-offs or similar rights. The Stock subcolumn includes shares directly or indirectly held and shares underlying RSUs that will vest within 60 days of March 31, 2020. The Options subcolumn includes shares that may be acquired under stock options that are currently exercisable or will become exercisable within 60 days of March 31, 2020.

Total. This column shows the individual’s total Cognizant stock-based holdings, including securities shown in the Common Stock column (as described above), plus non-voting interests that cannot be converted into shares of Cognizant common stock within 60 days of March 31, 2020, including, as appropriate, PSUs and RSUs.

Current Directors and Executive Officers as a Group. This table includes shares of our current directors and executive officers as of the date of this proxy statement and, as such, does not include Mr. Thomas’ shares as he was no longer an executive officer of the company after February 14, 2020. This table includes: (i) 12,012 RSUs that vest within 60 days of March 31, 2020 (Stock subcolumn and Total column), (ii) 800 shares of common stock over which there is shared voting and investment power by Robert Telesmanic, our Senior Vice President, Controller and Chief Accounting Officer, through family trusts or other accounts (Stock subcolumn and Total column), and (iii) 97,770 shares that may be acquired under stock options that are or will become exercisable within 60 days of March 31, 2020 (Options subcolumn and Total column). The current directors and executive officers as a group do not own more than 1% of the total outstanding shares.

5% Beneficial Owners. This table shows shares beneficially owned by BlackRock, Inc. and affiliated entities, 55 East 52nd Street, New York, NY 10055, and The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, as follows:

(# of shares)	BlackRock	Vanguard
Sole voting power	43,627,774	817,138
Shared voting power	0	184,093
Sole dispositive power	50,881,436	41,867,612
Shared dispositive power	0	948,649

The information in this table is based solely on a Schedule 13G/A filed by BlackRock with the SEC on February 5, 2020 and a Schedule 13G/A filed by Vanguard with the SEC on February 12, 2020.

2020 PROXY STATEMENT     25

Director Compensation

Discussion and Analysis

We use cash and stock-based compensation to attract and retain qualified individuals to serve on the board. We set compensation for our non-employee directors taking into account the time commitment and experience level expected of our directors. A director who is an employee of the company receives no cash or stock-based compensation for serving as a director.

2019 Non-Employee Director Compensation Structure

ANNUAL RETAINER[1]	ADDITIONAL CHAIR RETAINERS[1]	COMMITTEE MEETING FEES
$1,500 per meeting (excluding telephonic meetings of 30 minutes or less)
[1]	Paid in advance following the annual meeting of shareholders. All amounts are in cash excluding RSUs. Directors joining mid-year receive prorated amounts.
[2]	Upon a director’s retirement while in good standing, the board’s intent is to utilize its discretion to accelerate the vesting of such director’s outstanding stock-based awards.

Director Compensation vs. Peer Group

For purposes of establishing 2019 non-employee director compensation, the Compensation Committee engaged Pay Governance, LLC (“Pay Governance”), an independent executive compensation advisory firm, to review all elements of director compensation, benchmark such compensation in relation to other comparable companies with which we compete for board talent and provide recommendations to ensure that our director compensation program remains competitive. Pay Governance benchmarked our director compensation against the same group of technology-related firms used by Pay Governance in preparing its recommendations to the Compensation Committee for executive officers for 2019. See “Compensation Consultant” and “Peer Group” on page 32.

The Compensation Committee considered the benchmarking data and recommendations of Pay Governance in recommending to the board the cash and stock-based compensation of non-employee directors that became effective following the 2019 annual meeting. Based on the 2019 analysis:

●	Our total director compensation was at the 50th percentile vs. our peer group.
●	Our director stock-based compensation, which is issued in RSUs that vest 100% on the first anniversary of the grant date, was in line with peer group practices that predominantly involve equity issuances in the form of (i) full value shares or (ii) restricted stock that vests 100% on the first anniversary of the grant date.
●	Our additional annual board and committee chair retainers, provided in recognition of the increased workload and responsibilities associated with such positions, and our meeting fees were in the range of peer group practices.

No changes were made to the compensation of our non-employee directors in 2019.

DIRECTOR STOCK OWNERSHIP GUIDELINES

5x
annual cash retainer ($450,000 in shares of common stock)

Under our stock ownership guidelines, each non-employee director is required over time to hold a number of shares with a value, measured as of the time the revised guidelines were put in place (March 2017) or, for later joining directors, the time a director joins the board, equal to five times the annual cash retainer received by non-employee directors (i.e., $450,000 in shares of common stock). Compliance with the guidelines is required within five years of a director joining the board. As of March 31, 2020, all of our directors were in compliance with our stock ownership guidelines.

NO HEDGING, SHORT SALES, MARGIN ACCOUNTS OR PLEDGING All directors are subject to the same insider trading policies of the company that apply to employees and provide for:
No hedging or speculation with respect to Cognizant securities
No short sales of Cognizant securities
No margin accounts with Cognizant securities
No pledging of Cognizant securities
See “Hedging, Short Sale, Margin Account and Pledging Prohibitions” on page 47 for additional information on these restrictions.

26     COGNIZANT

Director Tables

The following tables set forth certain information regarding the compensation of each of our non-employee directors who served during 2019 (excluding our former CEO, Mr. D’Souza, for whom the information is included in the executive compensation tables starting on page 49). The tables also set forth the aggregate number of RSUs and the aggregate number of stock options held by each such non-employee director at December 31, 2019.

	2019 Director Compensation			Director Stock and Option Awards Outstanding
Name	Fees Earned or Paid in Cash	Stock Awards	Total	Aggregate Number of Stock Awards	Aggregate Number of Stock Options
Zein Abdalla	$126,000	$209,940	$335,940	3,436	11,294
Maureen Breakiron-Evans	$137,500	$209,940	$347,440	29,553	27,324
Jonathan Chadwick	$111,000	$209,940	$320,940	6,162	7,924
John M. Dineen	$118,500	$209,940	$328,440	9,698	1,827
John N. Fox, Jr.	$124,500	$209,940	$334,440	11,058	21,764
John E. Klein	$123,000	$209,940	$332,940	17,803	21,764
Leo S. Mackay, Jr.	$120,000	$209,940	$329,940	7,942	13,297
Michael Patsalos-Fox	$267,000	$209,940	$476,940	9,014	33,324
Joseph M. Velli	$112,500	$209,940	$322,440	3,436	—
Sandra S. Wijnberg	$84,418	$186,441	$270,859	2,827	—

Stock Awards. Represents the aggregate grant date fair value of RSUs granted in the 2019 fiscal year under the 2017 Incentive Award Plan approved by shareholders, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. All directors listed except Ms. Wijnberg received an award of 3,436 RSUs with a grant date fair value of $61.10 per share. Ms. Wijnberg received an award of 2,827 RSUs with a grant date fair value of $65.95 per share. The reported dollar amounts do not take into account any estimated forfeitures related to continued service vesting requirements. For information regarding assumptions underlying the valuation of equity awards, see Note 17 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“2019 Annual Report”).

Aggregate Number of Stock Awards. Includes the RSUs granted in 2019 with respect to which the settlement has been deferred for some directors, as set forth in “Deferral of Restricted Stock Units” below. Also includes deferred RSUs granted in prior years held by Ms. Breakiron-Evans (26,117), Mr. Chadwick (6,162), Mr. Dineen (6,128), Mr. Fox (7,622), Mr. Klein (14,367), Mr. Mackay, Jr. (4,506) and Mr. Patsalos-Fox (5,578) to be settled upon the director’s termination of service on the board.

Deferral of Restricted Stock Units

Non-employee directors may on a yearly basis elect to defer settlement of RSUs that are granted in the subsequent year. The following table sets forth for 2019 the two deferral options available and the directors that elected such deferral options.

RSUs Deferred Until Earliest to Occur of
	Company Change in Control	Director’s Death or Permanent Disability	Director Leaves the Board	Directors Electing Option
Option 1			100% settles on next July 1st	Dineen, Wijnberg
Option 2			1/3rd settles on each of next three July 1sts	Breakiron-Evans, Chadwick, Klein
= immediate settlement

Related Person Transactions

Under the Audit Committee’s charter, the committee is responsible for reviewing and approving all transactions between the company and any related person that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Related persons include our directors and executive officers, certain of our shareholders and immediate family members of the foregoing. The company’s legal staff is primarily responsible for monitoring and obtaining information from our directors and executive officers with respect to potential related person transactions, and for then determining, based on the facts and circumstances, whether the related person has a direct or indirect material interest in any transaction with us. Each year, to help our legal staff identify related person transactions, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the director or officer or their family members have an interest. In addition, our code of ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to, in the case of employees, notify our chief compliance officer, or, in the case of directors and executive officers, notify our general counsel. See “Helpful Resources” on page 69.

No related person transactions during 2019

2020 PROXY STATEMENT     27

Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis section describes the general objectives, principles and philosophy of the company’s executive compensation program, focused primarily on the compensation of our named executive officers for fiscal 2019 (“NEOs”).

2019 NEOs

CURRENT CEO

Brian Humphries Current CEO (from April 1, 2019)

FORMER CEO

Francisco D’Souza Former CEO (through March 31, 2019)

OTHER NEOS

Karen McLoughlin CFO

Malcolm Frank EVP and President, Cognizant Digital Business

DK Sinha EVP and President, North America

Santosh Thomas Former EVP and President, Global Growth Markets (through February 14, 2020)

Compensation Program Objectives

The Compensation Committee designed the 2019 executive compensation program with the objectives and key features to meet those objectives as set out below:

Program Objectives	How We Get There
Alignment with Corporate Strategies Ensure compensation program incentives are aligned with our corporate strategies and business objectives

We set performance metrics for our performance-based compensation program that align with our corporate operational goals and strategy. In 2019, the performance metrics included revenue, profitability, cash flow and/or shareholder return, on both a relative and absolute basis. For 2020, following shareholder engagement (see page 18), we revised our program to align with the refined strategy developed by management and the board (see page 8).

Short-Term and Long-Term Performance Objectives Tie a substantial portion of compensation to achieving both short-term and long-term performance objectives that enhance shareholder value

A substantial percentage of our NEOs’ pay is performance-based. This is divided between (i) annual cash incentive (“ACI”), which measures performance over a one-year period and rewards achievement of short-term company financial and operational objectives, and (ii) performance stock units (“PSUs”), which measure performance over a multi-year period and reward more longer-term company financial and operational objectives and/or shareholder return (see page 29).

Long-Term Continued Employment Provide an incentive for long-term continued employment with our company

A substantial percentage of our NEOs’ pay consists of long-term equity: (i) restricted stock units (“RSUs”), which vest quarterly over a three-year period, to reward continued service and long-term performance of our common stock, and (ii) PSUs that, for our current CEO, have a 4-year performance period with vesting thereafter, and, for our other NEOs, have a 2-year performance period with vesting at 30 months (1/3rd) and 36 months (2/3rds) from the start of the performance period (see page 29). For 2020, following shareholder engagement (see page 18), we revised the PSUs for all NEOs to have a 3-year performance period with vesting shortly thereafter (see page 38).

Balanced Mix Create an appropriate balance between current and long-term compensation and between cash- and equity-based incentive compensation

We provide current compensation in the form of cash, divided between base salary and ACI, and long-term compensation in the form of equity, divided between PSUs and RSUs. Both current and long-term compensation are mixed between stable (base salary and RSUs) and performance-based (ACI and PSUs) compensation (see page 34).

No Unnecessary Risk-Taking Ensure that compensation arrangements do not encourage unnecessary risk-taking

We create a balance between performance-based and non-performance-based compensation and set performance metric targets that we believe are aspirational but achievable (see pages 29 to 31). We also set stock ownership guidelines to help mitigate potential compensation risk and further align the interests of our NEOs with those of shareholders (see page 47).

Competitive Provide competitive compensation packages in order to attract, retain and motivate top executive talent

To ensure our compensation remains competitive, the Compensation Committee engaged Pay Governance as its independent consultant in 2019 and prior years to review and benchmark the compensation we provide relative to our peer group and other market data (see page 32).

The Compensation Committee believes that the design of the compensation program, including having the appropriate mix of compensation elements and performance metrics and targets, has a significant impact on driving company performance.

28     COGNIZANT

Compensation Mix

2019 TARGET DIRECT COMPENSATION

Base Salary

Stable source of cash income at competitive levels

Annual Cash Incentive (ACI)

Motivate and reward achievement of short-term company financial and operational objectives

Performance Metrics and Weighting
Revenue (50%)
Adjusted income from operations (40%)
Days sales outstanding (DSO) (10%)

Measurement Period
1 year (2019)

Performance Stock Units (PSUs)

Incentivize shareholder return and reward achievement of longer-term company financial and operational objectives and performance of our common stock

Current CEO
Grant Frequency: one-time grant upon join date

Vesting: at end of performance period

Performance Metrics and Weighting
Relative TSR (50%)
Absolute TSR (50%)

Measurement Period
4 years (April 1, 2019 -April 1, 2023)

Other NEOs
Grant Frequency: annual

Vesting: 1/3rd at 30 months and 2/3rds at 36 months from start of measurement period

Performance Metrics and Weighting
Revenue (50%)
Adjusted diluted earnings per share (EPS) (50%)

Measurement Period
2 years (2019 - 2020)

Restricted Stock Units (RSUs)

Reward continued service and long-term performance of our common stock

Former CEO	Other NEOs
Grant Frequency: one-time grant as part of Transition Agreement (see page 41) Vesting: ¼th on March 31, 2019 and ¾ths on June 30, 2019 (see page 41)	Grant Frequency: annual in the case of Ms. McLoughlin and Mr. Frank; once-every-three-years awards for Mr. Sinha and Mr. Thomas Vesting: quarterly over 3 years

Other (Cash Bonus)

Former CEO
Cash bonus paid on June 30, 2019 for the six months of 2019 during which Mr. D’Souza was employed by the company (see page 41)

2020 PROXY STATEMENT     29

Performance-Based Compensation Overview

The following graphs show actual company performance versus the corresponding performance targets for the company’s performance-based compensation elements. PSU targets were based on the combined performance of the company across multiple years. For presentation purposes, other than for TSR, the combined target was allocated between the applicable years in the same proportion as the actual results for such years such that the same level of achievement is reflected in both years.

2019 revenue growth and profitability were below targets, resulting in a 42.8% payout for 2019 ACI and 0% payout for the 2018/19 PSUs

REVENUE
(in billions)

	Increase[1]
	Target	Achieved	Weighting	Payout Range
2019 ACI[2]	8.0%	4.8%
2018 ACI	9.0%	7.7%
2017 ACI	9.0%	9.4%
2019/20 PSUs[2]	8.0%	—
2018/19 PSUs	8.7%	5.8%
2017/18 PSUs	9.0%	8.4%
2016/17 PSUs	11.0%	8.7%

●	Strong, consistent revenue growth is a key company objective
●	Aspirational but achievable targets and significant weighting; revenue weighting for ACI increased to 60% for 2020
●	Low 2019 ACI payout and zero payout on 2018/19 PSUs with respect to the revenue performance metrics
●	M&A-neutral – payout range adjusted by the amount of revenue derived from acquisitions completed during the applicable periods

TOTAL SHAREHOLDER RETURN (TSR)

Component and Weighting	Threshold (50% earned)	Target (100% earned)	Maximum (200% earned)
Absolute TSR
Relative TSR

●	To incentivize shareholder return, absolute TSR and relative TSR were utilized as performance metrics for the PSUs awarded to Mr. Humphries in 2019 (see page 36)
●	Relative TSR is measured against the S&P 500 Information Technology Index
●	Relative TSR added as a PSU performance metric (25% weighting) for 2020 for all executive officers

[1]	Target increase is as initially set by the Compensation Committee (compound annual growth for PSUs with a two-year performance period)and assumes no acquisitions. Achieved increase is as reported less acquisitions (for comparability to target).
[2]	Target and achieved revenue increases for the 2019 ACI and 2019/20 PSUs are based on constant currency revenue growth. 2019/20 PSU achievement will be determined in early 2021.

Key	GAAP or market or company metric
Actual company revenue (GAAP), total shareholder return (TSR) (market metric) and days sales outstanding (DSO) (company metric)

30     COGNIZANT

NON-GAAP / ADJUSTED INCOME FROM OPERATIONS3
(in millions)

	Increase[1]
	Target	Achieved	Weighting	Payout Range
2019 ACI	11.6%	-3.6%
2018 ACI	15.1%	13.9%
2017 ACI	8.9%	10.4%

●	Increased profitability is a key company objective
●	Aspirational but achievable targets and significant weighting for ACI
●	Adjusted income from operations utilized for 2019 ACI awards to align with the company’s revised non-GAAP financial metric
●	Zero 2019 ACI payout with respect to this performance metric due to actual 2019 adjusted income from operations falling below the threshold
●	M&A-neutral – payout range adjusted by the amount of income from operations derived from acquisitions completed during the applicable periods

NON-GAAP / ADJUSTED DILUTED EARNINGS PER SHARE (EPS)3

	Increase[1]
	Target	Achieved	Weighting	Payout Range
2019/20 PSUs[4]	9.4%	—
2018/19 PSUs	17.2%	13.2%
2017/18 PSUs	9.2%	12.6%
2016/17 PSUs	8.6%	10.7%

●	Increased profitability is a key company objective
●	Aspirational but achievable targets and significant weighting for PSUs
●	Adjusted EPS utilized for 2019 awards (2019/20 PSUs) to align with the company’s revised non-GAAP financial metrics
●	Zero payout on 2018/19 PSUs with respect to this performance metric due to actual 2019 non-GAAP EPS falling below the threshold
●	M&A-neutral – payout range adjusted by the amount of non-GAAP EPS derived from acquisitions completed during the applicable periods

DAYS SALES OUTSTANDING (DSO)

	Target	Achieved	Weighting	Payout Range
2019 ACI	68	73
2018 ACI	70	75
2017 ACI	70	71

●	Timely collection of receivables incentivized by this metric
●	DSO has remained in the desired range over the past three years
●	Neutralized for policy change – 2019 target adjusted by two days to account for a policy change with respect to the presentation of certain amounts due to customers, such as discounts and rebates, that had the effect of reducing DSO by two days in 2019
●	DSO eliminated as an ACI performance metric for 2020

[3]	Non-GAAP income from operations, adjusted income from operations, non-GAAP diluted earnings per share and adjusted diluted earnings per share are not measurements of financial performance prepared in accordance with GAAP. See “Forward-Looking Statements and Non-GAAP Financial Measures” on page 66 for more information.
[4]	2019/20 PSU achievement will be determined in early 2021.

Non-GAAP	Adjusted
Actual company non-GAAP income from operations and non-GAAP diluted earnings per share (EPS)[3]	Actual company adjusted income from operations and adjusted diluted earnings per share (EPS)[3]

2020 PROXY STATEMENT     31

Compensation Setting Process

Compensation Consultant

The Compensation Committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our NEOs. The committee operates under a written charter adopted by the board and is comprised entirely of independent, non-employee directors as determined in accordance with Nasdaq rules (see page 17). The committee has the authority to engage its own independent advisor to assist in carrying out its responsibilities under its charter.

To achieve the objectives of our executive compensation program, the Compensation Committee evaluates the program with the goal of setting compensation at levels the committee believes are competitive with those of other technology-related and consulting companies that compete with us for executive talent. The committee has engaged an independent compensation consultant to provide additional assurance that the company’s executive compensation program is reasonable and consistent with its objectives. The consultant reports directly to the committee, regularly participates in committee meetings and advises the committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Although the committee reviews the compensation practices of our peer companies and other market data, the committee does not adhere to strict formulas or survey data to determine the mix of compensation elements. Instead, the committee considers various factors in exercising its discretion to determine compensation, including the experience, responsibilities and performance of each NEO, internal pay equity and the company’s overall financial performance. This flexibility is particularly important in designing compensation arrangements to attract and retain executives in a highly-competitive, rapidly changing market.

Since 2010, the Compensation Committee has engaged Pay Governance as its independent compensation consultant to review all elements of our executive compensation, benchmark such compensation against the compensation packages of other comparable companies with which we compete for executive talent, and provide recommendations to ensure that our executive compensation program continues to enable us to attract and retain qualified executives through competitive compensation packages that incentivize the attainment of our short-term and long-term strategic objectives. As part of the compensation-setting processes for 2016, 2017, 2018 and 2019, the committee asked Pay Governance to provide benchmark compensation data and/or review management’s recommendations for year-over-year compensation adjustments, including a review for general market competitiveness and competitiveness with the company’s peer group. The committee has assessed the independence of Pay Governance and concluded that no conflict of interest exists that would prevent Pay Governance from providing independent advice regarding executive and director compensation matters.

Peer Group

The Compensation Committee, with assistance from Pay Governance, established the company’s peer group that was used for market comparisons and benchmarking of the compensation for each of our NEOs for 2019 other than Mr. Frank, with respect to whom only other market data was used. The peer group is comprised of technology-related and consulting companies selected based on revenue, headcount and market capitalization.

2019 PEER GROUP
●Accenture Plc ●Alliance Data Systems Corporation ●Automatic Data Processing, Inc. ●CA Technologies, Inc. ●Discover Financial Services ●DXC Technology Company	●eBay Inc. ●Fidelity National Information Services, Inc. ●Fiserv, Inc. ●Leidos Holdings, Inc. ●Marsh & McLennan Companies, Inc. ●Mastercard Incorporated	●NetApp, Inc. ●PayPal Holdings, Inc. ●salesforce.com, Inc. ●Visa Inc. ●VMware, Inc.

PEER GROUP POSITIONING

Market Capitalization	Revenue

Headcount

Peer group positioning data is as of December 31, 2019 and excludes CA Technologies, Inc. with respect to market capitalization as it was acquired in November 2018. Other data for CA Technologies, Inc. was available and included.

32     COGNIZANT

Role of Executive Officers in Determining Executive Compensation

Our CEO, aided by our Chief People Officer, among others, provides statistical data and makes recommendations to the Compensation Committee to assist it in determining compensation levels. In addition, our CEO provides the committee with a review of the performance of other executive officers. While the committee utilizes this information and values management’s observations with regard to compensation, the committee makes the ultimate decisions regarding executive compensation.

Say-on-Pay

PROPOSAL 2

Advisory Vote on Executive Compensation (Say-on-Pay)

   The board unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of our executive compensation.

WHAT ARE YOU VOTING ON?

In accordance with Section 14A of the Exchange Act, we are asking shareholders to vote on an advisory basis to approve the compensation paid to our named executive officers (“NEOs”), as described in this proxy statement.

RESOLUTION SHAREHOLDERS ARE BEING ASKED TO APPROVE

RESOLVED, that the shareholders of Cognizant Technology Solutions Corporation approve, on an advisory basis, the compensation of the company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the company’s definitive proxy statement for the 2020 annual meeting of shareholders.

Role of Shareholder Say-on-Pay Votes

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that our shareholders have the opportunity to cast an advisory vote on executive compensation at annual meetings, commonly referred to as a “Say-on-Pay” vote, at least once every three years. At the 2017 annual meeting, the company’s shareholders voted, on an advisory basis, on the frequency of the Say-on-Pay vote, voting in favor of the holding of a Say-on-Pay vote every year. A Say-on-Pay vote has been held at each subsequent annual meeting. Holding the Say-on-Pay vote every year gives shareholders the opportunity to provide direct and frequent feedback on our compensation philosophy, policies and procedures. The next Say-on-Pay vote will occur at the 2021 annual meeting.

The votes solicited by the Say-on Pay proposal are advisory only, and are therefore not binding on the company, the board or the Compensation Committee. However, the board and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against NEO compensation, will consider our shareholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. In making its decisions regarding executive compensation for 2019, the Compensation Committee considered the significant level of shareholder support our executive compensation program received from shareholders in 2019 (88% support), 2018 (92% support) and prior years. The committee chose to generally retain the same structure for 2019 as was utilized in 2018 other than for Brian Humphries, who joined the company as CEO in 2019, and for former CEO Francisco D’Souza. See pages 40 and 41 and other portions of this “Compensation” section for additional details on the compensation structures utilized for Messrs. Humphries and D’Souza.

KEY COMPENSATION PROGRAM FEATURES

WHAT WE DO
Pay for performance, with high percentages of performance-based and long-term equity compensation	See page 30
Use appropriate peer groups and market data when establishing compensation	See page 32
Retain an independent external compensation consultant (Pay Governance)	See page 32
Set significant stock ownership requirements for executives	See page 47
Maintain a strong clawback policy	See page 47
Utilize “double trigger” change of control provisions in plans that only provide benefits upon qualified terminations in connection with a change of control	See page 56

WHAT WE DON’T DO
No hedging or speculation with respect to Cognizant securities	See page 47
No short sales of Cognizant securities	See page 47
No margin accounts with Cognizant securities	See page 47
No pledging of Cognizant securities	See page 47
No tax “gross ups” on severance or other change of control benefits	See page 48

2020 PROXY STATEMENT     33

Primary Compensation Elements

The Compensation Committee first establishes a target direct compensation value to deliver to each NEO based on the perceived retention value of the total compensation package in light of the competitive environment. The committee evaluates the total mix of cash versus equity-based compensation, short-term versus long-term compensation and performance-based versus fixed compensation with reference to market practices. The committee also generally takes into account factors such as increases in the cost of living, the size of comparable awards made to individuals in similar positions within the industry, internal pay equity, the scope, responsibility and business impact of the individual’s position, the individual’s potential for increased responsibility and promotion over the award term, the individual’s personal experience and performance in recent periods and the value of equity compensation that the individual has previously been awarded.

Compensation Elements in Target Direct Compensation
	Base Salary	Annual Cash Incentive (ACI)	Restricted Stock Units (RSUs)	Performance Stock Units (PSUs)
Cash vs. Equity
Performance-based
Long-term

The Compensation Committee also from time to time makes other awards. Cash bonuses are from time to time awarded in lieu of ACI – such bonus amounts typically being included in target direct compensation. Awards for new hires, such as sign-on bonuses or one-time equity grants upon joining the company, are not included in target direct compensation as they are not recurring and typically designed to compensate a new hire for compensation being lost as a result of leaving a prior employer or additional costs as a result of joining the company, or are needed as additional incentive for a new hire to join the company. Equity accelerations upon retirement are also not included in target direct compensation.

Non-Performance-Based Compensation Components

BASE SALARY

The base salary component of an NEO’s target direct compensation is included to provide financial stability and certainty to balance against the performance-based compensation elements. The Compensation Committee reviews the base salaries of our NEOs on an annual basis and makes periodic adjustments based on individual performance and contributions, market trends, increases in the cost of living, competitive position and our financial situation. Consideration is also given to relative responsibility, seniority, experience and performance of each individual NEO. No specific weight is assigned to any of the above criteria relative to the others, but rather the committee uses its judgment in combination with market and other data.

RESTRICTED STOCK UNITS (RSUs)

We grant RSUs, which typically vest quarterly over a three-year period, to reward continued service and long-term performance of our common stock. Mr. D’Souza, Ms. McLoughlin and Mr. Frank have been on an annual RSU grant cycle, with the full amount of such grants included in target direct compensation in the year of the grant. Mr. Sinha and Mr. Thomas have historically received multiple once-every-three-year RSU awards, and the committee includes in target direct compensation the targeted grant date value of the vestings that are anticipated to occur in the applicable year. In 2019, the RSUs granted to Mr. D’Souza pursuant to his Transition Agreement vested entirely in 2019 (see page 41).

2020 RSU AWARD CHANGES

	2019 RSU Awards	2020 RSU Awards	Rationale for Change
Grant Frequency	Ms. McLoughlin, Mr. Frank Granted annually in Q1	Granted annually in Q1 (with transition awards to bridge between grant methods)
●Annual RSU grants are more commonly utilized by peer companies
●More consistent list of NEOs in the proxy statement and better alignment of target direct compensation with SEC compensation
●More consistent compensation delivery and results upon qualified terminations under the executive employment agreements

Mr. Sinha, Mr. Thomas Granted in multiple once-every three-years awards

OTHER (CASH BONUS)

As part of the Transition Agreement with Mr. D’Souza (see page 41), the Compensation Committee determined to award Mr. D’Souza a cash bonus equal to 50% of Mr. D’Souza’s targeted level of ACI in 2018 to compensate Mr. D’Souza for his six months of service as an employee of the company during 2019 (as CEO through March 31, 2019 and as Executive Vice Chairman for the transition period from April 1, 2019 through June 30, 2019). The cash bonus was paid upon conclusion of the transition period.

34     COGNIZANT

Performance-Based Compensation Components

ANNUAL CASH INCENTIVE (ACI)

2019 ANNUAL CASH INCENTIVE

Component and Weighting	Threshold (50% earned)	Target (100% earned)	Maximum (200% earned)	2019 Increase[1]		Overall 2019 ACI Achievement
				Target	Achieved
Revenue (in billions)				8.0%	4.8%
Adjusted Income from Operations (in millions)				11.6%	-3.6%
Days Sales Outstanding (DSO)

The Compensation Committee designed our 2019 ACI program to stimulate and support a high-performance environment by tying such incentive compensation to the attainment of short-term financial goals aligned with our company’s operational objectives that it believed are valued by our shareholders: increased revenue and earnings and consistent cash flow. In 2019, the committee believed it appropriate to establish three components to the annual cash incentive: constant currency revenue growth, adjusted income from operations and days sales outstanding (“DSO”). The committee determined a target for each component and a weighting for each component as a percentage of the total award such that achievement of the targeted level of performance for all three components would result in the NEOs receiving their target awards. For each metric, the Compensation Committee established at the time of the award: (i) threshold – 50% earned, with 0% earned for performance below the threshold; (ii) target – 100% earned; and (iii) maximum – 200% earned. Whether and to what extent the performance as to any metric for the 2019 ACI was achieved was determined by the Compensation Committee in its sole discretion based upon the actual company results for the 2019 fiscal year. To the extent the level of achievement was between the threshold and target levels or between the target and maximum levels for any metric, straight-line interpolation was utilized to calculate the payout level for the component.

The Compensation Committee established constant currency revenue growth and adjusted income from operations targets for 2019 at levels 8.0% and 11.6% above the company’s 2018 revenue and adjusted income from operations, respectively. These targets were established to incentivize the company’s management to prioritize a continued high level of growth in revenue as well as an increased level of adjusted operating margin. Meanwhile, the DSO component remained at the same targeted level as prior years as the committee viewed the target as appropriately incentivizing maintenance of a healthy cash flow level. These targets created substantial uncertainty at the time the committee established them as to the likelihood of the company’s attainment of the targeted levels of performance and payout of the ACI.

The Compensation Committee determined ACI achievement after the end of the fiscal year based upon the company’s actual performance. Prior to determining the performance by the company against the targets for 2019, the committee adjusted the revenue and adjusted income from operations payout ranges by the amount of revenue and income from operations derived from acquisitions completed during 2019, making the awards M&A-neutral, and adjusted the DSO target by two days to account for a policy change with respect to the presentation of certain amounts due to customers, such as discounts and rebates, that had the effect of reducing DSO by two days in 2019.

2020 ACI AWARD CHANGES

For 2020, the Compensation Committee revised the performance-based compensation structure to better align with the company’s strategy as refined during 2019, peer group, competitor and industry practices, the recommendations of the committee’s independent compensation consultant and feedback from shareholders gathered through the company’s fall 2019 shareholder engagement process (see page 18). The committee eliminated DSO as a performance metric for ACI awards and increased the revenue weighting. The committee may make additional changes based on the impact of the COVID-19 pandemic.

Components/Weighting
2019 ACI Awards	2020 ACI Awards	Rationale for Change

●Elimination of DSO metric brings ACI design more in line with the company’s peer group and enabled an increase in the revenue weighting, aligning with the company’s strategic focus on revenue growth
●DSO metric not sufficiently useful for measuring performance of our business for executive compensation purposes and is effectively monitored by the board through other means
●Business unit (“BU”) leaders receive more individualized awards, with 60% of the award based on performance of the applicable BU – 35% BU revenue and 25% BU adjusted income from operations – and only 40% of the award based on overall company performance – 25% company revenue and 15% company adjusted income from operations
●For corporate leaders, including the CEO and CFO, awards continue to be based on overall company performance

[1]

Target increase is as initially set by the Compensation Committee and assumes no acquisitions. Achieved increase is as reported less acquisitions (for comparability to target). Target and achieved revenue increases are based on constant currency revenue growth.

2020 PROXY STATEMENT     35

PERFORMANCE STOCK UNITS (PSUs)

CURRENT CEO

Our Compensation Committee designed the 2019 PSU award granted to Mr. Humphries (the “2019 – 2023 CEO PSUs”) with a view toward incentivizing shareholder return over the next four years and, as such, set performance metrics based on the total shareholder return of our common stock. The 2019 – 2023 CEO PSUs were granted to Mr. Humphries upon his join date on April 1, 2019 and have a 4-year performance measurement period (April 1, 2019 – April 1, 2023) over which the company’s performance is measured across two components: (i) the total shareholder return of our common stock on an absolute basis of share price growth and dividends (“Absolute TSR”) and (ii) the total shareholder return of our common stock on a relative basis as compared to the return of the S&P 500 Information Technology Index (“Relative TSR”). Absolute TSR and Relative TSR each determine 50% of the award. The following graph and table summarize the 2019 – 2023 CEO PSUs, including the first year performance. The 2019 – 2023 CEO PSUs were the only PSUs outstanding for Mr. Humphries during 2019.

PSUs OUTSTANDING IN 2019 FOR CURRENT CEO

OTHER NEOs

Our Compensation Committee designed the 2019 PSU awards granted to our other NEOs to tie a substantial portion of executive compensation to achieving long-term performance objectives that it believes are valued by our shareholders: revenue growth and profitability. The 2019/20 PSUs granted in 2019 have a 2-year performance measurement period (fiscal years 2019 and 2020) over which the company’s performance is measured across two components: revenue and adjusted diluted EPS, each of which determines 50% of the award. For the 2019/20 PSUs, adjusted diluted EPS replaced non-GAAP diluted EPS, which had historically been used as a PSU performance metric, to align with the revised non-GAAP financial metrics that the company began using to measure its financial performance starting in 2019. See “Forward-Looking Statements and Non-GAAP Financial Measures” on page 66. For each metric, the Compensation Committee established at the time of the award: (i) threshold – 50% vesting, with 0% vesting for performance below the threshold; (ii) target – 100% vesting; and (iii) maximum – 200% vesting, and the maximum possible number of PSUs that may vest. Whether and to what extent the performance as to either metric for the 2019/20 PSUs is achieved will be determined by the Compensation Committee in its sole discretion based upon the actual company results for the 2019 and 2020 fiscal years.

To the extent the level of achievement falls between the threshold and target levels or between the target and maximum levels for either metric, straight-line interpolation will be utilized to calculate the payout level for the component.

For the 2019/20 PSUs, performance across the two metrics will determine the total number of PSUs that may vest, with actual vesting of the awards as set forth below, and contingent upon the NEO continuing in the service of the company through the applicable date:

●	1/3rd will vest 30 months following the start of the performance measurement period; and
●	2/3rds will vest 36 months following the start of the performance measurement period.

Prior to determining the performance by the company against the targets for the 2016/17 PSUs, 2017/18 PSUs and 2018/19 PSUs, the Compensation Committee adjusted the revenue and adjusted diluted EPS payout ranges by the amount of revenue and adjusted diluted EPS derived from acquisitions completed during the applicable performance periods, making them M&A-neutral. The committee may make similar adjustments for the 2019/20 PSUs and other future PSUs.

36     COGNIZANT

The following timeline and table shows the 2019/20 PSUs granted in 2019 and other PSUs granted in prior years that had performance periods or vestings during 2019, including PSUs granted in 2016, 2017 and 2018.

PSUs OUTSTANDING IN 2019 FOR OTHER NEOs

[1]	Target increase (compound annual growth rate) is as initially set by the Compensation Committee and assumes no acquisitions. Achieved increase is as reported less acquisitions (for comparability to target).
[2]	Target and achieved revenue increases for the 2019/20 PSUs are based on constant currency revenue growth as determined by the Compensation Committee.

2020 PROXY STATEMENT     37

2020 PSU AWARD CHANGES

For 2020, the Compensation Committee revised the performance-based compensation structure to better align with the company’s strategy as refined during 2019, peer group, competitor and industry practices, the recommendations of the committee’s independent compensation consultant and feedback from shareholders gathered through the company’s fall 2019 shareholder engagement process (see page 18). The committee determined to make changes to the performance metrics and weightings, performance measurement period and vesting schedule. The committee may make additional changes based on the impact of the COVID-19 pandemic.

	2019 PSU Awards	2020 PSU Awards	Rationale for Change
Components/ Weighting
●TSR metric favored by shareholders helps align management and shareholder interests
●Feedback from shareholders generally favored a relative TSR metric as compared to an absolute TSR metric as used for part of the 2019 - 2023 CEO PSUs
●While adding relative TSR, weighting of revenue remained the same while weighting of adjusted diluted EPS was decreased to reflect the strategic priority of increased revenue growth

Relative TSR Performance Scale	Current CEO	Payout range:
●Payout range aligns with payout range for the 2019 - 2023 CEO PSUs
●Payout range, including the setting of the target at the 50th percentile of the peer group, was considered appropriate given the historical TSR of the relative TSR peer group making it a strong peer group

	Payout range:	Maximum: 80th percentile (200%) Target: 50th percentile (100%) Threshold: 30th percentile (50%)
	Maximum: 80th percentile (200%) Target: 50th percentile (100%) Threshold: 30th percentile (50%)	If absolute TSR is negative, payout on relative TSR metric is capped at 100%
Other NEOs No relative TSR component
Relative TSR Peer Group	Current CEO S&P 500 IT Index Other NEOs No relative TSR component	S&P 500 IT Index plus ●5 non-U.S. Cognizant direct competitors (Capgemini, HCL Technologies, Infosys, Tata Consultancy and Wipro) ●3 emerging IT consulting companies (CGI, EPAM Systems and Genpact)
●Revised relative TSR peer group includes 75 total constituents, including direct and emerging competitors and numerous technology companies
●Historical TSR of the relative TSR peer group makes it a strong peer group

Performance Measurement Period	Current CEO 4-year performance measurement period Other NEOs 2-year performance measurement period
3-year performance measurement period:
●Revenue and Adjusted EPS: Three 1-year goals (1/3rd weighting each), set upfront as a percentage increase over prior year actuals, with performance and payout measured separately for each year
●Relative TSR: 3-year goal

●3-year performance measurement period is better aligned with peer group and competitor practices and feedback from shareholders supported the move from a 2-year to a 3-year performance measurement period
●Use of three 1-year goals for revenue and adjusted diluted EPS, set upfront as a percentage increase over prior year actuals, helps address the challenges of 3-year goal setting and maintains the incentive value of the awards for subsequent years even if there is underperformance in a single year

Vesting	Current CEO At end of performance measurement period Other NEOs 1/3rd at 30 months 2/3rds at 36 months …from the start of the performance measurement period	No later than the March 15 following the end of the performance measurement period	●With the longer 3-year performance measurement period, an additional time vesting period was determined to be no longer necessary and did not align with peer group and competitor practices

38     COGNIZANT

Compensation by NEO

This section includes compensation information for and provides an overview of the compensation decisions made with respect to our NEOs.

THREE VIEWS OF COMPENSATION

To assist shareholders in understanding the compensation arrangements for our NEOs, we provide the following three views of compensation:

Target Direct Compensation – The Compensation Committee utilizes target direct compensation to review, evaluate and make decisions, typically early in the year, with respect to the compensation of our NEOs. This view is intended to capture the annual compensation that would be delivered to an NEO in a theoretical, steady-state environment where the same annual compensation was granted in multiple years and the company’s performance was at target across all such years. The committee believes this view is most appropriate for its decision-making, including evaluation against the compensation practices of comparable companies with which we compete for talent, as it is designed to capture the annual compensation an NEO would be expected to earn, assuming company performance at target, based on the decisions of the committee in the year of such decision.

SEC Compensation – The SEC compensation view summarizes the compensation of an NEO consistent with the compensation calculated in accordance with SEC rules and set out in the “2019 Summary Compensation Table” on page 49. The SEC compensation view reflects the actual base salary and ACI earned by an NEO in a given year, the grant date fair value of the RSUs and PSUs granted in a given year and all other compensation, including perquisites, required to be reported under SEC rules. SEC compensation includes several items for which the NEOs do not actually receive the amounts during the year, such as equity grants that may not vest for several years (or at all). It also excludes items that may be paid during the year, but that are attributable to prior periods. It also includes any incremental modification date fair value of any PSUs or RSUs whose terms were modified during the year. As such, the SEC compensation may differ substantially from the compensation actually realized by our NEOs.

Realized Compensation – To supplement the SEC-required disclosure, we provide a realized compensation view that is designed to capture the compensation actually received by an NEO in a given year. We calculate realized compensation by using the reported W-2 income for an NEO for a given year and substituting the actual ACI paid in such year (which relates to the prior year given such incentives are paid in the first quarter of the following year) with the ACI earned for such year. Realized compensation is not a substitute for the amounts reported as SEC compensation.

The table below summarizes the manner in which the various compensation elements for a given year are included in target direct compensation, SEC compensation and realized compensation.

Annual Cash
	Base Salary	Incentive (ACI)	PSUs	RSUs	Other
Target Direct Compensation	Target base salary for the year (generally equal to actual base salary)	Target ACI for the year	Grant date fair value of the PSUs granted during the year	McLoughlin and Frank: Grant date fair value of the RSUs granted during the year Sinha and Thomas: Grant date fair value of the RSUs targeted to vest during the year	D’Souza: Cash bonus paid in lieu of ACI for 2019
SEC Compensation	Actual base salary for the year	Actual ACI earned for the year	Grant date fair value of the PSUs granted during the year and any incremental modification date fair value of any PSUs whose terms were modified during the year	Grant date fair value of the RSUs granted during the year and any incremental modification date fair value of any RSUs whose terms were modified during the year	All other compensation as required by SEC rules, including sign-on bonuses and equity grants upon joining the company and perquisites
Realized Compensation			Actual value as of the vesting date of PSUs that vested during the year	Actual value as of the vesting date of RSUs that vested during the year	All other reported W-2 income

2020 PROXY STATEMENT     39

Brian Humphries CEO Age 46 Education B.A., University of Ulster, Northern Ireland Cognizant Tenure 1 year

Key Responsibilities and Career Highlights

Mr. Humphries joined Cognizant as our CEO on April 1, 2019. In his role as CEO, Brian sets the company’s strategic direction, promotes the company’s client-first culture and focuses on ensuring the company’s sustainable growth and driving long-term shareholder value. Prior to joining Cognizant, he was CEO of Vodafone Business where he was responsible for the strategy, solution development, sales, marketing, partnerships and commercial and financial success of Vodafone Business, a division of Vodafone Group, one of the world’s largest telecommunications companies. Vodafone Business accounted for nearly a third of Vodafone Group’s service revenue, with approximately €12 billion in sales globally, during Mr. Humphries’ tenure as CEO. Prior to Vodafone, Mr. Humphries held a variety of executive roles at technology companies Dell Technologies and Hewlett-Packard.

Committee Assessment and Target Direct Compensation

Mr. Humphries was selected by the board to serve as the company’s CEO based on his extensive experience as a senior executive in the technology sector. In connection with his appointment as CEO, the company entered into an offer letter with Mr. Humphries on November 30, 2018 (the “Offer Letter”) and subsequently entered into an Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement on April 1, 2019 (such employment agreement, Mr. Humphries’ “Employment Agreement”), pursuant to which Mr. Humphries agreed to serve as the company’s CEO. The Compensation Committee reviewed and approved the compensation arrangements set forth in the Offer Letter and Mr. Humphries’ Employment Agreement after considering compensation information provided by Pay Governance for CEOs in the company’s peer group and other information on compensation arrangements for new CEOs.

The committee approved, and Mr. Humphries’ Employment Agreement provided for (by way of reference to the Offer Letter, as applicable), target direct compensation consisting of the following: (i) base salary of £800,000 (prorated to £602,740 for 2019), (ii) ACI target of 200% of base salary (£1,600,000, prorated to £1,205,479 for 2019) and (iii) full value equity awards with a grant date value of $8,000,000. For 2019, the full value equity awards consist entirely of the 2019 – 2023 CEO PSUs as described on page 36. For 2020, the full value equity awards are expected to consist of PSUs (60%) and RSUs (40%) on terms consistent with the annual equity awards to be provided in 2020 to other executive officers of the company as described on pages 34 to 38. In addition, Mr. Humphries was entitled to certain buy-out awards in 2019: (i) an equity buy-out award consisting of $3,000,000 in RSUs and (ii) a cash sign-on bonus of $4,000,000, of which Mr. Humphries was required to utilize $1,000,000 of the after-tax amount to purchase shares of our common stock during our first open trading window after April 1, 2019. The buy-out awards in 2019 were intended to compensate Mr. Humphries for long-term compensation at Vodafone that he forfeited upon joining Cognizant and were not considered part of his target direct compensation. Overall, the compensation arrangement for Mr. Humphries, excluding the buy-out awards, was set at an overall level competitive with the company’s peer group, but weighted more heavily towards performance-based and equity compensation as compared to the peer group.

SEC Compensation

In 2019, Mr. Humphries’ SEC compensation was significantly higher than his target direct compensation as it included the full value of the buy-out awards ($3,000,000 in RSUs and a $4,000,000 sign-on bonus, both included in “Other”,, below), partially offset by the 2019 ACI achievement being 42.8% of target. The grant date value of the PSUs included in SEC compensation differs from target because it is computed in accordance with applicable accounting rules as an award with a “market condition” due to the inclusion of the Absolute TSR component. The effect of the market condition results in a discount relative to the fair value of an award without a market condition.

Realized Compensation

In 2019, Mr. Humphries’ realized compensation was substantially lower than his target direct compensation as nearly all of the equity awards made in 2019 will vest in future periods. His realized compensation consisted principally of his base salary, 2019 ACI at 42.8% of target, two quarterly vestings of RSUs from his buy-out award and the $4,000,000 sign-on bonus (the latter two included in “Other”,, below).

Certain numbers shown in the graphs above were converted to US$ based on a £1 = $1.28 exchange ratio, the twelve-month average for fiscal year 2019.

40     COGNIZANT

Francisco D’Souza Former CEO Age 51 Education B.B.A., University of Macau M.B.A., Carnegie Mellon University Cognizant Tenure 26 years Public Company Boards General Electric Company (GE)

Key Responsibilities and Career Highlights

Mr. D’Souza co-founded Cognizant in 1994 and served as the company’s CEO from 2007 through March 31, 2019 and as an advisor to the company through June 30, 2019.

Committee Assessment and Target Direct Compensation

On February 1, 2019, Mr. D’Souza and the company entered into an amendment to his Amended and Restated Executive Employment and Non-Disclosure, Non-Competition, and Invention Assignment Agreement (such employment agreement, Mr. D’Souza’s “Employment Agreement” and such amendment, the “Transition Agreement”). The Compensation Committee considered the Transition Agreement with the assistance of Pay Governance and approved it as in the best interests of the company in light of Mr. D’Souza’s long and highly successful tenure with the company and the desire to ensure a smooth CEO transition.

Pursuant to the Transition Agreement, Mr. D’Souza received during 2019: (i) $375,000 in base salary and a cash bonus of $750,000 (included in “Other”, , below) for the six months of 2019 during which he remained employed by the company; (ii) RSUs with a grant date value of $6,000,000 of which 25% vested on March 31, 2019 and 75% vested on June 30, 2019; and (iii) vesting of all of his outstanding unvested equity awards other than the 2018/19 PSUs granted to him in 2018 (with a performance period through the end of 2019), which continued to be subject to satisfaction of the applicable performance-vesting criteria. Mr. D’Souza received no shares from the 2018/19 PSUs since the overall achievement was determined by the Compensation Committee to be 0% (see page 37). The Compensation Committee determined that such acceleration of unvested equity was appropriate given Mr. D’Souza’s long and highly successful tenure and the retirement policy for VP+ employees under consideration at the time (see page 46 for the retirement policy adopted in March 2020).

SEC Compensation

In 2019, Mr. D’Souza’s SEC compensation was substantially higher than his target direct compensation primarily due to the inclusion per SEC rules of $22,021,575 of incremental modification date fair value of PSUs and RSUs that were previously granted to Mr. D’Souza and modified by the Transition Agreement to vest on June 30, 2019, earlier than originally scheduled, resulting in inclusion of additional incremental value based on a determination that such awards would probably vest as a result of the modification versus it being improbable that they would vest without the modification. Specifically, the accelerated equity vesting provision of the Transition Agreement resulted in the following additional amounts: (a) PSUs: $18,949,093 ( below) from the modification of 2017/18 PSUs granted in 2017 ($12,186,194) and 2018/19 PSUs granted in 2018 ($6,762,899); and (b) RSUs: $3,072,482 (included in below) from the modification of RSUs granted in 2017 ($1,099,935) and RSUs granted in 2018 ($1,972,547). In 2018, Mr. D’Souza’s SEC compensation was slightly lower than his target direct compensation due to the actual 2018 ACI achievement being 87.7% of target.

Realized Compensation

Mr. D’Souza’s realized compensation was substantially higher than his target direct compensation in both 2018 and 2019. In 2019, this was principally due to the following: (a) the vesting of 2016/17 PSUs on January 1, 2019 ($4,706,454) and the accelerated vesting of 2017/18 PSUs on June 30, 2019 pursuant to the Transition Agreement ($11,472,118) (included in below); and (b) the vesting of RSUs granted in 2019 ($5,399,593), the vestings of RSUs before June 30, 2019 that had been granted prior to 2019 ($1,262,758) and the accelerated vesting of other outstanding RSUs pursuant to the Transition Agreement ($2,874,164) (included in below). Additionally, his 2019 realized compensation included in “Other” the amount of his director compensation that he received once he ceased to be an employee of the company ($86,607) (included in below). In 2018, this was due to his exercise during 2018 of stock options granted to him in 2008, resulting in over $15 million of additional compensation included in “Other” ( below). Other differences in 2018 were primarily due to the actual achievement of ACI versus target and differences in equity vestings (including as a result of PSU achievement) versus equity grant date fair values during the year.

2020 PROXY STATEMENT     41

Karen McLoughlin CFO Age 55 Education B.A., Wellesley College M.B.A., Columbia University Cognizant Tenure 16 years Public Company Boards Best Buy Co., Inc. (BBY)

Key Responsibilities and Career Highlights

Ms. McLoughlin oversees the company’s worldwide financial planning and analysis, accounting, controllership, tax, treasury and internal audit functions. Other areas under her purview include our corporate development, investor relations, enterprise risk management, procurement and real estate functions. Prior to joining Cognizant in 2003, Ms. McLoughlin held key financial management positions with Spherion Corp. and Ryder System Inc. She began her career with Price Waterhouse (now PricewaterhouseCoopers LLP).

Committee Assessment and Target Direct Compensation

The Compensation Committee, at its meeting in February 2019, evaluated Ms. McLoughlin’s performance during 2018 and prior years and the compensation information provided by Pay Governance for CFOs in the company’s peer group. The committee considered Ms. McLoughlin’s continued strong performance as CFO in 2018, the company’s continued growth and the compensation information for CFOs in the peer group for 2019 (see “Peer Group” on page 32).

Based on these considerations, the committee determined that Ms. McLoughlin’s target direct compensation for 2019 should be increased to $5,800,000 (4% increase vs. 2018) to reflect continued performance and general market trends.

The specific components of Ms. McLoughlin’s 2019 target direct compensation were as follows: (i) base salary of $750,000 (7% increase vs. 2018), (ii) ACI target of 1x base salary ($750,000; a 7% increase vs. 2018), (iii) PSUs of $2,300,000 (15% increase vs. 2018) and (iv) RSUs of $2,000,000 (9% decrease vs. 2018 primarily due to her receiving in mid-2018 an additional RSU retention grant during the period during which the company undertook a search for a new CEO).

SEC Compensation

In both 2018 and 2019, Ms. McLoughlin’s SEC compensation was lower than her target direct compensation due to the actual ACI achievement for each year being less than target (87.7% of target in 2018 and 42.8% of target in 2019).

Realized Compensation

Ms. McLoughlin’s realized compensation was lower than her target direct compensation in both 2018 and 2019 due to the actual achievement of ACI versus target and differences in equity vestings versus equity grant date fair values during the years. In 2018, this lower value was partially offset by her exercise during 2018 of stock options granted to her in 2008, which resulted in $747,989 in additional consideration in 2018 included in “Other” ( below).

42     COGNIZANT

Malcolm Frank Executive Vice President and President, Cognizant Digital Business Age 54 Education B.A., Yale University Cognizant Tenure 14 years Public Company Boards FactSet Research Systems Inc. (FDS)

Key Responsibilities and Career Highlights

Mr. Frank became our Executive Vice President and President, Cognizant Digital Business in May 2019. In this role, Mr. Frank is responsible for overseeing our digital business practice. This includes digital strategy, artificial intelligence (AI) and analytics, interactive, digital engineering and Internet of Things (IoT). Prior to his current role, Mr. Frank was our Executive Vice President, Chief Strategy Officer and Chief Marketing Officer. He joined Cognizant in 2005 and his deep understanding of the digital economy – across silos, organizations and marketplaces - and ability to see around technology’s tight corners have been key factors in Cognizant’s continued growth and ability to address clients’ ever-changing business needs.

Committee Assessment and Target Direct Compensation

The Compensation Committee, at its meeting in February 2019, evaluated Mr. Frank’s performance during 2018 and prior years and compensation information provided by Pay Governance for executives with similar responsibilities based on size- and industry-appropriate market data. The committee considered Mr. Frank’s continued strong performance in 2018, his importance in determining company strategy as it makes the shift to digital and the compensation information for executives at other companies with similar responsibilities. Based on these considerations, the committee determined that Mr. Frank’s target direct compensation for 2019 should be increased to $4,800,000 (1% increase vs. 2018) to reflect continued performance and general market trends.

The specific components of Mr. Frank’s 2019 target direct compensation were as follows: (i) base salary of $650,000 (21% increase vs. 2018), (ii) ACI target of 1x base salary ($650,000; a 21% increase vs. 2018), (iii) PSUs of $1,900,000 (2% increase vs. 2018) and (iv) RSUs of $1,600,000 (11% decrease vs. 2018 primarily due to his receiving in mid-2018 an additional RSU retention grant during the period during which the company undertook a search for a new CEO).

SEC Compensation

In both 2018 and 2019, Mr. Frank’s SEC compensation was lower than his target direct compensation due to the actual ACI achievement for each year being less than target (87.7% of target in 2018 and 42.8% of target in 2019).

Realized Compensation

Mr. Frank’s realized compensation was lower than his target direct compensation in both 2018 and 2019 due to the actual achievement of ACI versus target and differences in equity vestings versus equity grant date fair values during the years.

2020 PROXY STATEMENT     43

Dharmendra
Kumar (DK) Sinha
Executive Vice President and
President, North America

Age 57
Education
B.S., Patna Science College
in Patna, India
M.B.A., Birla Institute
of Technology, Mesra,
Ranchi, India
Cognizant Tenure 23 years

Key Responsibilities and Career Highlights

Mr. Sinha became our Executive Vice President and President, North America in June 2019. In this role, he is responsible for our North American strategy, industry verticals, sales, delivery and vertical operations. Prior to this role, he was our President, Global Client Services and managed Cognizant’s global go-to-market team, which included sales, field marketing, the strategic partnership group and the strategic engagement and advisory relationships group. He joined Cognizant in 1997 and has served in a variety of client-facing roles.

Committee Assessment and Target Direct Compensation

The Compensation Committee, at its meeting in February 2019, considered Mr. Sinha’s strong performance during 2018 and prior years, and compensation information provided by Pay Governance for executives with similar responsibilities in the company’s peer group. Based on these considerations, the committee determined that Mr. Sinha’s target direct compensation for 2019 should be $3,700,000 (13% increase vs. 2018) to reflect continued performance and general market trends.

The specific components of Mr. Sinha’s 2019 target direct compensation were as follows: (i) base salary of $650,000 (37% increase vs. 2018), (ii) ACI target of 1x base salary ($650,000; a 37% increase vs. 2018), (iii) PSUs of $883,000 (10% increase vs. 2018) and (iv) RSUs of $1,517,000 (1% decrease vs. 2018).

SEC Compensation

In both 2018 and 2019, Mr. Sinha’s SEC compensation differed from his target direct compensation in part due to the timing of his multiple once-every-three years RSU grants: while his SEC compensation is determined on the basis of the grant date fair value of the RSU grants he received in the respective year, the committee set his target direct compensation using the grant date fair value of the portions of the RSU awards that were targeted to vest in the applicable year. In addition, in both 2018 and 2019, his SEC compensation with respect to the ACI component of compensation differed as a result of the actual ACI achievement for each year being less than target (87.7% of target in 2018 and 42.8% of target in 2019).

Realized Compensation

Mr. Sinha’s realized compensation was lower than his target direct compensation in both 2018 and 2019 due to the actual achievement of ACI versus target and differences in equity vestings versus equity grant date fair values during the years.

44     COGNIZANT

Santosh Thomas
Former Executive Vice President
and President, Global Growth
Markets
(through February 14, 2020)

Age 52
Education
B.A., Engineering, R.V.
College of Engineering,
Bangalore, India
Postgraduate Diploma,
Business Management, Xavier
School of Management, India
Cognizant Tenure 21 years

Key Responsibilities and Career Highlights

Mr. Thomas served as our Executive Vice President and President, Global Growth Markets, which comprise Europe, Asia-Pacific, Middle East and Latin America, through February 14, 2020. In that role, he ran the company’s market strategies and day-to-day operations, which included managing client relationships, sales, profit and loss, and nearshore delivery, among other responsibilities. Prior to that role, he served as our Head, Growth Markets from 2011 to 2016. He joined Cognizant in 1999 and held various other senior leadership roles including leading Continental European operations and various roles in client relationships and market development in North America. Prior to joining Cognizant in 1999, Mr. Thomas worked with Informix and HCL Hewlett Packard Limited.

Committee Assessment and Target Direct Compensation

The Compensation Committee, at its meeting in February 2019, considered Mr. Thomas’ strong performance during 2018 and prior years and compensation information provided by Pay Governance for executives with similar responsibilities in the company’s peer group. Based on these considerations, the committee determined that Mr. Thomas’ target direct compensation for 2019 should be $4,155,606 to reflect continued performance and general market trends. The specific components of Mr. Thomas’ 2019 target direct compensation were as follows: (i) base salary of €560,815, (ii) ACI target of 1x base salary (€560,815), (iii) PSUs of $1,450,000 and (iv) RSUs of $1,450,000.

SEC Compensation

In 2019, Mr. Thomas’ SEC compensation differed from his target direct compensation in part due to the timing of his multiple once-every-three years RSU grants: while his SEC compensation is determined on the basis of the grant date fair value of the RSU grants he received in 2019, the committee set his target direct compensation using the grant date fair value of the portions of the RSU awards that were targeted to vest in 2019. In addition, his SEC compensation with respect to the ACI component of compensation differed as a result of the actual ACI achievement being 42.8% of target.

Realized Compensation

Mr. Thomas’ realized compensation was lower than his target direct compensation in 2019 due to the actual achievement of ACI versus target and differences in equity vestings versus equity grant date fair values during the year.

Certain numbers shown in the graphs above were converted to US$ based on a €1 = $1.12 exchange ratio, the twelve-month average for fiscal year 2019. Under applicable SEC rules, we have excluded Mr. Thomas’ compensation for 2018 as he was not an NEO during that year.

2020 PROXY STATEMENT     45

Other Elements of Compensation

Supplemental Retirement Programs

We do not have any nonqualified deferred compensation programs, pension plans or pre-tax supplemental executive retirement plans for our NEOs, except for the CSRP described under “Broad-Based Programs” below.

Broad-Based Programs

Our executive officers are eligible to participate in our broad-based medical, dental, vision, life and accidental death insurance programs.

Our U.S.-based executive officers are additionally eligible to participate in our 401(k) savings plan, 2004 Employee Stock Purchase Plan, as amended and restated in 2013 and 2018 (the “ESPP”), and the Cognizant Technology Solutions Supplemental Retirement Plan (the “CSRP”) on the same basis as other U.S.-based employees generally. Under the 401(k) savings plan, we match employee contributions at the rate of 50% for each dollar contributed during each pay period, up to the first 6% of eligible compensation contributed during each pay period, subject to applicable U.S. Internal Revenue Service (“IRS”) limits. The matching contributions vest immediately.

RETIREMENT POLICY
In March 2020 the board adopted a new retirement policy covering certain RSU and PSU awards that includes the following key terms:
Eligibility	All employees at the VP level and above
Retirement	Voluntary retirement upon:
●At least 55 years of age; and ●At least 10 years of service
Benefits	RSUs and PSUs continue to settle on the originally scheduled vesting dates following retirement

●Applies only to equity awards made on or after the adoption of the policy and at least 6 months before the individual’s retirement date
●PSU awards are pro-rated based on the portion of the performance measurement period during which the individual was employed before retirement (actual performance continues to be assessed on the full original performance measurement period)

Additional Conditions

3 month’s notice before retirement to allow for succession planning; execution of a release and compliance with non-competition and non-solicitation restrictions that apply until 1 year after settlement of the individual’s last equity award

The retirement policy was developed by the Compensation Committee with reference to the practices of the peer group companies and with the advice of Pay Governance.

Our U.S.-based executive officers who are subject to contribution restrictions under our 401(k) savings plan due to statutory limits that apply to highly-compensated employees are eligible to participate in the CSRP on the same basis as other U.S.-based employees generally. The CSRP is a nonqualified savings plan in which the employee’s contributions are made on a post-tax basis to an individually owned, portable and flexible retirement plan held with a life insurance company. The CSRP works alongside established qualified retirement plans such as our 401(k) savings plan or can be the basis for a long-term stand-alone retirement savings plan. We provide a fully vested incentive match following the same formula as our 401(k) savings plan. Because the CSRP is not subject to the same IRS non-discrimination rules as our 401(k) savings plan, employees that face limitations on their 401(k) contributions due to these rules can avail themselves of the CSRP without forgoing the company match. Although there is a limit in the amount of employer contributions, there is no limit to the amount an employee may contribute to the CSRP and it can be used in concert with other retirement strategies that may be available outside of the company.

Our U.K.-based executive officers are eligible to participate in our U.K. group personal pension plan on the same basis as other U.K.-based employees generally. Under this plan, we match employee contributions of up to 10% of pensionable salary (depending on the employee’s job grade), subject to applicable statutory annual allowance limits. For any excess pension contributions over the annual allowance limits, which an employee is eligible for under the terms of such employee’s contract of employment, such employee is paid such contribution value as a cash allowance, subject to applicable tax law.

Our Netherlands-based executive officer was eligible to participate in our defined contribution pension scheme at Zwitserleven PPI (“Zwitserleven Plan”) on the same basis as other Netherlands-based employees generally. Under this scheme, a premium is made available to an eligible employee each month, which is invested in a pension savings deposit at Zwitserleven PPI. The level of the premium depends on the employee’s salary and age on January 1 of each calendar year.

The 401(k) savings plan, CSRP, U.K. group personal pension plan, Zwitserleven Plan and other generally available benefit programs allow us to remain competitive for employee talent. We believe that the availability of the aforementioned broad-based benefit programs generally enhances employee morale and loyalty.

Perquisites

We seek to maintain an egalitarian culture in our facilities and operations. The company’s philosophy is to provide a minimal amount of personal benefits and perquisites to its executives and generally only when such benefits have a strong business purpose.

We incur expenses to ensure that our employees, including our executive officers, are accessible to us and our customers at all times and to promote our commitment to provide our employees and executives with the necessary resources and technology to allow them to operate “around the clock” in a “virtual office” environment. However, we do not view these expenses as executive perquisites because they are

46     COGNIZANT

essential to the efficient performance of executives’ duties and are comparable to the benefits provided to a broad-based group of our employees. We also provide personal security services to certain of our executive officers where we believe the provision of such services is in the interest of the company, and we may reimburse executives for approved travel expenses where an immediate family member accompanies an executive to attend a business function at which such family member is generally expected to attend. In addition, the company provides Mr. Humphries with a corporate apartment in New York City as a result of his frequent travel to our New York office.

Company Policies Impacting Compensation

Executive Stock Ownership Guidelines

CEO

Our stock ownership guidelines are designed to further align the interests of our NEOs with those of our shareholders. Under the guidelines, each NEO is required over time to hold a number of shares with a value, as of March 2017 or, for later identified NEOs, the time an executive becomes an NEO, equal to the applicable multiple of annual base salary. The annual base salary utilized in the calculation is the annual base salary applicable as of March 2017 or, for later identified NEOs, the annual base salary when an officer becomes an NEO. Compliance is required within five years of an officer becoming an NEO, subject to limited exceptions for hardship or other personal circumstances as determined by the Compensation Committee. As of March 31, 2020, all of our NEOs who remained employed with us as of such date were in compliance with our stock ownership guidelines.

6x
annual base salary
OTHER NEOs
4x
annual base salary

Hedging, Short Sale, Margin Account and Pledging Prohibitions

Our insider trading policies include the following prohibitions:

No Hedging or Speculation	All of the company’s directors, officers and other employees are prohibited from purchasing or selling puts, calls and other derivative securities of the company or any other derivative security that provides the equivalent of ownership of any of the company’s securities or an opportunity, directly or indirectly, to profit from the change in value of the company’s securities.
No Short Sales	All of the company’s directors, officers and other employees are prohibited from engaging in short sales of company securities, preventing such persons from profiting from a decline in the trading price of the company’s common stock.
No Margin Accounts	All of the company’s directors, officers and other employees are prohibited from using company securities as collateral in a margin account.
No Pledging	All of the company’s directors, officers and other employees are prohibited from pledging company securities as collateral for a loan, or modifying an existing pledge.

Clawback Policy

We maintain a clawback policy, which applies to all NEOs and certain other members of management.

When Clawback Policy May Apply	Compensation Subject to Clawback

Company is required to prepare an accounting restatement due to material noncompliance by the company with any financial reporting requirement under the securities laws that is caused directly or indirectly by any current or former employee’s gross negligence, willful fraud or failure to act that affects the performance measures or the payment, award or value of any compensation that is based in whole or in part on the achievement of financial results by the company (“incentive compensation”)

Incentive compensation actually received during the preceding three years less amount that would have been received based on restated financial results

…and to the extent the restatement is caused by an employee’s willful fraud or intentional manipulation of performance measures that affects incentive compensation, for such employee…	Same as above, but clawback may cover the entire period the employee was subject to the clawback policy

Employee engages in illegal or improper conduct that causes significant financial or reputational harm to the company	Any portion of incentive compensation

Employee has knowledge of and fails to report to the board the conduct of any other employee or agent of the company who engages in any of the conduct described above	Any portion of incentive compensation

Employee is grossly negligent in fulfilling his or her supervisory responsibilities to prevent any employee or agent of the company from engaging in any of the conduct described above	Any portion of incentive compensation

2020 PROXY STATEMENT     47

Equity Grant Practices

The Compensation Committee or the board approves the grant of stock-based equity awards, such as PSUs, RSUs and options, at its regularly scheduled meetings or by written consent (to be effective on the date of the meeting or receipt of all signed consents, or a later date). In addition, the committee has authorized, subject to various limitations, a committee comprised of members of the executive management team to grant stock-based equity awards to newly hired and certain existing employees, excluding executive officers and certain other senior employees. The Compensation Committee and the board do not engage in any market timing with regards to the stock-based equity awards made to executive officers or other award recipients. It is the company’s policy that all stock option grants, whether made by the board, the Compensation Committee or the executive committee, have an exercise price per share equal to the fair market value of our common stock based on the closing market price per share on the grant date.

Risk Assessment

The Compensation Committee believes that its approach to goal setting and setting of targets with payouts at multiple levels of performance assists in mitigating excessive risk-taking that could harm the company’s value or reward poor judgment by executives. Several features of the company’s compensation program reflect sound risk management practices. Notably, the committee believes compensation has been allocated among cash and equity and short-term and long-term compensation elements in such a way as to not encourage excessive risk-taking, but rather to reward meeting strategic company goals that enhance shareholder value. In addition, the committee believes that the mix of equity award instruments used under the company’s long-term incentive program (full value awards as well as the multi-year vesting of the equity awards) also minimize excessive risk-taking that might lead to short-term returns at the expense of long-term value creation. We also set stock ownership guidelines for our NEOs to help mitigate potential compensation risk (see page 47). Additionally, the targets and achievement determinations related to our performance-based compensation (ACI and PSUs) is M&A-neutral, which discourages excessive risk-taking with respect to M&A transactions. In sum, the committee believes that the company’s compensation policies do not create risks that are reasonably likely to have a material adverse effect on the company.

Tax Considerations – Deductibility of Executive Compensation

U.S. Internal Revenue Code (“IRC”) Section 162(m) imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to covered employees, which generally includes all current and certain former NEOs (2017 and later), who are employed as of the end of the year. As such, any compensation in excess of the $1 million annual limit that we may pay to a covered employee is not deductible.

Severance Benefits

NO TAX GROSS-UPS ON SEVERANCE BENEFITS

None of the NEOs is entitled to any tax gross-up payments for the tax liability they incur with respect to such severance benefits or other changes in control-related payments. The material terms of the NEOs’ Employment Agreements and post-employment compensation are described in “Potential Payments Upon Termination or Change in Control” starting on page 56.

We have entered into executive employment and non-disclosure, non-competition and invention assignment agreements (collectively, the “Employment Agreements”) with each of the NEOs under which certain payments and benefits would be provided should the NEO’s employment terminate under certain circumstances, including in connection with a change in control (see page 56). We believe that the Employment Agreements achieve two important goals crucial to our long-term financial success, namely, the long-term retention of our NEOs and their commitment to the attainment of our strategic objectives. These agreements will allow our NEOs to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situations during periods when substantial disruptions and distractions, including a potential change in control, might otherwise prevail. We believe that these severance packages are fair and reasonable in light of market practices, the years of service our NEOs have collectively rendered us (average tenure of over 16 years), the level of dedication and commitment they have rendered us over that period, the contributions they have made to our growth and financial success and the value we expect to receive from retaining their services, including during challenging transition periods following a change in control.

Compensation Committee Report

The Compensation Committee has furnished the report set forth below. The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in the company’s proxy statement for the 2020 annual meeting of shareholders. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in such proxy statement for filing with the Securities and Exchange Commission and incorporated by reference into the company’s Annual Report on Form 10-K for the year ended December 31, 2019.

By the Compensation Committee of the Board of Directors of Cognizant Technology Solutions Corporation

JOHN N. FOX, JR.	LEO S. MACKAY JR.	MICHAEL PATSALOS-FOX	JOSEPH M. VELLI

48     COGNIZANT

Executive Compensation Tables

2019 Summary Compensation Table

The following 2019 Summary Compensation Table provides certain summary information concerning the compensation earned for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2017, 2018 and 2019 by our CEO, CFO and each of our three other most highly compensated executive officers who were serving as executive officers at the end of the 2019 fiscal year (collectively, the “NEOs”). Additionally, our former CEO, Mr. D’Souza, is included in the table as he served as our CEO through March 31, 2019. No executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2019 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Comp.	All Other Comp.	SEC Total
Brian Humphries	2019	$769,649	$4,000,000	$10,346,672	$658,819	$182,862	$15,958,002
Current CEO
Francisco D’Souza	2019	$375,000	$750,000	$28,021,570	–	$87,774	$29,234,344
Former CEO	2018	$750,000	–	$11,999,951	$1,315,500	$29,080	$14,094,531
	2017	$669,282	–	$10,993,841	$648,111	$167,157	$12,478,392
Karen McLoughlin	2019	$750,000	–	$4,299,924	$321,000	$9,746	$5,380,670
CFO	2018	$700,000	–	$4,199,928	$613,900	$9,327	$5,523,155
	2017	$500,000	–	$3,005,130	$487,815	$8,100	$4,001,045
Malcolm Frank	2019	$650,000	–	$3,499,919	$278,200	$7,750	$4,435,869
Executive Vice President and	2018	$535,000	–	$3,667,159	$469,195	$5,750	$4,677,104
President, Cognizant Digital Business
DK Sinha	2019	$650,000	–	$2,856,562	$278,200	$8,400	$3,793,162
Executive Vice President and	2018	$475,000	–	$2,262,429	$416,575	$8,250	$3,162,254
President, North America	2017	$375,000	–	$2,085,875	$365,861	$8,100	$2,834,836
Santosh Thomas	2019	$627,803	–	$3,235,059	$268,699	$13,654	$4,145,215
Former Executive Vice President and
President, Global Growth Markets

Year. Under applicable SEC rules, we have excluded compensation for 2018 and 2017 for Mr. Humphries and Mr. Thomas, and for 2017 for Mr. Frank, as they were not NEOs during those years. Mr. Humphries was first employed by the company on April 1, 2019.

Salary. Salaries are paid in the local currency of the resident jurisdiction of each NEO. The local currency for all NEOs, other than Mr. Humphries and Mr. Thomas, is US$. For purposes of this column, Mr. Humphries’ salary has been converted to US$ from GBP at an exchange rate of £1 = $1.28 and Mr. Thomas’ salary has been converted to US$ from Euros at an exchange rate of €1 = $1.12, in each case the twelve-month average exchange rate for fiscal year 2019.

Bonus. From time to time, our Compensation Committee determines that a cash bonus is appropriate in light of an NEO’s individual circumstances. Mr. Humphries received a one-time cash sign-on bonus upon his joining the company on April 1, 2019 that was designed to compensate him for long-term compensation at Vodafone he forfeited on joining Cognizant and of which $1,000,000 of the after-tax amount he was required to utilize to purchase shares of our common stock during our first open market trading window after April 1, 2019 (see page 40). As part of his Transition Agreement, Mr. D’Souza received a cash bonus on June 30, 2019 for the six months of 2019 during which Mr. D’Souza was employed by the company (see page 41).

Stock Awards. Amounts shown in this column represent the aggregate grant date fair value of PSUs and RSUs determined in accordance with FASB ASC Topic 718 granted in each respective year. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that will be realized by the NEO. The reported dollar amounts do not take into account any estimated forfeitures related to continued service vesting requirements. See “Restricted Stock Units (RSUs)” and “Performance Stock (PSUs)” on pages 34 and 36, respectively, for a description of the terms of the RSUs and PSUs granted during 2019. None of the NEOs forfeited any stock awards during the 2017, 2018 or 2019 fiscal years. For information regarding assumptions underlying the valuation of stock-based awards, see the notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the applicable fiscal year.

2020 PROXY STATEMENT     49

The grant date fair value of stock awards granted in 2019 resulted from RSU and PSU awards with the following grant date fair values:

	Mr. Humphries	Mr. D’Souza	Ms. McLoughlin	Mr. Frank	Mr. Sinha	Mr. Thomas
RSUs	$2,999,935	$5,999,995	$1,999,975	$1,599,936	$1,973,568	$1,785,110
PSUs	$7,346,737	–	$2,299,949	$1,899,983	$882,994	$1,449,949

The aggregate grant date fair value of PSUs granted to our NEOs during 2019, assuming maximum performance (200%), would be as follows:

	Mr. Humphries	Mr. D’Souza	Ms. McLoughlin	Mr. Frank	Mr. Sinha	Mr. Thomas
PSUs, settlement at maximum – 200%	$7,346,737	–	$4,599,898	$3,799,966	$1,765,988	$2,899,898

The grant date fair value of the 2019 – 2023 CEO PSUs (see page 36) granted to Mr. Humphries are determined in accordance with FASB ASC Topic 718 as an award with a “market condition,” meaning that the potential for maximum performance is built into the grant date fair value calculation.

The amount shown in the Summary Compensation Table in the “Stock Awards” column includes for Mr. D’Souza $22,021,575 of incremental modification date fair value of RSUs and PSUs that were previously granted to Mr. D’Souza and modified by the Transition Agreement to vest on June 30, 2019, earlier than originally scheduled, resulting in incremental value based on a determination that that such awards would probably vest as a result of the modification versus it being improbable that they would vest without the modification. Specifically, the accelerated equity vesting provision of the Transition Agreement resulted in the following additional amounts:

RSUs		PSUs
2017 Grant	$1,099,935	2017/18 PSUs	$12,186,194
2018 Grant	$1,972,547	2018/19 PSUs	$6,762,899
Total	$3,072,482	Total	$18,949,093

Non-Equity Incentive Plan Compensation. Amounts shown in this column represent cash incentive awards earned for each respective fiscal year and paid in the first quarter of the following year under our ACI program (see page 35). ACI is paid in the local currency of the resident jurisdiction of each NEO. The local currency for all NEOs, other than Mr. Humphries and Mr. Thomas, is US$. For purposes of this column, Mr. Humphries’ ACI has been converted to US$ from GBP at an exchange rate of £1 = $1.28 and Mr. Thomas’ ACI has been converted to US$ from Euros at an exchange rate of €1 = $1.12, in each case the twelve-month average exchange rate for fiscal year 2019.

All Other Compensation. We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits for 2019 are shown in the table below. Additionally, Mr. D’Souza received compensation for his services as a director beginning on July 1, 2019, when he ceased to be an employee of the company, commensurate with the compensation paid to our other non-employee directors (see page 26).

	Mr. Humphries	Mr. D’Souza	Ms. McLoughlin	Mr. Frank	Mr. Sinha	Mr. Thomas
401(k) matching contribution	–	$938	$3,500	$7,750	$7,750	–
CSRP matching contribution	–	–	$4,900	–	$ 650	–
Home security services	$13,731	$229	$1,346	–	–	–
Corporate apartment	$92,516	–	–	–	–	–
Pension allowance	$71,827	–	–	–	–	–
U.K. group personal pension plan matching contribution	$4,788	–	–	–	–	–
Zwitserleven plan matching contribution	–	–	–	–	–	$13,654
Director compensation	–	$86,607	–	–	–	–

For Mr. Humphries, (i) the value of the pension allowance represents the amount of employer contributions under the U.K. group personal pension plan in excess of the statutory annual allowance limit that are paid to Mr. Humphries as a cash allowance, subject to applicable income tax, and (ii) the value of the U.K. group personal pension plan matching contribution represents the employer contributions to such plan (see page 46). The value of home security services provided to Mr. Humphries is converted to US$ from CHF at exchange rate of 1 CHF = $1.01, the twelve-month average rate for fiscal year 2019, and the values of pension allowance and the employer contributions under the U.K. group personal pension plan are converted to US$ from GBP at an exchange rate of £1 = $1.28, the twelve-month average exchange rate for fiscal year 2019. For Mr. Thomas, the value of the Zwitserleven plan matching contribution represents employer contributions to such plan and is converted to US$ from Euros at an exchange rate of €1 = $1.12, the twelve-month average exchange rate for fiscal year 2019.

50     COGNIZANT

2019 Grants of Plan-Based Awards Table

The following table provides certain summary information concerning each grant of an award made to an NEO in the 2019 fiscal year under a compensation plan.

Name	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Equity Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
		Threshold	Target	Maximum	Threshold	Target	Maximum
Brian Humphries	04/01/19	$769,649	$1,539,298	$3,078,596
	04/01/19				54,164	108,327	216,654		$7,346,737
	04/01/19							40,622	$2,999,935
Francisco D’Souza	02/26/19							83,287	$5,999,995
Karen McLoughlin	02/26/19	$375,000	$750,000	$1,500,000
	02/26/19				15,963	31,926	63,852		$2,299,949
	02/26/19							27,762	$1,999,975
Malcolm Frank	02/26/19	$325,000	$650,000	$1,300,000
	02/26/19				13,187	26,374	52,748		$1,899,983
	02/26/19							22,209	$1,599,936
DK Sinha	02/26/19	$325,000	$650,000	$1,300,000
	02/26/19				6,129	12,257	24,514		$882,994
	02/26/19							4,031	$290,393
	12/02/19							26,490	$1,683,175
Santosh Thomas	02/26/19	$313,901	$627,803	$1,255,606
	02/26/19				10,064	20,127	40,254		$1,449,949
	02/26/19							12,867	$926,939
	12/02/19							13,506	$858,171

Estimated Future Payouts Under Non-Equity Incentive Plan Awards. Represents the range of ACI that can be earned by the NEO if the minimum threshold, target and maximum performance targets are achieved. The ACI is prorated if performance levels are achieved between the threshold and target levels or between the target and maximum levels. Performance below the minimum threshold results in no ACI payout to the NEO. See “Annual Cash Incentive (ACI)” on page 35 for information regarding the methodology and performance criteria applied in determining these potential cash incentive amounts. The actual ACI paid to each NEO for his or her 2019 performance is reported as “Non-Equity Incentive Plan Comp.” in the 2019 Summary Compensation Table on page 49. For each of Mr. Humphries and Mr. Thomas, the ACI amount, including threshold, target and maximum payouts, were set in such NEO’s resident jurisdiction local currency and such amounts were converted to US$ for purposes of the table above based on the twelve-month average exchange rate for fiscal year 2019. For Mr. Humphries, that rate was £1 = $1.28 and for Mr. Thomas, that rate was €1 = $1.12. Additionally, since Mr. Humphries joined the company on April 1, 2019, his ACI payout has been pro-rated to the number of days during 2019 that he served as CEO.

Estimated Future Payouts Under Equity Incentive Plan Awards. Represents the range of shares that could vest pursuant to PSUs. See “Performance Stock Units (PSUs)” on page 36 for a description of the terms of the PSUs.

All Other Stock Awards. Represents RSUs. See “Restricted Stock Units (RSUs)” on page 34 for a description of the terms of the RSUs.

Grant Date Fair Value of Equity Awards. Represents the grant date fair value of the PSUs and RSUs determined in accordance with FASB ASC Topic 718, assuming target achievement for PSUs. For information regarding assumptions underlying the valuation of stock-based awards, see Note 17 to the Consolidated Financial Statements in our 2019 Annual Report.

2020 PROXY STATEMENT     51

Outstanding Equity Awards at Fiscal Year-End 2019 Table

The following table provides certain summary information concerning outstanding equity awards held by the NEOs as of December 31, 2019. Our NEOs did not hold any outstanding option awards as of December 31, 2019.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Brian Humphries	33,852[2]	$2,099,501
			108,327[3]	$6,718,441
Francisco D’Souza			–[5]	–
Karen McLoughlin	1,438[2]	$89,185
	8,035[2]	$498,331
	3,834[2]	$237,785
	20,822[2]	$1,291,380
	31,558[4]	$1,957,227
			–[5]	–
			31,926[6]	$1,980,051
Malcolm Frank	1,310[2]	$81,246
	5,022[2]	$311,464
	5,128[2]	$318,039
	16,657[2]	$1,033,067
	29,008[4]	$1,799,076
			–[5]	–
			26,374[6]	$1,635,715
DK Sinha	6,194[2]	$384,152
	3,767[2]	$233,629
	4,553[2]	$282,377
	3,024[2]	$187,548
	26,490[2]	$1,642,910
	12,165[4]	$754,473
			–[5]	–
			12,257[6]	$760,179
Santosh Thomas	8,849[2]	$548,815
	4,863[2]	$301,603
	9,651[2]	$598,555
	13,506[2]	$837,642
	12,068[4]	$748,457
			–[5]	–
			20,127[6]	$1,248,277
[1]	Market value was determined based on the closing price of our common stock of $62.02 on December 31, 2019.
[2]	Amounts shown represent the following with respect to RSUs:

Mr. Humphries. Awards shown are time-based RSUs that were granted on April 1, 2019 and vest on specified dates if Mr. Humphries is still employed by the company. A total of approximately 13,541 shares are scheduled to vest in January, April, July and October of 2020; a total of approximately 13,540 shares are scheduled to vest in January, April, July and October of 2021; and a total of approximately 6,771 shares are scheduled to vest in January and April of 2022.

Ms. McLoughlin and Mr. Frank. Awards shown are time-based RSUs that were granted on March 2, 2017, February 26, 2018, June 12, 2018 and February 26, 2019 and vest on specified dates if the individual is still employed by the company:

Ms. McLoughlin: A total of approximately 19,676 shares are scheduled to vest in March, June, September and December of 2020; a total of approximately 12,139 shares are scheduled to vest in March, June, September and December of 2021; and approximately 2,314 shares are scheduled to vest in March of 2022.

Mr. Frank: A total of approximately 16,148 shares are scheduled to vest in March, June, September and December of 2020; a total of approximately 10,118 shares are scheduled to vest in March, June, September and December of 2021; and approximately 1,851 shares are scheduled to vest in March of 2022.

52     COGNIZANT

Mr. Sinha. Awards shown are time-based RSUs that were granted on December 12, 2017, February 26, 2018, June 12, 2018, February 26, 2019 and December 2, 2019 and vest on specified dates if Mr. Sinha is still employed by the company: a total of approximately 20,208 shares are scheduled to vest in March, April, June, July, September, October and December of 2020; a total of approximately 12,446 shares are scheduled to vest in January, March, April, June, July, September, October and December of 2021; a total of approximately 9,166 shares are scheduled to vest in January, March, April, July and October of 2022; and approximately 2,208 shares are scheduled to vest in January of 2023.

Mr. Thomas. Awards shown are time-based RSUs that were granted on December 12, 2017, June 12, 2018, February 26, 2019 and December 2, 2019 and were scheduled to vest on specified dates if Mr. Thomas were still employed by the company on such dates: a total of approximately 19,756 shares were scheduled to vest in March, April, June, July, September, October and December of 2020; a total of approximately 10,412 shares were scheduled to vest in January, March, April, June, July, September, October and December of 2021; a total of approximately 5,575 shares were scheduled to vest in January, March, April, July and October of 2022; and approximately 1,126 shares were scheduled to vest in January of 2023.

[3]

2019 – 2023 CEO PSUs. Represents the number of unearned shares not vested equal to the target award for PSUs granted in 2019 with a market condition, as described in FASB ASC Topic 718, and a four-year performance measurement period (April 1, 2019 – April 1, 2023). See “Performance Stock Units (PSUs) – Current CEO” on page 36 for additional information.

[4]

2017/18 PSUs. Represents the number of shares that vested from PSUs granted in 2017 with a 2017/18 performance measurement period (combined performance of the company for 2017 and 2018). 1/3rd vested on July 1, 2019 and the remaining 2/3rds vested on January 1, 2020. Performance for such awards was calculated and achieved as set forth under “Performance Stock Units (PSUs) – Other NEOs” on page 36.

[5]

2018/19 PSUs. Represents the number of shares that were eligible to vest based on PSUs granted in 2018 with a 2018/19 performance measurement period (combined performance of the company for 2018 and 2019). Performance for such awards was below threshold levels as set forth under “Performance Stock Units (PSUs) – Other NEOs” on page 36. As such, no shares will vest from these awards.

[6]

2019/20 PSUs. Represents the number of unearned shares not vested equal to the target award for PSUs granted in 2019 with a 2019/20 performance measurement period (combined performance of the company for 2019 and 2020). See “Performance Stock Units (PSUs) – Other NEOs” on page 36 for additional information. After the Compensation Committee determines, based on the cumulative performance for the fiscal 2019 and 2020 measurement period, the number of shares that may vest, such shares will vest as follows: 1/3rd on July 1, 2021 and the remaining 2/3rds on January 1, 2022 (subject to continued employment through such dates).

2019 Option Exercises and Stock Vested Table

None of our NEOs held or exercised any options during 2019. The following table provides information about the value realized by the NEOs on stock award vestings during the year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting Date	Value Realized on Vesting
Brian Humphries	6,770	$424,818
Francisco D’Souza	392,031	$25,715,087
Karen McLoughlin	56,886	$3,709,904
Malcolm Frank	50,937	$3,323,035
DK Sinha	36,387	$2,400,264
Santosh Thomas	26,477	$1,743,473

Stock Awards. The number of shares shown in the table reflects the gross number of shares each NEO was entitled to receive upon vesting of the stock. The company reduced the number of shares issued to each NEO by automatically withholding a number of shares with a fair market value as of the vesting date sufficient to satisfy required tax withholdings. Each NEO actually received the following net number of shares (and net value realized on vesting, including any dividend equivalents payable on vesting) following such share withholding: Mr. Humphries, 4,040 ($252,408), Mr. D’Souza, 194,790 ($12,538,173); Ms. McLoughlin, 30,039 ($1,919,925); Mr. Frank, 27,631 ($1,765,839); Mr. Sinha, 20,272 ($1,311,803) and Mr. Thomas, 7,081 ($457,016). Value realized on vesting is calculated by multiplying the number of shares acquired on vesting by the fair market value of the shares on the respective vesting date, including any dividend equivalents payable on vesting.

2019 Nonqualified Deferred Compensation Table

None of the NEOs participated in any nonqualified defined contribution or other nonqualified deferred compensation plan in 2019.

2019 Pension Benefits Table

None of the NEOs participated in any defined benefit pension plan in 2019.

2020 PROXY STATEMENT     53

Equity Compensation Plan Information

The following table provides information as of December 31, 2019 with respect to the shares of our common stock that may be issued under our existing equity compensation plans approved by shareholders, which include the 2017 Incentive Award Plan (the “2017 Plan”), the ESPP, and our prior equity compensation plan, the 2009 Incentive Compensation Plan (the “2009 Plan”). The 2017 Plan succeeded the 2009 Plan. Awards granted under the 2009 Plan remain valid, though no additional awards may be granted from such plan. For additional information on our equity compensation plans, see Note 17 to the Consolidated Financial Statements in our 2019 Annual Report.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders	6,611,012	$55.02	43,300,831
Equity compensation plans not approved by security holders	–	N/A	–
Total	6,611,012	$55.02	43,300,831

Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights. The amounts listed in this column exclude purchase rights outstanding under the ESPP. Under such plan, employees may purchase whole shares of common stock at a price per share equal to 90% of the lower of the fair market value per share on the first day of the purchase period or the fair market value per share on the last day of the purchase period. As of December 31, 2019, 138,518 shares may be issued pursuant to stock options upon exercise, 4,500,919 shares may be issued pursuant to RSUs upon vesting, and 1,971,575 shares may be issued pursuant to PSUs upon vesting. The number of shares that may be issued under the outstanding and unvested PSUs for which the performance measurement period has not ended is based on vesting of the maximum number of award shares. The actual number of shares that may vest will generally range from 0% to 200% of the target number based on the level of achievement of the applicable performance metrics and the continued service vesting requirements. See “Performance Stock Units (PSUs)” on page 36.

Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights. As of December 31, 2019, the weighted-average exercise price of outstanding options to purchase common stock was $55.02, and no weighting was assigned to PSUs or RSUs as no exercise price is applicable to PSUs or RSUs.

Number of Securities Available for Future Issuance Under Equity Compensation Plans. The amounts listed in this column include 34,382,509 shares available for future issuance under the 2017 Plan. Any shares underlying outstanding awards that are forfeited under the 2009 Plan (which are included in the first column of this table) will be available for future issuance under the 2017 Plan. Also includes 8,918,322 shares available for future issuance under the ESPP. As of December 31, 2019, there were no outstanding purchase periods under the ESPP.

CEO Pay Ratio

We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee.

The following table provides information, based on our reasonable estimates, about the relationship between the annual total compensation of our current CEO and the annual total compensation of our employees as of December 31, 2019.

Category	Median Employee Annual Total Compensation	Current CEO Annual Total Compensation	Pay Ratio (CEO : median employee)
Current CEO Pay to Worldwide Median Employee Pay (SEC-required pay ratio disclosure)	$32,084	$16,503,792	514 : 1
Current CEO Pay to U.S. Median Employee Pay (Supplemental pay ratio information)	$89,177		185 : 1

54     COGNIZANT

CEO Compensation. For the year ended December 31, 2019, the total compensation for our current CEO, Mr. Humphries, was $15,958,002 as reported in the “SEC Total” column of the Summary Compensation Table on page 49. Since Mr. Humphries was appointed CEO effective April 1, 2019, we annualized his Salary, Non-Equity Incentive Plan Compensation and All Other Compensation as disclosed in the Summary Compensation Table, and added the disclosed values of his Bonus and Stock Awards to arrive at a value of $16,503,792, used for the ratio of annual total compensation for our current CEO to the annual total compensation for our median employee. We annualized Mr. Humphries total compensation as follows:

	Compensation included in
Current CEO Pay Components	Summary Compensation Table	Annual Total Compensation for CEO Pay Ratio	Rationale
Salary	$769,649	$1,021,534	Annualized Salary
Bonus	$4,000,000	$4,000,000	Not annualized; one-time cash sign-on payment
Stock Awards	$10,346,672	$10,346,672	Not annualized; one-time award of 108,327 PSUs and 40,622 RSUs
Non-Equity Incentive Plan Compensation	$658,819	$874,433	Annualized earned ACI
All Other Compensation	$182,862	$261,153	Annualized rent on corporate apartment, home security services, pension allowance and U.K. group personal pension plan matching contribution
Total Current CEO Pay	$15,958,002	$16,503,792

As we provided a cash sign-on bonus (i.e., $4,000,000 sign-on cash payment) and equity buy-out award (i.e., 40,622 RSUs with a grant date fair value of $2,999,935) to our current CEO in 2019 to compensate him for long-term compensation at his prior employer that he forfeited upon joining the company, we expect the 2019 CEO pay ratio to be higher than the CEO pay ratio in future years when we are not providing compensation to recruit a new CEO. If we were to exclude these one-time cash and equity compensation values from the 2019 pay ratio calculation, our CEO compensation would have been $9,503,857 and the resulting CEO pay ratio with respect to worldwide median employee pay would have been 296 : 1.

Employees Included. The company had approximately 293,000 employees worldwide as of December 31, 2019, including approximately 47,000 in North America, approximately 21,000 in Europe and approximately 225,000 in various other locations throughout the rest of the world, including approximately 204,000 in India. In identifying the worldwide median employee, we included all of such employees, except for our current CEO and approximately 1,500 employees of Mustache, Meritsoft, Zenith, Samlink and Contino, which businesses we acquired during 2019 (the “2019 Acquired Companies”). In identifying the U.S. median employee, we included all U.S. employees, except for employees of the 2019 Acquired Companies. We did not include any independent contractors in either calculation.

Compensation Included. In identifying the worldwide and U.S. median employees, we used the actual salary, bonus and ACI for 2019 (in each case annualized for full-time employees who joined during 2019) and the grant date fair value of PSUs and RSUs awarded during 2019 for each applicable employee as of December 31, 2019. Where there were multiple employees with the resulting median compensation, we calculated each of such employee’s annual total compensation in the same manner as the “SEC Total” of compensation shown for our current CEO in the “2019 Summary Compensation Table” on page 49. We used such annual total compensation to identify the median of such employees and for disclosure of median employee pay herein (averaged where the median fell between two employees).

Currency Conversion. For employees receiving their compensation in a currency other than U.S. dollars, including the current CEO, we translated such compensation to U.S. dollars at twelve-month average exchange rates for 2019.

Cost-of-Living Adjustment. We applied a cost-of-living adjustment to the compensation of each of our employees resident in a jurisdiction other than the jurisdiction in which our current CEO resided (the United Kingdom) in order to adjust the compensation of such employees to the jurisdiction in which our current CEO resided. In making such cost-of-living adjustments, we used the cost-of-living index for the country in which the employee was based for all employees not based in the United Kingdom. Each such cost-of-living index was used to adjust the applicable compensation of employees to the cost-of-living index for the United Kingdom (65.33). For the worldwide median employee, the cost-of-living indexes for both Malaysia (39.46) and India (25.14) were used as such employee was located in Malaysia for part of the year (January – May) and India for the remainder of the year (June – December). For the U.S. median employee, the U.S. index (70.95) was used. All cost-of-living indexes used were as published by Numbeo.com for mid-year 2019. Without application of a cost-of-living adjustment, and after otherwise utilizing the same process described above to identify the median employee, the median employee would have been a full-time, salaried employee located in India with annual total compensation of $13,513. The ratio of the annual total compensation of our current CEO to such median employee’s annual total compensation was 1,221 : 1.

Supplemental U.S. Median Employee Pay Ratio. The form and amount of our current CEO’s annual total compensation is largely influenced by prevailing compensation practices in the United States and the competitive market for senior executive talent. While the market for such talent is global, given that the company is a U.S.-headquartered, publicly-traded company, we believe that it is useful to understand the relationship between the annual total compensation of our current CEO and the median of the annual total compensation of our U.S. employees. As noted above, the median of the annual total compensation of our U.S. employees was adjusted to the cost-of-living index for the United Kingdom.

2020 PROXY STATEMENT     55

Potential Payments Upon Termination or Change in Control

Overview of Potential Payments

We have entered into Employment Agreements with our NEOs that provide certain benefits upon such employees being terminated without Cause or leaving for Good Reason (each, a “Qualifying Termination” — see "What is a 'Qualifying Termination'?" below for more details). Such benefits are adjusted in the event the Qualifying Termination occurs within the 12 months following a change in control. Following a 2017 review by the Compensation Committee of the terms of such Employment Agreements against the company’s peer group and other market trends and data that indicated that such agreements provided benefits that were below market, we entered into amended and restated versions of such Employment Agreements with each of our NEOs, except Messrs. Frank and Thomas, in February 2018. We entered into an Employment Agreement with Mr. Humphries on April 1, 2019 with provisions similar to the Employment Agreements with Ms. McLoughlin and Mr. Sinha. We also entered into the Transition Agreement with Mr. D’Souza, as described on page 41, which included terms for termination for a Qualifying Termination, but such terms are no longer in effect as Mr. D’Souza ceased to be an employee after June 30, 2019.

The table below summarizes the benefits under the Employment Agreements, as applicable to each of our NEOs who remain executive officers as of the date of this proxy statement.

Unvested PSUs / Performance-Based Awards
Termination Event	Employment Agreement Version	Salary and ACI	Benefits	Unvested RSUs / Time-Based Awards	Performance Measurement Period Ended; Performance Objectives Satisfied	Performance Measurement Period Not Ended
Qualifying Termination – no Change in Control	Humphries, McLoughlin, Sinha	1x …base salary, payable over 12 months …ACI (100% of target), payable in a lump sum	18 months of reimbursement for COBRA premiums	Acceleration of awards that would otherwise vest in the next 12 months	Acceleration of awards that would otherwise vest in the next 12 months	Forfeited
	Frank	22 months …base salary, payable in installments	12 months of reimbursement for COBRA premiums
Qualifying Termination – within 12 months of Change in Control	Humphries, McLoughlin, Sinha	2x …base salary, payable over 24 months …ACI (100% of target), payable in a lump sum	18 months of reimbursement for COBRA premiums	Acceleration of entire award	Acceleration of entire award	Acceleration of entire award (based on performance as of change in control date)
	Frank	1x …base salary, payable over 12 months …ACI (100% of target), payable in a lump sum	12 months of reimbursement for COBRA premiums

WHAT IS A “QUALIFYING TERMINATION”?

Termination without “Cause”	Leaving for “Good Reason”

“Cause” is defined as:

●Willful malfeasance or willful misconduct in connection with employment;
●Continuing failure to perform duties requested;
●Failure to observe material policies of the company;
●Commission of any felony or any misdemeanor involving moral turpitude;
●Engaging in any fraudulent act or embezzlement; or
●Any material breach of an Employment Agreement.

“Good Reason” is defined as:

●A material diminution of authority, duties or responsibilities;
●A material diminution in overall compensation package that is not broadly applied to other executives;
●The company’s failure to obtain from its successor the express assumption of an Employment Agreement; or
●The company’s change, without the executive officer’s consent, in the principal place of his or her work to a location more than 50 miles from the primary work location, but only if the change is after a change in control (provided, however, that, with respect to Mr. Humphries, a change in his principal place of work to New York or New Jersey would not constitute “Good Reason”).

56     COGNIZANT

DEATH BENEFITS

The Employment Agreements applicable to Mr. Humphries, Ms. McLoughlin and Mr. Sinha (but not Mr. Frank) also provide the following death benefits:

●1x ACI (100% of target), pro-rated for the portion of the year the employee served, payable in a lump sum;
●Acceleration of the entirety of any equity awards that would have vested solely upon continued service with the company; and
●Acceleration of any equity awards that had performance measurement periods ongoing, with the level of achievement determined by the Compensation Committee’s good faith determination of the level of company achievement of the performance objectives for the portion of the performance measurement period that elapsed prior to death.

NO EXCESS PARACHUTE PAYMENTS

The Employment Agreements also provide that in the event any payments under the Employment Agreements would constitute parachute payments under IRC Section 280G, then the payments under the Employment Agreements will be reduced by the minimum amount necessary so that no amounts paid will be non-deductible to the company or subject to the excise tax imposed under IRC Section 4999.

Cash severance payments are contingent on the executive officers executing and not revoking a waiver and release of claims against the company and complying with one-year post-termination non-competition and non-solicitation covenants, a six-month post-termination intellectual property covenant and a perpetual confidentiality covenant. Upon any termination of employment, each executive officer will also be entitled to any amounts earned, accrued and owed but not yet paid as of the termination date and any benefits accrued and earned in accordance with the terms of any benefits plans or programs, and these amounts are not conditioned upon the release becoming effective.

Calculation of Potential Payments

The following table shows potential payments to our NEOs under the Employment Agreements in effect on December 31, 2019 (as opposed to the date of this proxy statement for the table on page 56) in the event of a Qualifying Termination prior to or within 12 months following a change in control. After the period of 12 months following a change in control, the potential payments upon a Qualifying Termination, absent another change in control, revert to those prior to a change in control as set forth below. Potential payments are calculated assuming a December 31, 2019 Qualifying Termination date and, where applicable, using the closing price of our common stock of $62.02 on December 31, 2019, as reported on Nasdaq.

Name	Trigger	Salary and Bonus	Benefits	Awards Acceleration / Extension	Total
Brian Humphries	Qualifying Termination Prior to Change in Control	$3,064,584	–	$839,813	$3,904,397
	Qualifying Termination Following Change in Control	$6,129,168	–	$2,099,501	$8,228,669
	Death or Disability	$1,539,298	–	$2,099,501	$3,638,799
	Retirement	–	–	–	–
	Termination for Other Reasons	–	–	–	–
Karen McLoughlin	Qualifying Termination Prior to Change in Control	$1,500,000	$19,108	$3,177,533	$4,696,641
	Qualifying Termination Following Change in Control	$3,000,000	$19,108	$4,073,908	$7,093,016
	Death or Disability	$750,000	–	$4,073,908	$4,823,908
	Retirement	–	–	–	–
	Termination for Other Reasons	–	–	–	–
Malcolm Frank	Qualifying Termination Prior to Change in Control	$1,191,667	$17,719	$2,800,575	$4,009,961
	Qualifying Termination Following Change in Control	$1,300,000	$17,719	$3,542,893	$4,860,612
	Death or Disability	–	–	–	–
	Retirement	–	–	–	–
	Termination for Other Reasons	–	–	–	–
DK Sinha	Qualifying Termination Prior to Change in Control	$1,300,000	$19,108	$2,007,773	$3,326,881
	Qualifying Termination Following Change in Control	$2,600,000	$19,108	$3,485,090	$6,104,198
	Death or Disability	$650,000	–	$3,485,090	$4,135,090
	Retirement	–	–	–	–
	Termination for Other Reasons	–	–	–	–
Santosh Thomas	Qualifying Termination Prior to Change in Control	$1,150,972	–	$1,973,724	$3,124,696
	Qualifying Termination Following Change in Control	$1,255,608	–	$3,035,073	$4,290,681
	Death or Disability	–	–	–	–
	Retirement	–	–	–	–
	Termination for Other Reasons	–	–	–	–

2020 PROXY STATEMENT     57

Audit Matters

Independent Auditor

PROPOSAL 3

Ratification of Appointment of Independent Registered Public Accounting Firm

   The board unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

WHAT ARE YOU VOTING ON?

Our Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm to audit our consolidated financial statements and our internal control over financial reporting for 2020. We are asking our shareholders to ratify this appointment of PwC. Although ratification is not required by our by-laws or otherwise, the board values the opinions of our shareholders and believes that shareholder ratification of the Audit Committee’s selection is a good corporate governance practice. If the selection is not ratified, the committee will take this fact into consideration in determining whether it is appropriate to select another independent auditor for 2020 or future years. Even if the selection is ratified, the committee may select a different independent auditor at any time during the year if it determines that this would be in the best interests of the company and its shareholders.

Review and Engagement

The Audit Committee is directly responsible for the appointment, compensation (including negotiation and approval of the audit fees), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee and its chairperson are directly involved in the selection of the lead audit partner at the start of each rotation.

To ensure continuing audit independence:

●	The Audit Committee periodically considers whether there should be a change of the accounting firm that is retained, and considers the advisability and potential impact of selecting a different accounting firm;
●	Neither the accounting firm nor any of its members is permitted to have any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services; and
●	In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide services to our company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years.

The members of the committee and the board believe that the continued retention of PwC to serve as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders.

Annual Meeting Attendance

We expect PwC representatives to attend the annual meeting. They will have an opportunity to make a statement if they wish and are expected to be available to respond to appropriate questions from shareholders.

Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy that generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. From time to time, the committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided. The committee has also delegated to Maureen Breakiron-Evans, its current chairperson, the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any such approval of services pursuant to this delegated authority is reported on at the next committee meeting. During 2018 and 2019, the committee approved all services provided to us by PwC that are subject to the pre-approval procedures in accordance with our pre-approval policy.

58     COGNIZANT

Auditor Fees

FEES

The following table summarizes the fees of PwC, our independent registered public accounting firm, for each of the last two fiscal years.

Fee Category	2018	2019
Audit Fees	$6,164,300	$5,990,300
Audit-Related Fees	4,830,100	1,325,600
Tax Fees	1,440,900	1,240,300
All Other Fees	1,096,900	596,300
Total	$13,532,200	$9,152,500

Audit Fees. Audit fees consist of fees for the audit of our consolidated financial statements (including internal controls over financial reporting), the review of our interim quarterly financial statements, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees in 2018 were higher than in 2019 principally due to the company’s internal investigation described in Note 15 to the Consolidated Financial Statements in our 2019 Annual Report.

Audit-Related Fees. Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and are not reported under “Audit Fees”. These services relate to attest services that are not required by statute or regulation and financial due diligence services. The decrease in audit-related fees from 2018 to 2019 was principally due to decreased financial due diligence services related to business combinations in 2019.

Tax Fees. Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning and tax advice. These services include assistance in complying with local transfer pricing requirements, assistance with local tax audits and assessments, withholding tax and indirect tax matters, preparation and filing of local tax returns, and technical advice relating to local and international tax matters. The decrease in tax fees from 2018 to 2019 was principally related to decreased local tax advisory services.

All Other Fees. For both 2018 and 2019, other fees primarily relate to advisory fees for immigration services outside the United States and internal process reviews. The decrease in 2019 is attributable to a reduction in immigration services.

Audit Committee Report

The Audit Committee has furnished the report set forth below.

To the Board of Directors of Cognizant Technology Solutions Corporation:

The Audit Committee of the board acts under a written charter, which is available in the “Corporate Governance” section of the “About Cognizant” page of the company’s website located at www.cognizant.com. The members of the committee are independent directors, as defined in its charter and the rules of The Nasdaq Stock Market LLC. The committee held 9 meetings during 2019. Management is responsible for establishing and maintaining adequate internal control over financial reporting. The company’s independent registered public accounting firm (“auditor”) is responsible for performing an independent integrated audit of the company’s annual financial statements and management’s assessment of the effectiveness of the company’s internal control over financial reporting. The committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has reviewed the company’s audited financial statements for the fiscal year ended December 31, 2019 and has discussed these financial statements with management and the company’s auditor. The committee has also received from, and discussed with, the company’s auditor various communications that such auditor is required to provide to the committee, including the matters required to be discussed by, as may be modified or supplemented by, the PCAOB and the SEC. The company’s auditor also provided the committee with formal written statements required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the auditor and the company, including the disclosures required by the applicable requirements of the PCAOB regarding the auditor’s communications with the committee concerning independence. In addition, the committee discussed with the auditor its independence from the company. The committee also considered whether the auditor’s provision of certain other non-audit related services to the company is compatible with maintaining such firm’s independence.

Based on its discussions with management and the auditor, and its review of the representations and information provided by management and the auditor, the committee recommended to the board that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

By the Audit Committee of the Board of Directors of Cognizant Technology Solutions Corporation

MAUREEN BREAKIRON-EVANS	JOHN DINEEN	LEO S. MACKAY, JR.	JOSEPH M. VELLI	SANDRA S. WIJNBERG

2020 PROXY STATEMENT     59

Shareholder Proposals

Shareholder Proposal for the 2020 Annual Meeting

PROPOSAL 4

Shareholder Action by Written Consent

   The board unanimously recommends a vote AGAINST this proposal for the reasons discussed in the board’s Statement of Opposition below.

WHAT ARE YOU VOTING ON?

The shareholder proposal set forth herein will be voted on at the annual meeting only if properly presented by or on behalf of the shareholder proponent.

Proposal

The company has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, beneficial owner of 100 shares of the company’s common stock, intends to submit the proposal set forth below at the annual meeting.

PROPOSAL 4 – RIGHT TO ACT BY WRITTEN CONSENT

Resolved, Shareholders request that our board of directors undertake such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to be consistent with giving shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.

Cognizant shareholders, who own their shares for less than one continuous year, cannot participate in calling for a special meeting. Hundreds of major companies enable shareholder action by written consent. Taking action by written consent in place of a meeting is a means shareholders can use to raise important matters outside the normal annual meeting cycle.

This proposal topic won 46%-support at the 2018 Cognizant Technology Solutions meeting. The 46%-support most like represented at least 51%-support from the shares that have access to independent proxy voting advice. After a 45%-vote for a written consent shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.

This proposal is of additional importance because all Cognizant shareholders, who own their shares for less than one continuous year, cannot participate in calling for a special meeting. This could disqualify from 25% to 50% of Cognizant shares. This is an unusual restriction.

The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it less difficult for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.

This is a proposal topic that can gain increased shareholder support even if management opposes it. For instance Flowserve Corporation opposed this proposal topic and support increased from 43% to 51% in one-year.

There is also concern about Cognizant executive pay being rejected by 12% of shares in 2019. The usual rate of rejection is 5% at a well performing company. John Klein, Chairman of the Board, received the highest negative director votes in 2019. Zein Abdalla, who chaired the all-important Nomination Committee, received the second highest negative director votes. And Cognizant stock was flat in 2019 during a bull market.

And a proxy advisor set certain minimum requirements for a company adopting written consent in case the directors of a company are tempted to adopt a “fig leaf” version of written consent.

Please vote yes:
Right to Act by Written Consent – Proposal 4

The Board’s Statement of Opposition

Substantially identical proposals have been rejected by the company’s shareholders at five of the last seven annual meetings. Substantially the same proposal has been submitted, considered by the board and rejected by shareholders at the 2013, 2015, 2016, 2017 and 2018 annual meetings. The board continues to believe that this proposal is not in the best interests of all shareholders, and that the proponent wastes shareholder time and company resources in continuing to submit substantially the same proposal year after year notwithstanding its having been repeatedly rejected by shareholders.

60     COGNIZANT

The company’s current practice with respect to shareholder action by written consent is consistent with market practice. An overwhelming majority of S&P 500 companies, 70%, either do not permit shareholders to act by written consent or require that any shareholder action by written consent be unanimous (which is effectively the same as not permitting action by written consent for a large public company). As such, most other large public companies in fact do not permit the kind of shareholder action by written consent requested by the proponent and the board believes that the company’s current practice is consistent with market practice.

The company’s existing corporate governance practices already ensure shareholder democracy and board accountability. Implementation of this proposal is unnecessary given the company’s other governance practices, including our by-law provisions that (i) permit shareholders owning 10% of our common stock for one year to call special meetings, and (ii) permit shareholder proxy access, meaning a group of shareholders who have owned at least 3% of the company’s stock for at least three years may submit up to 2 director nominees or 25% of the board, whichever is greater, for inclusion in our proxy statement.

Written consent can result in an unfair, secret and unsound process. Action by written consent as set forth in this proposal would allow a limited group of shareholders to act on potentially significant matters, without a meeting, without prior notice to all shareholders, and without an opportunity for fair and open discussion among shareholders. Given this, the board believes that such action by written consent would be an unfair, secretive and unsound process. By contrast, at meetings of shareholders, all shareholders have the opportunity to express views on proposed actions, participate in deliberations and vote, and such meetings occur at a time and date announced publicly in advance of the meeting. As such, the board believes that the company’s existing right of shareholders holding 10% of our common stock for one year to call a special meeting represents a much better process, while action by written consent is not in the best interest of stockholders.

Shareholder Proposals and Nominees for the 2021 Annual Meeting

	Rule 14a-8 Shareholder Proposals	Director Nominees Via Proxy Access	Other Proposals or Director Nominees
Description	SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 under the Exchange Act (“Rule 14a-8”).	Our by-laws permit a group of shareholders who have owned a significant amount of the company’s common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (up to 25% of the board and in any event not less than two directors) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our by-laws.	Our by-laws require that any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s proxy statement (either under Rule 14a-8 or our proxy access by-laws), but is instead sought to be presented directly at such meeting, must be received by our secretary in writing not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting.
When	Any shareholder proposals submitted in accordance with Rule 14a-8 must be received at our principal executive offices no later than the close of business on December 23, 2020.	Notice of director nominees under these by-law provisions must be received no earlier than November 17, 2020 and no later than the close of business on December 17, 2020. In the event that the date of the 2021 annual meeting is more than 30 days before or more than 70 days after June 2, 2021, then our secretary must receive such written notice not earlier than the close of business on the 150th day prior to the 2021 annual meeting and not later than the close of business on the later of the 120th day prior to the 2021 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company.	Shareholder proposals or director nominations submitted under these by-law provisions must be received no earlier than the close of business on February 2, 2021 and no later than the close of business on March 4, 2021. In the event that the date of the 2021 annual meeting is more than 30 days before or more than 70 days after June 2, 2021, then our secretary must receive any such proposal not earlier than the close of business on the 120th day prior to the 2021 annual meeting and not later than the close of business of the later of the 90th day prior to the 2021 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the company.
Where	Proposal or notice should be sent to our secretary. See “Helpful Resources” on page 69.
What	Proposals must conform to and include the information required by Rule 14a-8.	Notice or proposal must include the information required by our by-laws, a copy of which is available on our website or upon request to our secretary. See “Helpful Resources” on page 69.
Please Note:

SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with the above deadlines and, in certain other cases, notwithstanding the shareholder’s compliance with these deadlines.

The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with the requirements set forth above or other applicable requirements.

2020 PROXY STATEMENT     61

Additional Information

Proxy Statement and Proxy Solicitation

About This Proxy Statement and the Annual Meeting

This proxy statement is furnished in connection with the solicitation by the board of proxies to be voted at our annual meeting to be held on Tuesday, June 2, 2020, at 9:30 am Eastern Time, via live webcast, and at any continuation, postponement or adjournment thereof. Holders of record of shares of common stock as of April 6, 2020, the record date, will be entitled to notice of and to vote at the annual meeting and any continuation, postponement or adjournment thereof. As of the record date, there were 541,055,494 shares of common stock issued and outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote on any matter presented to shareholders at the meeting.

At the annual meeting, our shareholders will be asked to vote on the management proposals and shareholder proposal set forth on page 2. The board recommends that you vote your shares as indicated on page 2. If you return a properly completed proxy card, or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the board’s recommendations set forth on page 2. We know of no other business that will be presented at the annual meeting. If any other matter properly comes before the shareholders for a vote at the annual meeting, however, the proxy holders named on the company’s proxy card will vote your shares in accordance with their best judgment.

Notice of Internet Availability of Proxy Materials

As permitted by SEC rules, Cognizant is making this proxy statement and its 2019 Annual Report available to certain of its shareholders electronically via the Internet. On or about April 22, 2020, we mailed to these shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials and Householding

Some of our shareholders received printed copies of our proxy statement, 2019 Annual Report and proxy card. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at 866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the board, whose Notice of Annual Meeting is included with this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, text and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We have engaged Morrow Sodali Corporate LLC to assist us with the solicitation of proxies. We expect to pay Morrow Sodali LLC a fee of $18,000 plus reimbursement for out-of-pocket expenses for its services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

62     COGNIZANT

Communications to the Board from Shareholders

Under procedures approved by a majority of our independent directors, our chairman, general counsel and secretary are primarily responsible for monitoring communications from shareholders and, if they relate to important substantive matters and include suggestions or comments that our chairman, general counsel and secretary consider to be important for the directors to know, providing copies or summaries to the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Shareholders who wish to send communications on any topic to the board should address such communications to the board or our general counsel and secretary. See “Helpful Resources” on page 69.

Annual Meeting Q&A

Questions and Answers About the 2020 Annual Meeting

Who is entitled to vote at the annual meeting?

The record date for the annual meeting is April 6, 2020. You are entitled to vote at the annual meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the annual meeting. The only class of stock entitled to be voted at the annual meeting is our common stock. Each outstanding share of common stock is entitled to one vote for all matters before the annual meeting. At the close of business on the record date, there were 541,055,494 shares of common stock issued and outstanding and entitled to vote at the annual meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name”. If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if such bank or brokerage firm received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, and you wish to vote your shares at the annual meeting, you may join the annual meeting live webcast following the instructions provided under “How do I join the annual meeting live webcast?” below.

How many shares must be present to hold the annual meeting?

A quorum must be present at the annual meeting for any business to be conducted. The presence at the annual meeting, via live webcast or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum.

Who can attend the annual meeting live webcast?

You may attend the annual meeting only if you are a Cognizant shareholder who is entitled to vote at the annual meeting, or if you hold a valid proxy for the annual meeting.

How do I join the annual meeting live webcast?

The annual meeting will be a virtual meeting of shareholders conducted via a live webcast that provides shareholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that a virtual meeting will provide expanded shareholder access and participation and improved communications. You will be able to vote your shares electronically at the virtual meeting.

2020 PROXY STATEMENT     63

To attend and submit your questions during the virtual meeting, please visit www.virtualshareholdermeeting.com/CTSH2020. To participate and vote during the annual meeting, you will need the 16-digit control number included on your Internet Notice or on your proxy card. Beneficial shareholders who do not have a control number may gain access to and vote at the meeting by logging in to their broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to access the meeting; instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee. If you lose your 16-digit control number, you may join the annual meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of shareholders as of the record date.

If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

What if a quorum is not present at the annual meeting?

If a quorum is not present at the scheduled time of the annual meeting, the chairperson of the meeting is authorized by our by-laws to adjourn the meeting without the vote of shareholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Where do I direct requests for materials mentioned in this proxy statement and how do I contact Cognizant’s secretary?

Please direct requests for materials mentioned in this proxy statement or other inquiries to our secretary. See “Helpful Resources” on page 69 for how to contact our secretary.

How do I vote by proxy?

We recommend that shareholders vote by proxy even if they plan to attend and vote during the annual meeting. If you are a shareholder of record, there are three ways to vote by proxy:

●	Use the Internet. You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	Call. You can vote by telephone by calling +1-800-690-6903 and following the instructions on the proxy card; or
●	Mail Your Proxy Card. You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 1, 2020.

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Can I change my vote after I submit my proxy?

Yes. If you are a registered shareholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the secretary of Cognizant prior to the annual meeting; or
●	by attending and voting during the annual meeting live webcast.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the annual meeting itself will not revoke your proxy unless you give written notice of revocation to the secretary before your proxy is voted or you vote at the annual meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

64     COGNIZANT

Whom should I contact if I have questions or need assistance voting?

Please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the annual meeting. Shareholders in the United States may call toll free at 1-800-607-0088. Banks and brokers and shareholders located outside of the United States may call collect at 1-203-658-9400.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the board. The board’s recommendations for each proposal are set forth on page 2, as well as with the description of each proposal in this proxy statement.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Abstentions and Broker Non-Votes
Proposal 1: Election of directors	Votes cast “for” exceed votes cast “against”.	No effect.
Proposal 2: Advisory (non-binding) vote on executive compensation (Say-on-Pay)	Majority of votes cast.	No effect.
Proposal 3: Ratification of appointment of independent registered public accounting firm	Majority of votes cast.	Abstentions will have no effect; no broker non-votes expected.
Proposal 4: Shareholder proposal regarding written consent	Majority of votes cast.	No effect.

What is an abstention and how will abstentions be treated?

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on any of the proposals before the annual meeting.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PwC as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, we expect that a broker will not be entitled to vote shares held for a beneficial owner on all of the other proposals to be voted on at the annual meeting. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the annual meeting of shareholders?

We plan to announce preliminary voting results at the annual meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the annual meeting.

Cognizant’s Annual Report on Form 10-K

A copy of Cognizant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“2019 Annual Report”), including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on April 6, 2020, without charge, upon written request addressed to our secretary. See “Helpful Resources” on page 69. A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our 2019 Annual Report at www.proxyvote.com and at www.cognizant.com.

2020 PROXY STATEMENT     65

Forward-Looking Statements and Non-GAAP Financial Measures

Forward-Looking Statements

This proxy statement, and the letter to shareholders included with this proxy statement, include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding opportunities in the marketplace, our cost structure, investment in and growth of our business, our realignment plans, the timing, cost and impact of the 2020 Fit for Growth Plan, our shift to digital solutions and services, our anticipated financial performance, our capital deployment plan and clarification, if any, by the Indian government as to the application of the Supreme Court’s ruling related to the India Defined Contribution Obligation. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the impact of the COVID-19 pandemic, changes in the regulatory environment, including with respect to immigration and taxes, and the other factors discussed in our most recent Annual Report on Form 10-K and other filings with the SEC. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Non-GAAP Financial Measures

Portions of our disclosure include non-GAAP financial measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of our non-GAAP financial measures to the corresponding GAAP measures, set forth below, should be carefully evaluated.

In 2018, we announced a plan to modify our non-GAAP financial measures. Our historical non-GAAP financial measures, non-GAAP operating margin, non-GAAP income from operations and non-GAAP diluted earnings per share (EPS), excluded stock-based compensation expense, acquisition-related charges and unusual items. Our non-GAAP diluted EPS additionally excluded net non-operating foreign currency exchange gains or losses and the tax impacts of all applicable adjustments. Our new non-GAAP financial measures, adjusted operating margin, adjusted income from operations and adjusted diluted EPS, exclude unusual items. Additionally, adjusted diluted EPS excludes net non-operating foreign currency exchange gains or losses and the tax impact of all applicable adjustments. The income tax impact of each item is calculated by applying the statutory rate and local tax regulations in the jurisdiction in which the item was incurred. Additionally, we introduced two new non-GAAP financial measures, free cash flow and constant currency revenue growth. Free cash flow is defined as cash flows from operating activities net of purchases of property and equipment. Constant currency revenue growth is defined as revenues for a given period restated at the comparative period’s foreign currency exchange rates measured against the comparative period’s reported revenues.

We believe providing investors with an operating view consistent with how we manage the company provides enhanced transparency into our operating results. For our internal management reporting and budgeting purposes, we use various GAAP and non-GAAP financial measures for financial and operational decision-making, to evaluate period-to-period comparisons, to determine portions of the compensation for our executive officers and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures excluding certain costs provides a meaningful supplemental measure for investors to evaluate our financial performance. We believe that the presentation of our non-GAAP financial measures along with reconciliations to the most comparable GAAP measure, as applicable, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and may exclude costs that are recurring such as our net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from our non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

66     COGNIZANT

Reconciliation to GAAP Financial Measures

The following table presents a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure for the years indicated.

(Dollars in millions, except per share data)	2017	% of Revenues	2018	% of Revenues	2019		% of Revenues
GAAP income from operations and operating margin	$2,481	16.8%	$2,801	17.4%	$2,453		14.6%
Realignment charges[1]	72	0.5	19	0.1	169		1.0
Incremental accrual related to the India Defined	–	–	–	–	117		0.7
Contribution Obligation[2]
2020 Fit for Growth Plan restructuring charges[3]	–	–	–	–	48		0.3
Initial funding of Cognizant U.S. Foundation[4]	–	–	100	0.6	–		–
Adjusted income from operations and adjusted operating margin	$2,553	17.3%	$2,920	18.1%	$2,787		16.6%
Stock-based compensation expense[5]	221	1.5	267	1.6	–	[13]	–	[13]
Acquisition-related charges[6]	138	0.9	158	1.0	–	[13]	–	[13]
Non-GAAP income from operations and non-GAAP operating margin	$2,912	19.7%	$3,345	20.7%	–	[13]	–	[13]

GAAP diluted EPS	$2.53		$3.60		$3.29
Effect of realignment charges, incremental accrual related to	0.12		0.20		0.60
the India Defined Contribution Obligation, 2020 Fit for Growth
Plan restructuring charges and initial funding of Cognizant U.S.
Foundation, as applicable, pre-tax
Effect of non-operating foreign currency exchange	(0.12)		0.26		0.11
losses (gains), pre-tax[7]
Tax effect of above adjustments[8]	(0.06)		(0.03)		(0.15)
Effect of the equity method investment impairment[9]	–		–		0.10
Effect of the India Tax Law[10]	–		–		0.04
Effect of net incremental income tax expense related	1.04		(0.01)		–
to the Tax Reform Act[11]
Effect of recognition of income tax benefit related to an	(0.09)		–		–
uncertain tax position[12]
Adjusted diluted EPS	$3.42		$4.02		$3.99
Effect of stock-based compensation expense and acquisition-	0.60		0.73		0.75
related charges, pre-tax
Tax effect of stock-based compensation expense and	(0.25)		(0.18)		(0.16)
acquisition-related charges[8]
Non-GAAP diluted EPS	$3.77		$4.57		$4.58

Net cash provided by operating activities	$2,407		$2,592		$2,499
Purchases of property and equipment	(284)		(377)		(392)
Free cash flow	$2,123		$2,215		$2,107
[1]	As part of our realignment program, we incurred costs associated with our CEO transition and the departure of our President, employee separation costs, employee retention costs and third party realignment costs, as applicable. See Note 4 to the Consolidated Financial Statements in our 2019 Annual Report.
[2]	In 2019, we recorded an accrual of $117 million related to certain statutory defined contribution obligations of employees and employers in India (the "India Defined Contribution Obligation") as further described in Note 15 to the Consolidated Financial Statements in our 2019 Annual Report.
[3]	In 2019, we incurred certain employee separation, employee retention and facility exit costs under our 2020 Fit for Growth Plan. See Note 4 to the Consolidated Financial Statements in our 2019 Annual Report.
[4]	In 2018, we provided $100 million of initial funding to Cognizant U.S. Foundation. This cost is reported in “Selling, general and administrative expenses” in our Consolidated Statement of Operations in our 2019 Annual Report.
[5]	Stock-based compensation expense reported in:

	For the years ended December 31,
(in millions)	2017	2018	2019
Cost of revenues	$55	$62	–	[13]
Selling, general and administrative expenses	166	205	–	[13]
[6]	Acquisition-related charges include amortization of purchased intangible assets included in the depreciation and amortization expense line on our Consolidated Statements of Operations in our 2019 Annual Report, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs, as applicable.

2020 PROXY STATEMENT     67

[7]	Non-operating foreign currency exchange gains and losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes, are reported in “Foreign currency exchange gains (losses), net” in our Consolidated Statements of Operations in our 2019 Annual Report.
[8]	Presented below are the tax impacts of each of our non-GAAP adjustments to pre-tax income:

	For the years ended December 31,
(in millions)	2017	2018	2019
Non-GAAP income tax benefit (expense) related to:
Realignment charges	$25	$5	$43
Foreign currency exchange gains and losses	10	(12)	(1)
2020 Fit for Growth Plan restructuring charges	–	–	13
Incremental accrual related to the India Defined Contribution Obligation	–	–	31
Initial funding of Cognizant U.S. Foundation	–	28	–
Stock-based compensation expense	101	66	32
Acquisition-related charges	48	38	55
The effective income tax rate related to each of our non-GAAP adjustments varies depending on the jurisdictions in which such income and expenses are generated and the statutory rates applicable in those jurisdictions.
[9]	In 2019, we recorded an impairment charge of $57 million on one of our equity investments as further described in Note 5 to our Consolidated Financial Statements in our 2019 Annual Report.
[10]	In 2019, we recorded a one-time net income tax expense of $21 million as a result of the enactment of a new tax law in India. See Note 11 to our Consolidated Financial Statements in our 2019 Annual Report.
[11]	In 2017, in connection with the enactment of the Tax Cuts and Jobs Act (the “Tax Reform Act”), we recorded a one-time provisional net income tax expense of $617 million. In 2018, we finalized our calculation of the one-time net income tax expense related to the enactment of the Tax Reform Act and recognized a $5 million income tax benefit, which reduced our provision for income taxes.
[12]	In 2017, we recognized an income tax benefit previously unrecognized in our consolidated financial statements related to a specific uncertain tax position of $55 million. The recognition of the benefit in 2017 was based on management’s reassessment regarding whether this unrecognized tax benefit met the more-likely-than-not threshold in light of the lapse in the statute of limitations as to a portion of such benefit.
[13]	Reconciliations to 2019 non-GAAP income from operations and non-GAAP operating margin are not presented in the above table as the 2019 numbers are not presented in this proxy statement or otherwise disclosed publicly.

68     COGNIZANT

Helpful Resources

Weblinks

Board of Directors
Cognizant Board Board Committee Charters	https://www.cognizant.com/about-cognizant/board-of-directors
Audit Committee	https://www.cognizant.com/about-cognizant-resources/audit-committee-charter.pdf
Finance and Strategy Committee	https://www.cognizant.com/about-cognizant-resources/finance-committee-charter.pdf
Management Development and Compensation Committee	https://www.cognizant.com/about-cognizant-resources/management-development-and-compensation-committee-charter.pdf
Nominating, Governance and Public Affairs Committee	https://www.cognizant.com/about-cognizant-resources/nominating-governance-and-public-affairs-committee-charter.pdf

Financial Reporting
2019 Annual Report	https://investors.cognizant.com/home/default.aspx#annual-report

Cognizant
Corporate Website	https://www.cognizant.com/
Leadership Team	https://www.cognizant.com/about-cognizant/leadership-team
Investor Relations	https://investors.cognizant.com
Public Policy	https://www.cognizant.com/about-cognizant/public-policy
Sustainability	https://www.cognizant.com/about-cognizant/sustainability

Governance Documents
By-laws	https://www.cognizant.com/about-cognizant-resources/by-laws.pdf
Certificate of Incorporation	https://www.cognizant.com/about-cognizant-resources/certificate-of-incorporation.pdf
Code of Ethics	https://www.cognizant.com/codeofethics.pdf
Corporate Governance Guidelines	https://www.cognizant.com/about-cognizant-resources/corporate-governance-guidelines.pdf

Weblinks are provided for convenience only and the content on the referenced websites does not constitute a part of this proxy statement.

Contacts

Company Contacts

Board or Secretary
corporategovernance@cognizant.com

General Counsel
generalcounsel@cognizant.com

Chief Compliance Officer
chiefcomplianceofficer@cognizant.com

…or mail or fax to our principal executive offices,
attention to the applicable contact

Our Principal Executive Offices

Cognizant Technology Solutions
Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, New Jersey 07666
Fax: 201-801-0243

To Request Copies of the Internet Notice or Proxy Materials

Broadridge Financial Solutions, Inc.
(Tabulator/Inspector of Election)
Broadridge
Householding Department
51 Mercedes Way
Edgewood, New York 11717
Phone: 866-540-7095

For Questions or Assistance Voting

Morrow Sodali LLC
(Proxy Solicitor for the Company)
Shareholders in the United States call toll-free: 1-800-607-0088
Banks and brokers and shareholders outside of the United States call collect: 1-203-658-9400

2020 PROXY STATEMENT 69

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
GLENPOINTE CENTRE WEST
500 FRANK W. BURR BLVD.
TEANECK, NJ 07666

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above with your smartphone or tablet

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CTSH2020

You may attend the meeting via the Internet and vote during the meeting when the polls are open. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow ➔XXXX XXXX XXXX XXXX available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	D12652-P34045	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
The Board of Directors recommends you vote FOR each of the nominees:

1.	Election of directors to serve until the 2021 annual meeting of shareholders.
	Nominees		For	Against	Abstain
	1a.	Zein Abdalla	☐	☐	☐

	1b.	Vinita Bali	☐	☐	☐

	1c.	Maureen Breakiron-Evans	☐	☐	☐

	1d.	Archana Deskus	☐	☐	☐

	1e.	John M. Dineen	☐	☐	☐

	1f.	John N. Fox, Jr.	☐	☐	☐

	1g.	Brian Humphries	☐	☐	☐

	1h.	Leo S. Mackay, Jr.	☐	☐	☐

	1i.	Michael Patsalos-Fox	☐	☐	☐

	1j.	Joseph M. Velli	☐	☐	☐

	1k.	Sandra S. Wijnberg	☐	☐	☐

The board of directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Approve, on an advisory (non-binding) basis, the compensation of the company's named executive officers.	☐	☐	☐

3.	Ratify the appointment of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐

The board of directors recommends you vote AGAINST proposal 4.		For	Against	Abstain

4.	Shareholder proposal requesting that the board of directors take action as necessary to permit shareholder action by written consent.	☐	☐	☐

Note: To transact such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D12653-P34045

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
CLASS A COMMON STOCK
JUNE 2, 2020

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

The undersigned shareholder(s) of Cognizant Technology Solutions Corporation hereby appoint(s) Karen McLoughlin, Chief Financial Officer of the company, Matthew Friedrich, Executive Vice President, General Counsel, Chief Corporate Affairs Officer and Secretary of the company, Robert Telesmanic, Senior Vice President, Controller and Chief Accounting Officer of the company, and Harry Demas, Vice President, Deputy General Counsel and Assistant Secretary of the company, as proxies, with full power of substitution, to vote all shares of the company's Class A Common Stock which the undersigned shareholder(s) is/are entitled to vote at the company's 2020 annual meeting of shareholders or any postponement, continuation or adjournment thereof.

This proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the board of directors' recommendations. The proxies are further authorized to vote in their discretion (1) for the election of any person to the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve, (2) on any matter that the board of directors did not know would be presented at the annual meeting by a reasonable time before the proxy solicitation was made, and (3) on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof.

Continued and to be signed on reverse side